                                                                  Exhibit 10.25

                                                                  Execution Copy






                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF DECEMBER 12, 1997

                                      AMONG

                           AMERICA WEST AIRLINES, INC.
                                 AS THE COMPANY,



                           THE LENDERS LISTED HEREIN,
                                 AS THE LENDERS,



                                       AND


           THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY,
                 AS ARRANGER, INITIAL ISSUING BANK AND THE AGENT

                               TABLE OF CONTENTS
                                                                             PAGE
                                                                             ----
SECTION 1.    DEFINITIONS..................................................    1
              1.1   CERTAIN DEFINED TERMS..................................    1
              1.2   ACCOUNTING TERMS; UTILIZATION OF GAAP FOR
                    PURPOSES OF CALCULATIONS UNDER AGREEMENT...............   30
              1.3   OTHER DEFINITIONAL PROVISIONS..........................   30

SECTION 2.    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...................   30
              2.1   COMMITMENTS; MAKING OF REVOLVING LOANS AND
                    CONVERSION INTO TERM LOANS; NOTES; REGISTER............   30
                    A.  COMMITMENTS........................................   30
                    B.  BORROWING MECHANICS................................   32
                    C.  DISBURSEMENT OF FUNDS..............................   32
                    D.  NOTES..............................................   33
                    E.  THE REGISTER.......................................   34
              2.2  INTEREST ON THE LOANS...................................   34
                    A.  RATE OF INTEREST...................................   34
                    B.  INTEREST PERIODS...................................   35
                    C.  INTEREST PAYMENTS..................................   36
                    D.  CONVERSION OR CONTINUATION.........................   36
                    E.  DEFAULT RATE.......................................   37
                    COMPUTATION OF INTEREST................................   37
              2.3  FEES....................................................   38
                    A.  COMMITMENT FEES....................................   38
                    B.  CONVERSION FEE.....................................   38
                    C.  LETTER OF CREDIT FEES..............................   38
                    D.  AGENT'S FEES.......................................   38
              2.4  REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN
                    REVOLVING LOAN COMMITMENTS; GENERAL
                    PROVISIONS REGARDING PAYMENTS..........................   39
                    A.  SCHEDULED TERM LOAN PRINCIPAL PAYMENTS.............   39
                    B.  PREPAYMENTS AND UNSCHEDULED REDUCTIONS
                        IN REVOLVING LOAN COMMITMENTS......................   39
                    C.  GENERAL PROVISIONS REGARDING PAYMENTS..............   45
              2.5  USE OF PROCEEDS.........................................   46
                    A.  GENERAL CORPORATE PURPOSES.........................   46
                    B.  MARGIN REGULATIONS.................................   46

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
              2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
                    LOANS..................................................   47
                    A.  DETERMINATION OF APPLICABLE INTEREST RATE..........   47
                    B.  INABILITY TO DETERMINE APPLICABLE
                        INTEREST RATE......................................   47
                    C.  ILLEGALITY OR IMPRACTICABILITY OF
                        EURODOLLAR RATE LOANS..............................   47
                    D.  COMPENSATION FOR BREAKAGE OR
                        NON-COMMENCEMENT OF INTEREST PERIODS...............   48
                    E.  BOOKING OF EURODOLLAR RATE LOANS...................   49
                    F.  ASSUMPTIONS CONCERNING FUNDING OF
                        EURODOLLAR RATE LOANS..............................   49
                    G.  EURODOLLAR RATE LOANS AFTER DEFAULT................   49
              2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY................   49
                    A.  COMPENSATION FOR INCREASED COSTS AND
                        TAXES..............................................   49
                    B.  WITHHOLDING OF TAXES...............................   50
                    C.  CAPITAL ADEQUACY ADJUSTMENT........................   52
                    D.  SUBSTITUTE LENDERS.................................   53
              2.8  OBLIGATION OF LENDERS TO MITIGATE.......................   53
              2.9  LETTERS OF CREDIT.......................................   54
              2.10 BORROWING BASE..........................................   61
                    A.  BORROWING BASE.....................................   61
                    B.  COLLATERAL.........................................   61
                    C.  APPROVED APPRAISAL AND APPRAISERS..................   63
                    D.  BORROWING BASE CERTIFICATE.........................   64
SECTION 3.    CONDITIONS TO LOANS AND CONVERSION OF LOANS..................   65
              3.1  CONDITIONS TO CLOSING DATE..............................   65
                    A.  COMPANY DOCUMENTS..................................   65
                    B.  NECESSARY CONSENTS.................................   66
                    C.  FINANCIAL CONDITION CERTIFICATE....................   66
                    D.  OPINIONS OF COMPANY'S COUNSEL......................   66
                    E.  OPINIONS OF GENERAL COUNSEL........................   66
                    F.  OPINIONS OF ARIZONA COUNSEL........................   66
                    G.  OPINIONS OF FAA COUNSEL............................   66
                    H.  FEES...............................................   67
                    I.  EVIDENCE OF INSURANCE..............................   67
                    J.  REPRESENTATIONS AND WARRANTIES;
                        PERFORMANCE OF AGREEMENTS..........................   67
                    K.  COMPLIANCE CERTIFICATE.............................   67
                    L.  COMPLETION OF PROCEEDINGS..........................   67
                    M.  APPRAISAL AND BORROWING BASE

                        CERTIFICATE........................................   67
                    N.  ELIGIBLE ASSETS....................................   67
                    O.  SECURITY AGREEMENTS................................   68
                    P.  CONSENTS...........................................   68
              3.2  CONDITIONS TO ALL LOANS.................................   68
                    A.  CONDITIONS TO ALL LOANS............................   68
                    B.  ADDITIONAL COLLATERAL..............................   70
              3.3  CONDITIONS TO CONVERSION OF REVOLVING LOANS
                   INTO TERM LOANS.........................................   70

SECTION 4.    COMPANY'S REPRESENTATIONS AND WARRANTIES.....................   72
              4.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD
                    STANDING, BUSINESS AND SUBSIDIARIES....................   72
                    A.  ORGANIZATION AND POWERS............................   72
                    B.  QUALIFICATION AND GOOD STANDING; AIR
                        CARRIER CERTIFICATION..............................   72
                    C.  SUBSIDIARIES.......................................   72
              4.2  AUTHORIZATION OF BORROWING, ETC.........................   73
                    A.  AUTHORIZATION OF BORROWING.........................   73
                    B.  NO CONFLICT........................................   73
                    C.  GOVERNMENTAL CONSENTS..............................   73
                    D.  BINDING OBLIGATION.................................   74
              4.3  FINANCIAL CONDITION.....................................   74
              4.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED
                   PAYMENTS................................................   74
              4.5  TITLE TO PROPERTIES; LIENS..............................   75
              4.6  LITIGATION; ADVERSE FACTS...............................   75
              4.7  PAYMENT OF TAXES........................................   75
              4.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE
                   AGREEMENTS..............................................   76
              4.9  GOVERNMENTAL REGULATION.................................   76
              4.10 SECURITIES ACTIVITIES...................................   76
              4.11 EMPLOYEE BENEFIT PLANS..................................   76
              4.12 ENVIRONMENTAL PROTECTION................................   77
              4.13 SOLVENCY................................................   78
              4.14 DISCLOSURE..............................................   78

SECTION 5.    COMPANY'S AFFIRMATIVE COVENANTS..............................   79
              5.1  FINANCIAL STATEMENTS AND OTHER REPORTS..................   79
              5.2  CORPORATE EXISTENCE.....................................   84
              5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION..........   84
              5.4  MAINTENANCE OF PROPERTIES; INSURANCE....................   84
              5.5  INSPECTION..............................................   85

              5.6  COMPLIANCE WITH LAWS, ETC...............................   85
              5.7  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS
                   MATERIALS...............................................   85
              5.8  FURTHER ASSURANCES......................................   86
              5.9  EMPLOYEE BENEFIT PLANS..................................   86
              5.10 FAA MATTERS; CITIZENSHIP.................................  86
              5.11 CHANGES IN GAAP..........................................  87

SECTION 6.    COMPANY'S NEGATIVE COVENANTS.................................   87
              6.1  RESERVED.................................................  87
              6.2  LIENS AND RELATED MATTERS...............................   87
                    A.  PROHIBITION ON LIENS...............................   87
                    B.  NO RESTRICTIONS ON SUBSIDIARY
                        DISTRIBUTIONS TO COMPANY OR OTHER
                        SUBSIDIARIES.......................................   88
              6.3  INVESTMENTS.............................................   88
              6.4  RESTRICTED PAYMENTS.....................................   88
              6.5  FINANCIAL COVENANTS.....................................   89
                    A.  MINIMUM FIXED CHARGE COVERAGE RATIO................   89
                    B.  MAXIMUM LEVERAGE RATIO.............................   89
                    C.  MINIMUM NET WORTH..................................   89
                    D.  MINIMUM LIQUIDITY..................................   89
                    E.  NONAIRCRAFT DEBT...................................   89
              6.6   RESTRICTION ON FUNDAMENTAL CHANGES; ASSET
                    SALES AND ACQUISITIONS; NEW SUBSIDIARIES...............   90
              6.7  SALES AND LEASE-BACKS...................................   91
              6.8  TRANSACTIONS WITH AFFILIATES............................   91
              6.9  CONDUCT OF BUSINESS.....................................   92
              6.10 MERGER OR CONSOLIDATION.................................   92
              6.11 LIMITATION ON ASSET SALES...............................   93
              6.12 LIMITATION ON ISSUANCES AND DISPOSITIONS OF
                   CAPITAL STOCK OF SUBSIDIARIES...........................   93
              6.13 LIMITATION ON CREATION OF NEW SUBSIDIARIES...............  94

SECTION 7.    EVENTS OF DEFAULT............................................   94
              7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.......................   94
              7.2  DEFAULT IN OTHER AGREEMENTS.............................   94
              7.3  BREACH OF CERTAIN COVENANTS.............................   95
              7.4  BREACH OF WARRANTY......................................   95
              7.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.....................   95
              7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF
                   RECEIVER, ETC...........................................   95

              7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF
                   RECEIVER, ETC...........................................   96
              7.8  JUDGMENTS AND ATTACHMENTS...............................   96
              7.9  DISSOLUTION.............................................   96
              7.10 RESERVED................................................   96
              7.11 FAILURE OF SECURITY.....................................   96

SECTION 8.    AGENT........................................................   97
              8.1  APPOINTMENT.............................................   97
              8.2  POWERS AND DUTIES; GENERAL IMMUNITY.....................   98
                    A.  POWERS; DUTIES SPECIFIED...........................   98
                    B.  NO RESPONSIBILITY FOR CERTAIN MATTERS..............   98
                    C.  EXCULPATORY PROVISIONS.............................   98
                    D.  AGENT ENTITLED TO ACT AS LENDER....................   99
              8.3  REPRESENTATIONS AND WARRANTIES; NO RELIANCE.............   99
              8.4  RIGHT TO INDEMNITY......................................   99
              8.5  SECURITY AGREEMENTS.....................................  100
              8.6  SUCCESSOR AGENT.........................................  100

SECTION 9.    MISCELLANEOUS................................................  101
              9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS.................  101
                    A.  GENERAL............................................  101
                    B.  ASSIGNMENTS........................................  101
                    C.  PARTICIPATIONS.....................................  103
                    D.  ASSIGNMENTS TO FEDERAL RESERVE BANKS...............  103
                    E.  INFORMATION........................................  103
              9.2  EXPENSES................................................  104
              9.3  INDEMNITY...............................................  104
              9.4  SET-OFF.................................................  105
              9.5  RATABLE SHARING.........................................  105
              9.6  AMENDMENTS AND WAIVERS..................................  106
              9.7  INDEPENDENCE OF COVENANTS...............................  107
              9.8  NOTICES.................................................  108
              9.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                   AGREEMENTS..............................................  108
              9.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
                   CUMULATIVE..............................................  108
              9.11 MARSHALLING; PAYMENTS SET ASIDE.........................  108
              9.12 SEVERABILITY............................................  109

              9.13 OBLIGATIONS SEVERAL; INDEPENDENT
                   NATURE OF LENDERS' RIGHTS...............................  109


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
              9.14  HEADINGS...............................................  109
              9.15  APPLICABLE LAW.........................................  109
              9.16  SUCCESSORS AND ASSIGNS.................................  110
              9.17  CONSENT TO JURISDICTION AND SERVICE OF
                    PROCESS................................................  110
              9.18  WAIVER OF JURY TRIAL...................................  110
              9.19  CONFIDENTIALITY........................................  111
              9.20  COUNTERPARTS; EFFECTIVENESS............................  111
              9.21  INTEGRATION............................................  111

                           AMERICA WEST AIRLINES, INC.
                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is dated as of December 12, 1997 and entered into by and among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively, together with the other institutions that become lenders pursuant to subsection 9.1, as the "LENDERS"), THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, as initial issuing bank (the "INITIAL ISSUING BANK") and as Arranger and Agent for the Lenders (in such last capacity, the "AGENT").

                                 R E C I T A L S


         WHEREAS, the Lenders and the Agent wish to provide the Company a revolving and term loan facility under and subject to the terms provided herein;

         NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Company, the Issuing Bank, the Lenders and the Agent hereby agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ACT" means Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date hereof, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Subsidiary of such first Person) in which any other Person (other than such first Person or any of its Subsidiaries) has a joint or shared interest, except to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period out of funds legally available therefor; (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such first Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such first Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of such first Person which Subsidiary is subject to a Payment Restriction, except (A) such exclusion shall not apply to the extent of the amount of cash dividends or other distributions actually paid to, and received by, such first Person or any of its Subsidiaries during such period from such Subsidiary in compliance with such Payment Restriction out of funds legally available therefor and (B) such exclusion shall apply only while such Payment Restriction is in effect, and upon the elimination or reduction of such Payment Restriction, the previously excluded net income (or loss) shall be added back retroactively; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all net extraordinary gains and extraordinary losses.

         "ADJUSTED DEBT" of any Person means at any date Indebtedness (including Guarantees) plus (without duplication) the net present value of all remaining future minimum aircraft lease payments under noncancelable Operating Leases discounted at an annual rate of ten percent.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the numeric average of the quotes (expressed as a rate per annum and rounded upward to the nearest l/16 of one percent) appearing on the Reuters LIBO Screen (or such other screen as may, in the opinion of the Agent, replace such screen on that system for the purpose of displaying such rate) at or about 11:00 a.m. (London time) on such Interest Rate Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurodollar liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period, and if such rate quotation cannot be obtained by the Agent, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest l/16 of one percent) of the offered quotation, if any, to first class banks in the London interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period; provided that if any Reference Lender fails to provide the Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation provided by the Agent, and that, if any, provided to the Agent by the other Reference Lender.

      "ADJUSTMENT EVENT" means any event of loss or damage to Rotables which causes a reduction in the book value of Rotables, as reasonably determined by the Company, in excess of $5,000,000.

      "AFFECTED LENDER" has the meaning assigned to that term in subsection
2.6C.

      "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

      "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

      "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.6.

      "AGREEMENT" means this Revolving Loan Agreement dated as of December 12, 1997, as it may be amended, supplemented or otherwise modified from time to time.

      "AIRCRAFT" means an Airframe together with the Engines identified therewith in Schedule I of, or a supplement to, an Aircraft Security Agreement, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe.

      "AIRCRAFT RENTAL EXPENSE" means, for any period, the aggregate amount of all rents expensed by the Company under all Operating Leases of aircraft and spare aircraft engines to which the Company is a party.

      "AIRCRAFT SECURITY AGREEMENT" means an Aircraft Security Agreement substantially in the form of Exhibit A hereto, as such Aircraft Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "AIRFRAME" means each Airframe as defined in and from time to time subject to the Aircraft Security Agreement.


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
      "ALLIANCE AGREEMENTS" means those certain business alliance agreements among the Company, Continental Airlines, Inc. and Mesa Airlines, Inc. that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements.

      "AMENDED AND RESTATED NOTES" means (i) the promissory notes of the Company amended and restated pursuant to subsection 2.1D(i) on the Conversion Date with respect to the Term Loans and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit III-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

      "APPLICABLE MARGIN" for each Base Rate Loan and Eurodollar Rate Loan shall be the percentage set forth below for that type of Loan for the periods set forth below, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:


                                                     Revolving Period
            Rating                            LIBOR Margin/Base Rate Margin
            ------                            -----------------------------
B3 or below by Moody's or                               2.50%/1.00%
B- or below by S&P

B 2 by Moody's or                                       2.00%/.50%
B by S&P

B 1 by Moody's or                                       1.625%/.25%
B+ by S&P

Ba3 by Moody's or                                       1.375%/0
BB- by S&P

Ba2 by Moody's or                                       1.00%/0
BB by S&P

Ba1 by Moody's or                                        .75%/0
BB+ by S&P

Baa3 by Moody's or                                       .60%/0
BBB- by S&P

Baa2 or higher by Moody's or                             .50%/0
BBB or higher by S&P

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
                                                      Term Period
            Rating                            LIBOR Margin/Base Rate Margin
            ------                            -----------------------------
B3 or below by Moody's or                            2.75%/1.25%
B- or below by S&P

B2 by Moody's or                                     2.50%/1.00%
B by S&P

B1 by Moody's or                                     2.00%/.50%
B+ by S&P

Ba3 by Moody's or                                    1.625%/.25%
BB- by S&P

Ba2 by Moody's or                                    1.375%/0
BB by S&P

Ba1 by Moody's or                                    1.0%/0
BB+ by S&P

Baa3 by Moody's or                                   .75%/0
BBB- by S&P

Baa2 or higher by Moody's or                         .60%/0
BBB by S&P



Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

Notwithstanding the foregoing, the Applicable Margin shall equal the Commitment Fee Rate for the portion of the Loans collateralized with Cash under the terms of the Cash and Cash Equivalents Security Agreement.

      "APPROVED APPRAISAL" has the meaning given such term in subsection 2.10.

      "APPROVED APPRAISER" has the meaning given such term in subsection 2.10.

      "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of the Company, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by the provisions of subsection 6.08; provided that none of (A) sales or other dispositions of inventory, receivables and other current assets, (B) sale or other dispositions of surplus equipment, spare parts, expendable inventories, furniture or fixtures in an aggregate amount not to exceed $10,000,000 in any Fiscal Year of the Company, (C) sale leasebacks of aircraft (including aircraft engines installed thereon) in the Company's fleet, spare aircraft engines, aircraft parts, simulators and passenger loading bridges or other flight or ground equipment or the Company's office building located at 222 South Mill Avenue, Tempe, Arizona or (D) $20,000,000 of other sales in any Fiscal Year of the Company shall be included within the meaning of "Asset Sale."

      "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

      "BANKRUPTCY CODE" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

      "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

      "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

      "BORROWING BASE" means --

(i) at any time before the Conversion Date, an aggregate amount equal to:


                  (A) 100% of the Dollar amount of Cash and Permitted Cash Equivalents held by the Agent at such time in the Cash Collateral Account, plus



                  (B) 85% of the Fair Market Value of all Stage III Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus



                  (C) 75% of the Fair Market Value of all Stage II Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus



                  (D) with respect to Rotables, 66% of the lower of (x) the then Adjusted Fair Market Value of the Rotables (as hereinafter defined) and
         (y) the book value of the Rotables as certified by the Company in the then most recently delivered Borrowing Base Certificate; the "Adjusted Fair Market Value of the Rotables" (1) on any date from and after the date of the then most recently delivered Approved Appraisal (an "Appraisal Date") and prior to the next succeeding date on which the Company shall deliver a Borrowing Base Certificate, shall equal the Fair Market Value of the Rotables as set forth in such Approved Appraisal and

         (2) on any date thereafter and prior to the date of the next succeeding Approved Appraisal, shall equal the product of (x) the book value of the Rotables, as set forth in the then most recently delivered Borrowing Base Certificate, multiplied by (y) a fraction, of which the numerator shall be the Fair Market Value of the Rotables, as of the Appraisal Date referred to in clause (1) above, and the denominator shall be the book value of the Rotables, as set forth in the Borrowing Base Certificate delivered on or next preceding such Appraisal Date provided, however, that for the period from and after the Closing Date to the first Appraisal Date to occur thereafter, the fraction described in (2)(y) above (expressed as a decimal) shall be .6512, plus



                  (E) 66% of the Fair Market Value of the Hangar as stated in the most recently delivered Approved Appraisal thereof, plus



                  (F) 66% of the Fair Market Value of the Simulators as stated in the then most recently delivered Approved Appraisal, plus



                  (G) 66% of the Fair Market Value of the Spare Engines as stated in the then most recently delivered Approved Appraisal; and


(ii) on and after the Conversion Date, an aggregate amount equal to:


                  (A) 100% of the Dollar amount of Cash and Permitted Cash Equivalents held by the Agent at such time in the Cash Collateral Account, plus



                  (B) 75% of the Fair Market Value of all Stage III Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus



                  (C) 65% of the Fair Market Value of all Stage II Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus



                  (D) with respect to Rotables, 55% of the lower of (x) the then Adjusted Fair Market Value of the Rotables (as defined in clause (i)(D) above) and (y) the book value of the Rotables as certified by the Company in the then most recently delivered Borrowing Base Certificate, plus



                  (E) 55% of the Fair Market Value of the Hangar as stated in the most recently delivered Approved Appraisal thereof, plus



                  (F) 55% of the Fair Market Value of the Simulators as stated in the then most recently delivered Approved Appraisal, plus



                  (G) 55% of the Fair Market Value of the Spare Engines as stated in the then most recently delivered Approved Appraisal.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by the Company pursuant to Section
2.10 with respect to the calculation of the Borrowing Base.

         "BORROWING BASE COLLATERAL" means, at any time, Eligible Assets that are subject to the Lien of a Security Agreement at such time.

         "BORROWING BASE DEFICIENCY" means, at any time when the Borrowing Base, as calculated in the Borrowing Base Certificate then most recently delivered, is less than Outstanding Amounts, the amount of such deficiency.

         "BORROWING BASE VALUE" means, with respect to any Borrowing Base Collateral, the value attributed to such Borrowing Base Collateral from time to time pursuant to the definition of Borrowing Base.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, California or Arizona or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

         "CASH" means money, currency or a credit balance.

         "CASH AND CASH EQUIVALENT SECURITY AGREEMENT" means a Cash and Cash Equivalent Security Agreement substantially in the form of Exhibit B hereto, as such Cash and Cash Equivalent Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "CASH COLLATERAL ACCOUNT" has the meaning given such term in the Cash and Cash Equivalent Security Agreement.

         "CASH COLLATERALIZED L/C FEE RATE" shall be the percentage set forth below, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:


Rating                                           Rate
------                                           ----
B3 or below by Moody's or                        .875%
B- or below by S&P

B2 by Moody's or                                 .75%
B by S&P

B1 by Moody's or                                 .65%
B+ by S&P

Ba3 by Moody's or                                .60%
BB- by S&P

Ba2 by Moody's or                                .50%
BB by S&P

Ba1 by Moody's or                                .45%
BB+ by S&P

Baa3 by Moody's or                               .4375%
BBB- by S&P

Baa2 or higher by Moody's or                     .40%
BBB or higher by S&P



Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

         "CERTIFICATE RE NON-BANK STATUS" means, as to any Lender, a certificate as to such Lender's exemption from U.S. withholding tax, substantially in the form of Exhibit VII annexed hereto delivered by such Lender to the Agent pursuant to subsection 2.7B(iii).

         "CHANGE OF CONTROL" means (i) the acquisition at any time by any Person (other than TPG, L.P.) or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 25% of the total voting power of the Voting Stock of the Company; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Company to any Person (other than TPG, L.P.) or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Company, with or into another corporation, or the merger of another corporation into the Company, or any other transaction, with the effect that a Person (other than TPG, L.P.) or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 25% of the Voting Stock of the Company, or (if the Company is not the surviving corporation in such transaction) such other corporation, as the case may be (including indirect ownership through another Person other than TPG, L.P. or through two or more Persons acting in concert); or (iv) the liquidation or dissolution of the Company. For purposes of this definition, the term Person includes a "person" within the meaning of
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

         "CLOSING DATE" means the date when the conditions of Section 3.1 hereof have been satisfied and this Agreement has become effective.

         "COLLATERAL" means all of the properties and assets that are from time to time subject to the Liens purported to be granted by the Security Agreements.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company in the ordinary course of its business.

         "COMMITMENT FEE RATE" shall be the percentage set forth below, subject to adjustment, upward or downward, as shown below, effective one Business Day following the announcement by Moody's or S&P of the change in such agency's rating of the Company's senior unsecured debt obligations giving rise to such adjustment:


Rating                                           Rate
------                                           ----
B3 or below by Moody's or                        .625%
B- or below by S&P

B2 by Moody's or                                 .50%
B by S&P

B1 by Moody's or                                 .40%
B+ by S&P

Ba3 by Moody's or                                .35%
BB- by S&P

Ba2 by Moody's or                                .25%
BB by S&P

Ba1 by Moody's or                                .20%
BB+ by S&P

Baa3 by Moody's or                               .1875%
BBB- by S&P

Baa2 or higher by Moody's or                     .15%
BBB or higher by S&P



         Upon a change in the rating of the Company's senior unsecured debt obligations by Moody's or S&P, the Agent shall determine if there is a split rating. If so, the more creditworthy of the two ratings shall be used to determine if the rating of such obligations has changed in order to determine if an adjustment shall be made, except that if the less creditworthy of the two ratings is two or more rating categories below the more creditworthy rating, the applicable rating shall be deemed to be the rating category which is one rating category below the more creditworthy rating.

         "COMMITMENTS" means the commitments of the Lenders to make and convert Loans as set forth in subsection 2.1A and to issue Letters of Credit set forth in subsection 2.9.

         "COMMODITY AGREEMENT" means any agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of its business.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement and its permitted successors and assigns.

         "COMPANY COMMON STOCK" means the Common Stock of the Company, par value $0.01 per share.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Agent and the Lenders by the Company pursuant to subsection 5.1(iv).

         "CONDEMNATION PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

         "CONFIDENTIAL INFORMATION" means information that the Company furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Company.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION DATE" means the date on which Revolving Loans are converted to Term Loans pursuant to subsection 2.1A(ii).

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the portion of any Revolving Loan or Term Loan required to be made to the Company by such Lender pursuant to Section 2.1 or 2.9, as the case may be, at or prior to such time which has not been made by such Lender or by the Agent for the account of such Lender pursuant to Section 2.1C or 2.9C, as the case may be, at such time.

         "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (i) the Issuing Bank pursuant to Section
2.9 to purchase a participation in a Letter of Credit made by such Issuing Bank,
(ii) the Agent pursuant to Section 2.1 to reimburse the Agent for the amount of any Loan made by the Agent for the account of such Lender or (iii) any other Lender pursuant to Section 2.1 to purchase any participation in Loans owing to such other Lender.

         "DEFAULTING LENDER" means, at any time, any Lender that, at such time, owes a Defaulted Advance or a Defaulted Amount.

         "DESIGNATED LOCATIONS" has the meaning given such term in the Spare Parts Security Agreement.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EBITDA" means, with respect to the Company, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income including state franchise taxes based on income, (iv) total consolidated depreciation expense,
(v) total consolidated amortization expense, and (vi) other non-cash items reducing Adjusted Consolidated Net Income less other non-cash items increasing Adjusted Consolidated Net Income.

         "ELIGIBLE ASSETS" has the meaning given such term in Subsection 2.10.

         "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof and having total assets on a consolidated basis in excess of $1,000,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other institutional investor organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000 which extends credit or buys loans as one of its businesses including, but not limited to, investment banks, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agent and the Company; and (B) any Lender and any Affiliate of any Lender; provided that neither the Company nor any Affiliate of the Company shall be an Eligible Assignee.

         "ELIGIBLE SIMULATOR" means a flight simulator of the type described in
Schedule 2.10.

         "ELIGIBLE SPARE ENGINE" means an aircraft engine of the type described in Schedule 2.10.

         "ELIGIBLE STAGE II AIRCRAFT" means an aircraft, including engines, that meets the "Stage II" noise standards of the Federal Aviation Regulations either at the time it becomes subject to the Lien of the Aircraft Security Agreement or at the time it was originally manufactured and delivered and is of the type described on Schedule 2.10.

         "ELIGIBLE STAGE III AIRCRAFT" means an aircraft, including engines, that meets the "Stage III" noise standards of the Federal Aviation Regulations, has met such standards since it was originally manufactured and delivered and is of the type described on Schedule 2.10.

         "ENGINE" means each aircraft engine from time to time subject to the Lien of the Aircraft Security Agreement.

         "ENVIRONMENTAL CLAIM" means any material investigation, notice, claim, suit, proceeding, demand or order, by any governmental authority or any Person arising in connection with any alleged or actual material violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" means that certain Environmental Indemnity Agreement dated of even date herewith between the Company and the Agent, as such Environmental Indemnity Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof or thereof.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, or
(c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. 641 et seq.), and the State of Arizona Environmental Quality Act (A.R.S. 49-101 et seq.).

         "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity securities of the Company including, without limitation, additional issuances of Company Common Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means, as applied to the Company, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost more than 50% of the Fair Market Value of such Borrowing Base Collateral.

         "EVENT OF DEFAULT" means each of the events set forth in Section 7.

         "EVENT OF LOSS" with respect to any Borrowing Base Collateral (other than Cash and Cash Equivalents) has the meaning given in the Security Agreement to which such Borrowing Base Collateral is subject.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "FACILITIES" means any and all real property now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries and any of their respective predecessors.

         "FAIR MARKET VALUE" for any Borrowing Base Collateral means the value of such Borrowing Base Collateral, as determined by an Approved Appraiser in the most recently delivered Approved Appraisal thereof, obtainable by a seller at the time of determination in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a lessee or other Person currently in possession and a used equipment dealer or broker) under no compulsion to buy and based on the then condition of such Borrowing Base Collateral.

         "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

         "FEDERAL AVIATION REGULATIONS" means regulations issued by the FAA.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day on which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "FISCAL YEAR" means with respect to the financial statements to be delivered by the Company pursuant to subsection 5.1, the Company's fiscal year referenced in such financial statements; provided, that the Company will not change its Fiscal Year if such change will cause an unreasonable delay in the production of the financial statements required by subsection 5.1(ii).

         "FUNDING AND PAYMENT OFFICE" means the office of the Agent located at 350 South Grand Avenue, Suite 1500, Los Angeles, California 90071.

         "FUNDING DATE" means the date of the funding of a Revolving Loan or issuance of a Letter of Credit.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by the Company to the Lenders pursuant to clauses (ii), (iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)).

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "HANGAR" means an aircraft hangar, all right, title and interest of the Company in and to the real property on which the hangar is located and the other improvements on such real property, in each case that have been made subject to the Lien of the Hangar Security Agreement.

         "HANGAR SECURITY AGREEMENT" means a Leasehold Deed of Trust, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, substantially in the form of Exhibit C hereto, as such Hangar Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which or Release of is now or hereafter prohibited, limited or regulated under any law.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, the Company, any of its Subsidiaries or any of their respective predecessors.

         "HOLDINGS" means America West Holdings Corporation.

         "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capitalized Lease obligations of such Person (the amount of the Indebtedness in respect thereof to be determined as provided in the definition of Capitalized Lease in this subsection 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

         "INITIAL ISSUING BANK" has the meaning specified in the recital of parties at the head of this Agreement.

         "INSURANCE PROCEEDS" has the meaning assigned to that term in subsection 2.9B(iii)(c).

         "INTEREST EXPENSE" means, for any period (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) plus (ii) without duplication, capitalized interest, in each case, of the Company and its Subsidiaries with respect to all of their outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last day of each month of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution by such Person to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; provided, that any transfer of aircraft to a limited partnership or other entity in connection with the transaction in which the aircraft are leased to the Company shall not be an Investment), or any purchase or acquisition by such person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person.

         "ISSUING BANK" means, on the Closing Date, the Initial Issuing Bank and thereafter each Lender that becomes an Issuing Bank pursuant to subsection 9.1B(iii) (which such Lender (or such Lender's parent) shall have commercial paper having a rating of at least A-1 from S&P or P-1 from Moody's or shall be otherwise by approved by the Agent and the Company, such approvals not to be unreasonably withheld or delayed) to which a Commitment to issue Letters of Credit hereunder has been assigned pursuant to subsection 9.1B(iii), as issuer of Letters of Credit.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

         "LETTER OF CREDIT" means each Standby Letter of Credit and Commercial Letter of Credit that may be issued by the Issuing Bank under the terms of subsection 2.9.

         "LETTERS OF CREDIT USAGE" means, as of any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available to be drawn under all Letters of Credit then outstanding (after giving effect to all contingencies thereunder including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied and including any drafts drawn thereunder but not yet honored) and
(ii) the aggregate amount of all drawings under Letters of Credit honored by the Agent and not theretofore reimbursed by the Company. Letters of Credit Usage of each Lender shall be determined as if the Lenders had bought the participations referred to in subsection 2.9A with respect to all then outstanding Letters of Credit.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided, that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or any of its Subsidiaries shall constitute Liens.

         "LOAN" or "LOANS" means one or more of the Revolving Loans, Term Loans or Letters of Credit or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Environmental Indemnity Agreement, the Security Agreements and any letter agreement between the Company and the Agent establishing fees payable by the Company to the Agent in connection with this Agreement.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, take as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required by its own terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

         "NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Company on a consolidated basis determined in conformity with GAAP.

         "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

         "NOTES" means one or more of the Revolving Notes or the Amended and Restated Notes, as the context requires.

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I annexed hereto delivered by the Company to the Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by the Company to the Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "OBLIGATIONS" means all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), president, one of its vice presidents, chief financial officer, controller, treasurer or assistant treasurer or an assistant secretary; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer acting in such capacity making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

         "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is Lessee, that is not a Capital Lease.

         "OUTSTANDING AMOUNTS" means, as of any date of determination, the sum of the then outstanding principal amount of the Loans and the Letters of Credit Usage.

         "PARTS COLLATERAL" has the meaning given such term in the Spare Parts Security Agreement.

         "PAYMENT RESTRICTION" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances, or (c) property or assets.

         "PERMITTED CASH EQUIVALENTS" means, at any date of determination, (i) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by the Agent and (ii) subject to agreement of the Agent and the Company to mutually satisfactory custodial arrangements, other Cash Equivalents (except that commercial paper described in clause (b)(iii) of the definition of Cash Equivalents shall have a rating of at least A-1 from S&P or P-1 from Moody's).

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property not constituting Collateral:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                  (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in faith by appropriate proceedings that do not involve imminent danger of the sale, forfeiture or loss of any Collateral, if such reserve or other appropriate provision, if any, as shall required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for the Company or any of its Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (v) Liens arising from filing effective Uniform Commercial Code financing statements relating solely to leases not prohibited by this Agreement;

                  (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (vii) Liens described in Schedule 6.2 annexed hereto;

                  (viii)  Liens granted pursuant to the Security Agreements;

                  (ix) judgment and attachment Liens not giving rise to an Event of Default;

                  (x) Liens on the assets of any entity or asset existing at the time such entity is acquired by the Company or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Company or any Subsidiary; (ii) do not extend to any other assets of the Company or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                  (xi) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary;

                  (xii) any interest or title of a lessor in property subject to any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement (disregarding for this purpose subsection 6.2);

                  (xiii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

                  (xiv) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and

                  (xv) Liens of creditors of any Person to whom any of the Company's assets are consigned for sale.

         "PERMITTED LIEN" with respect to any Collateral, has the meaning given such term in the Security Agreement to which such Collateral is subject.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates, other than a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.


         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

         "PRICING CERTIFICATE" has the meaning assigned to that term in subsection 5.1(xvi).

         "PRIME RATE" means the rate that the Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by the Company or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by the Company or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Agent using the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

         "PRO RATA SHARE" means, with respect to each Lender, (i) prior to the Conversion Date (if any) the percentage obtained by dividing the Revolving Loan Exposure of that Lender by the aggregate Revolving Loan Exposure of all Lenders, and (ii) on and after the Conversion Date, the percentage obtained by dividing the Term Loan Exposure of that Lender by the aggregate Term Loan Exposure of all Lenders, in each case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

         "PROCEEDINGS" has the meaning assigned to that term in subsection
5.1(x).

         "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Term Loan Termination Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Term Loan Termination Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Term Loan Termination Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof offering holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Term Loan Termination Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that in respect of any particular asset sale proceeds, the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's permanent reduction of the aggregate Commitment of the Lenders by an amount at least equal to such asset sale proceeds (net of associated taxes and transaction costs).

         "REFERENCE LENDERS" means the Agent, Citicorp USA, Inc. and The Fuji Bank, Limited, Los Angeles Agency.

         "REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are applied entirely to substantially concurrently repay, refinance, refund or replace, outstanding Indebtedness of the Company or any of its Subsidiaries (the "Refinanced Indebtedness"), to the extent such Indebtedness:

                  (a) is issued in a principal amount (or if such Indebtedness is issued at an original issue discount, is issued at an original issue price) not exceeding the outstanding principal amount (or, if such Refinanced Indebtedness was issued at an original issue discount, not exceeding the outstanding accreted principal amount) of such Refinanced Indebtedness; and

                  (b) if the Refinanced Indebtedness is Indebtedness of the Company and ranks by contract, by its terms or otherwise junior in right of payment to the Obligations, (i) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to payments upon mandatory or optional redemption prior to the dates of analogous payments under the Refinanced Indebtedness, and (ii) has subordination provisions effective to subordinate such Indebtedness to the Obligations at least to the extent that such Refinanced Indebtedness is subordinated to the
         Obligations: and

                  (c) if the Refinanced Indebtedness is Indebtedness of the Company which is pari passu in right of payment with the Obligations,
         (i) is pari passu or subordinated in right of payment to the Obligations, (ii) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to, payments upon mandatory or optional redemption, prior to the final scheduled maturity date of the Refinanced Indebtedness, and (iii) is not secured by any Lien on any property of the Company or any Subsidiary in addition to Liens securing the Refinanced Indebtedness.

         "REGISTER" has the meaning assigned to that term in subsection 2.1.E.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "REPAIRABLE DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost 50% or less of the Fair Market Value of such Borrowing Base Collateral.

         "REQUISITE LENDERS" means at any time Lenders owed or holding a majority in interest of (i) prior to the Conversion Date (if any), the aggregate Revolving Loan Exposure of all Lenders and (ii) thereafter, the aggregate Term Loan Exposure of all Lenders; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Requisite Lenders at such time the Revolving Loan Exposure or Term Loan Exposure, as the case may be, attributable to such Defaulting Lender(s).

         "RESPONSIBLE OFFICER" means, with respect to the Company, its controller, treasurer, president or any vice president.

         "RESTRICTED PAYMENT" means (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of the Company, (ii) any purchase, redemption or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of the Company not prohibited under clause (iii) below) or options to acquire Capital Stock of the Company; and (iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) (collectively, a "prepayment"), directly or indirectly (including by way of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Obligations or which matures after the Term Loan Termination Date (except out of the proceeds of Refinancing Indebtedness).

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to the Company pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" has the meaning assigned such term in subsection 2.1A.

         "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment (whether used or unused).

         "REVOLVING LOANS" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(i) or 2.9C.

         "REVOLVING NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1D and (ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit III-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "ROTABLES" means Parts Collateral at Designated Locations.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENTS" means the Aircraft Security Agreement, Spare Engine Security Agreement, Cash and Cash Equivalent Security Agreement, Hangar Security Agreement, and Spare Parts Security Agreement.

         "SIMULATORS" means each Eligible Simulator from time to time subject to the Lien of the Spare Engine Security Agreement.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPARE ENGINE" means each Eligible Spare Engine from time to time subject to the Lien of the Spare Engine Security Agreement.

         "SPARE ENGINE SECURITY AGREEMENT" means the Spare Engine and Simulator Security Agreement substantially in the form of Exhibit D hereto, as such Spare Engine Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "SPARE PARTS SECURITY AGREEMENT" means the Spare Parts Security Agreement substantially in the form of Exhibit E hereto, as such Spare Parts Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "STAGE II AIRCRAFT" means each Eligible Stage II Aircraft that is an Aircraft.

         "STAGE III AIRCRAFT" means each Eligible Stage III Aircraft that is an Aircraft.

         "STANDBY LETTER OF CREDIT" means any letter of credit or similar instrument other than Commercial Letters of Credit.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located.

         "TERM LOAN COMMITMENT" means the commitment of a Lender to convert Revolving Loans into Term Loans pursuant to subsection 2.1A(ii), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the Conversion Date (if any), that Lender's Term Loan Commitment and (ii) thereafter, the outstanding principal amount of the Term Loan of that Lender.

         "TERM LOANS" means the Loans converted into Term Loans pursuant to subsection 2.1A(ii).

         "TERM LOAN TERMINATION DATE" means the date three years following the Conversion Date.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, at any date of determination, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the Letter of Credit Usage.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course or business in connection with the acquisition of goods or services.

         "UNITED STATES CITIZEN" has the meaning assigned to that term in subsection 4.1B.

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any class or classes will have or might have such voting power by the reason of the happening of any contingency.

         "WHOLLY OWNED" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Company.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Each reference to a consolidated balance sheet or other financial statement of the Company shall, at any time or for any period during which the Company has no Subsidiaries, be deemed to mean and refer to a balance sheet or other financial statement of the Company alone.

1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF REVOLVING LOANS AND CONVERSION
         INTO TERM LOANS; NOTES; REGISTER.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby severally agrees to make the Revolving Loans and to convert such Revolving Loans into Term Loans, all as described in this subsection 2.1A.

               (i) Revolving Loans. From and after the Closing Date, each
Lender severally agrees, subject to the conditions set forth in Section 3 and subject to the limitations set forth below, to make Revolving Loans to the Company from time to time during the period from the Closing Date to and including the Revolving Loan Commitment Termination Date (as defined below) in an aggregate amount, not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Revolving Loan Commitment on the date hereof is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments on the date hereof is $100,000,000, provided that: (1) at no time shall the Total Utilization of Revolving Loan Commitments exceed the least of (x) $100,000,000, (y) the Borrowing Base at such time and
(z) the aggregate Revolving Loan Commitments as such Revolving Loan Commitments shall have been reduced from time to time pursuant to subsections 2.4B(ii) and 2.4B(iii)(2); (2) the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 9.1B; and (3) the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii)(2). Each Lender's Revolving Loan Commitment shall expire at 5:00 p.m. (Los Angeles time) on the Revolving Loan Commitment Termination Date (unless earlier terminated pursuant to this Agreement) and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full, unless such Revolving Loans are converted to Term Loans pursuant to subsection 2.1A(ii). Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to and including the Revolving Loan Commitment Termination Date. On or before the Revolving Loan Commitment Termination Date, the Company shall provide cash collateral in the amount of, and as security for, all outstanding Letters of Credit under arrangements satisfactory in form and substance to the Issuing Bank and use its best efforts to replace and terminate such Letters of Credit as soon thereafter as possible.

      "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the second anniversary of the Closing Date, except that (i) such date shall be extended one year if (a) the Company has requested such extension by notice to the Agent not later than the date ninety days prior to the first anniversary of the Closing Date and (b) all Lenders have consented in writing to such extension and (ii) the Lenders will consider in good faith at the sole discretion of each Lender any request by the Company for additional one-year extensions, it being agreed by the parties that there is no commitment to grant any such additional extension and that any such additional extension shall not be granted without the written consent of all of the Lenders.

      (ii) Term Loans. Each Lender severally agrees, at the request of the Company, to convert all of the Company's Revolving Loans outstanding on the Revolving Loan Commitment Termination Date into Term Loans upon the terms and conditions set forth in this Agreement. Any request by the Company for a conversion of Revolving Loans to Term Loans shall be made at least 30 days prior to the Revolving Loan Commitment Termination Date and shall be accompanied by an Officer's Certificate stating that no Potential Event of Default or Event of Default has occurred and is continuing.

      B. BORROWING MECHANICS. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $3,000,000 in increments of $100,000 (except for such lesser amounts as may be required pursuant to subsection 2.9C). Whenever the Company desires that the Lenders make Revolving Loans it shall deliver (which delivery may be made by telecopier, promptly followed by delivery by overnight courier) to the Agent a Notice of Borrowing no later than 9:00 a.m. (Los Angeles time) at least three Business Days in advance of the proposed Funding Date (in the case of Eurodollar Rate Loans) or on the proposed Funding Date (in the case of Base Rate Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Revolving Loans requested, (iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans and (iv) in the case of any loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Revolving Loans and Term Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.

      Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any notice referred to above that Agent believes in good faith to have been given by a Responsible Officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by the Lenders to the Agent and the funding of such Revolving Loans by the Agent to the Company in accordance with this Agreement pursuant to any such notice the Company shall have effected the borrowing of Revolving Loans hereunder.

      The Company shall notify the Agent prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Revolving Loans shall constitute a re-certification by the Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to make a borrowing in accordance therewith.

      C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by the Lenders simultaneously and in proportion to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any Defaulting Lender in that Defaulting Lender's obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any Defaulting Lender in that Defaulting Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Agent of a Notice of Borrowing pursuant to subsection 2.1B, the Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to the Agent not later than 11:00 a.m. (Los Angeles time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. After the Agent's receipt of proceeds of the Revolving Loans from the Lenders and satisfaction of the applicable conditions precedent set forth in Section 3, the Agent shall make such proceeds available to the Company on the applicable Funding Date by transferring same day funds equal to such proceeds received by the Agent to the account of the Company designated in writing by the Company to the Agent.

      Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Revolving Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If all or part of such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such Defaulted Amount on demand from such Defaulting Lender together with interest thereon, for each day from such Funding Date until the date such Defaulted Amount is paid to the Agent at the Federal Funds Effective Rate for three Business Days, and thereafter at the Base Rate. If such Defaulting Lender does not pay such Defaulted Amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately pay such Defaulted Amount to the Agent together with interest thereon, for each day from such Funding Date until the date such Defaulted Amount is paid to the Agent, at the Base Rate. If such Lender pays to the Agent the Defaulted Amount, such amount so paid shall constitute a Revolving Loan, and the Agent shall promptly return to the Company such corresponding amount in same day funds. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

      D. NOTES. On the Closing Date, the Company shall execute and deliver to each Lender (or to the Agent for each Lender) a Revolving Note substantially in the form of Exhibit IIIA annexed hereto to evidence that Lender's Revolving Loans in the principal amount of the lesser of the Revolving Loan Commitment of such Lender or the amount of Revolving Loans from time to time outstanding and evidenced thereby and with other appropriate insertions. The Company shall execute and deliver to each Lender on the Revolving Loan Commitment Termination Date, if such date is also the Conversion Date and the Company shall then convert the Revolving Loans into Term Loans, an Amended and Restated Note substantially in the form of Exhibit IIIB annexed hereto amending and restating the Revolving Note payable to such Lender, to evidence that Lender's Term Loans in the principal amount then outstanding under such Revolving Note and with other appropriate insertions.

      E.  THE REGISTER.

            (i) The Agent shall maintain, at its address referred to in subsection 9.8, a register for the registration of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) The Agent shall record in the Register the Revolving Loan Commitment and the Term Loan Commitment and the Revolving Loans and Term Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Revolving Loans and Term Loans. Any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

            (iii) Each Lender shall record on its internal records (including, without limitation the applicable Notes held by such Lender) the amount of each Revolving Loan and Term Loan made by it and each payment or other reduction in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Revolving Loans and Term Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (iv) The Company, the Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Revolving Loans and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Revolving Loans or Term Loans shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment, Revolving Loans or Term Loans shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

2.2  INTEREST ON THE LOANS.

      A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan and each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by the Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan or any Term Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan or a Term Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

      Subject to the provisions of subsection 2.2E and 2.7, each Revolving Loan and each Term Loan shall bear interest through maturity as follows:

            (i) if a Base Rate Loan, then at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin; or

            (ii) if a Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

      B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the Company's option, either a one- , two- , three- or six-month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii) each Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Termination Date;

            (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which the Company is required to make a scheduled payment of principal of the Term Loans unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus
      (b) the aggregate principal amount of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

            (vii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

            (viii) in the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Company shall be deemed to have selected an Interest Period of one month.

      C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to, but not including, each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

      D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans or Term Loans equal to $3,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the last day of an Interest Period applicable thereto.

      The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 9:00 a.m.(Los Angeles time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing.

      Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans or Term Loans in accordance with this Agreement pursuant to any such notice the Company shall have effected a conversion or continuation, as the case may be, hereunder.

      Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

      E. DEFAULT RATE. Any amounts not paid when due hereunder or under any other Loan Document, including, but not limited to, outstanding principal of a Loan and, to the extent permitted by applicable law, any interest payments thereon and any fees and other amounts, shall thereafter bear interest payable upon demand from the date when due until the date of payment at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

      F. COMPUTATION OF INTEREST. Interest on each Loan shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, unless such Loan is a Base Rate Loan with a Base Rate based upon the Prime Rate, in which event interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

      A. COMMITMENT FEES. The Company agrees to pay to the Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding and the Letter of Credit Usage multiplied by the Commitment Fee Rate, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and ending on the Revolving Loan Commitment Termination Date; provided, however, that any commitment fee accrued with respect to the Revolving Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender; and provided further that no commitment fee shall accrue on any of the Revolving Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

      B. CONVERSION FEE. If the Company elects to convert the Revolving Loans into Term Loans on the Revolving Loan Commitment Termination Date under the terms of Section 2.1A(ii), on such date the Company will pay to the Agent for the account of the Lenders a conversion fee of [*] which the Agent shall distribute to each Lender in proportion to that Lender's Pro Rata Share.

      C. LETTER OF CREDIT FEES. The Company agrees to pay (i) the fee set forth in subsection 2.9E(2) and (ii) the fee set forth in subsection 2.9E(1)(ii).

      D. AGENT'S FEES. The Company and the Agent shall enter into one or more letter agreements establishing administrative fees payable by the Company to the Agent for its administrative services hereunder which fees shall be for the account of the Agent and not the Lenders.

[*] Confidential Treatment Requested

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS

      A. SCHEDULED TERM LOAN PRINCIPAL PAYMENTS. The Company shall make principal payments on the Term Loans in installments the last day of each fiscal quarter commencing on the first such day that is on or after the date three months following the Conversion Date in an amount equal to 1/12th of the principal amount of Term Loans outstanding on the Conversion Date; provided that such scheduled installments of principal of the Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B; and provided, further, that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Termination Date, and the final installment payable by the Company in respect of the Term Loans on such date shall be in an amount sufficient to repay all amounts owing by the Company under this Agreement with respect to the Term Loans. Any payment pursuant to this subsection 2.4A will be applied ratably among the Notes.

      B.    PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN
            COMMITMENTS.

            (i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written notice given to the Agent by 9:00 a.m. (Los Angeles time) on the date required, at any time and from time to time prepay, without premium or penalty (other than pursuant to subsection 2.6D, if applicable), any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid prior to the expiration date of the Interest Period applicable thereto upon compliance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

            (ii) Voluntary Reductions of Revolving Loan Commitments. The Company may, upon not less than three Business Days' prior written notice to the Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty (other than pursuant to subsection 2.6D), the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction (as reduced by the amount, if any, of any voluntary prepayment of such outstanding Revolving Loans effected under subsection 2.4B(i) on the date of such termination or reduction); provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $3,000,000 (including any such partial reduction resulting from any voluntary prepayment pursuant to subsection 2.4B(i) as aforesaid) and integral multiples of $100,000 in excess of that amount. The Company's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in the Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

            (iii)  Mandatory Prepayments and Mandatory Reductions of Loans.

                  (1)  Prepayments Due to Reductions in Borrowing Base.

                        (a) The Company shall from time to time prepay, without
                  premium or penalty (other than pursuant to subsection 2.6D), amounts outstanding under the Commitments equal in the aggregate to the amount of any Borrowing Base Deficiency at such time. Such prepayment shall be effected by the Company prepaying the outstanding principal of Revolving Loans or Term Loans (as the case may be) in the amount of such Borrowing Base Deficiency, provided, however, that if such prepayment is insufficient to reduce the Outstanding Amounts to the amount of the Borrowing Base, concurrently therewith the Company shall also provide collateral for any outstanding Letters of Credit by depositing Cash or Permitted Cash Equivalents into the Cash Collateral Account (which collateral when in the Cash Collateral Account shall be includable in the Borrowing Base) in such additional amounts as shall be sufficient to increase the Borrowing Base to the Outstanding Amounts. Such prepayment (and collateral arrangements, if any) shall be made not later than three (3) Business Days following the delivery of (x) a regularly scheduled monthly Borrowing Base Certificate delivered pursuant to subsection 2.10D and/or subsection 2.4B(iii)(1)(c) showing a Borrowing Base Deficiency or (y) an updated Borrowing Base Certificate delivered pursuant to subsection 2.4B(iii)(1)(b), 2.4B(iii)(1)(d), 3.3(vii) or 7.11
                  showing a Borrowing Base Deficiency.

                        (b) In addition to any notice required by subsection
                  5.1(xii), if an event occurs that could reasonably be expected to cause loss of or substantial damage to Borrowing Base Collateral (excluding Rotables) the Fair Market Value of which exceeds $5,000,000, the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the specific item(s) of such Borrowing Base Collateral subject to such event of loss or damage, describe the nature of the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $10,000,000. As soon as it can reasonably determine whether such event is an Event of Loss, Event of Damage or Repairable Damage with respect to the affected Borrowing Base Collateral but in any event not later than 60 days after the Company's notice with respect to such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify that such event is either an Event of Loss, Event of Damage or Repairable Damage, with respect to the item(s) of affected Borrowing Base Collateral. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate as provided in this subsection 2.4B(iii)(1)(b) certifying that such event is an Event of Loss of the affected Borrowing Base Collateral. Such updated Borrowing Base Certificate shall exclude from the Borrowing Base any such Borrowing Base Collateral subject to an Event of Loss, Event of Damage or Repairable Damage, provided, however, that (1) any such Borrowing Base Collateral other than the Hangar that has suffered Repairable Damage shall not be excluded if (A) such Repairable Damage is covered by insurance which will pay proceeds in at least the amount of the repair costs (net of any permitted self-insurance and deductibles) and the Agent is the loss payee of such insurance pursuant to the terms of the relevant Security Agreement, each as certified by the Company in the updated Borrowing Base Certificate and (B) the Company elects to repair such Borrowing Base Collateral as certified in the updated Borrowing Base Certificate and (2) Borrowing Base Collateral comprising the Hangar that has suffered Repairable Damage shall not be excluded and the Borrower shall repair the Hangar unless (A) the cost of such repair is likely to exceed $10,000,000 as reasonably estimated by the Company, as certified by the Company in such updated Borrowing Base Certificate, or by the Agent (following consultation, in the case of the Agent, with an Approved Appraiser) by notice delivered by the Agent to the Company and (B) the Repairable Damage is not covered by insurance which will pay proceeds to the Agent, as loss payee, in at least the amount of the repair costs (net of any permitted self-insurance and deductibles), as certified by the Company in such updated Borrowing Base Certificate. If such updated Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (c) If an event occurs that could reasonably be expected
                  to cause loss of or substantial damage to Borrowing Base Collateral (excluding Rotables) the Fair Market Value of which is equal to or less than $5,000,000, the Company shall report such event in the first regularly scheduled monthly Borrowing Base Certificate delivered pursuant to subsection 2.10D following actual knowledge of such event by a Responsible Officer of the Company. Such Borrowing Base Certificate shall identify the specific item(s) of Borrowing Base Collateral subject to such event of loss or damage, and describe the event of loss or damage. The Company shall determine whether such event is an Event of Loss, Event of Damage or Repairable Event with respect to the affected Borrowing Base Collateral as soon as reasonably practicable and shall so certify in the next succeeding monthly Borrowing Base Certificate if possible but, in any event, not later than the second next succeeding monthly Borrowing Base Certificate, provided, however, that the failure to so certify in such second succeeding Borrowing Base Certificate shall be deemed to be a certification by the Company in such certificate that such event is an Event of Loss of the affected Borrowing Base Collateral. The Borrowing Base Certificate that makes such certification shall exclude from the Borrowing Base any Borrowing Base Collateral subject to an Event of Loss, Event of Damage or Repairable Damage, provided, however, that Borrowing Base Collateral that has suffered Repairable Damage shall not be excluded if (A) such Borrowing Base Collateral is covered by insurance which will pay proceeds in at least the amount of the repair costs (net of any permitted self-insurance or deductibles) and the Agent is the loss payee of such insurance pursuant to the terms of the relevant Security Agreement, each as certified by the Company in such Borrowing Base Certificate, and (B) the Company elects to repair such Borrowing Base Collateral as certified in such Borrowing Base Certificate. If such Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (d) If an event occurs that could reasonably be expected
                  to cause an Adjustment Event (as reasonably determined by the Company), the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the location and type (to the extent reasonably possible) of the affected Rotables, describe the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $10,000,000. As soon as it can reasonably determine whether such event is an Adjustment Event but in any event not later than 60 days after the Company's notice of such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify whether or not such event is an Adjustment Event. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate certifying that such event is an Adjustment Event of the affected Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has occurred, it shall exclude from the Borrowing Base the book value of the Rotables subject to the Adjustment Event and shall specify the amount of such book value excluded for purposes of calculating the Borrowing Base Value of the Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has not occurred, it shall make an appropriate adjustment in the book value of the affected Rotables, as certified in such Borrowing Base Certificate, to take into account the loss or damage to the affected Rotables and shall specify the amount of such adjustment for purposes of calculating the Borrowing Base Value of the Rotables. (For the avoidance of doubt, the Company shall make or not make adjustments to the book value of Rotables subject to events of loss or damage not covered by this subsection 2.4B(iii)(1)(d) in accordance with its normal accounting procedures as applied without regard to the procedures established in this subsection). If such updated Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(iii)(1)(a).

                        (e) If either (A) a notice of loss or damage delivered
                  by the Company pursuant to subsection 2.4B(iii)(1)(b) or (d) estimates that the applicable loss or damage can reasonably be expected to exceed $10,000,000 or (B) following receipt of notice of loss or damage pursuant to such subsection and consultation with an Approved Appraiser, the Agent reasonably estimates that such loss or damage can reasonably be expected to exceed $10,000,000 and so notifies the Company, the affected Borrowing Base Collateral shall be excluded from the Borrowing Base on an interim basis until delivery of an updated Borrowing Base Certificate pursuant to subsection 2.4B(iii)(1)(b) or (d) determines whether such exclusion shall be permanent, provided, however, that such interim exclusion shall be reversed and not applied in the calculation of any Borrowing Base Deficiency requiring any prepayment under this Agreement and shall be solely for purposes of determining whether the Borrowing Base is sufficient to support the making of additional Revolving Loans or the issuance of Letters of Credit pursuant to the terms of this Agreement.

                        (f) If the Company elects to repair any Borrowing Base
                  Collateral (other than the Hangar) subject to Repairable Damage and so certifies in any Borrowing Base Certificate or, in the case of the Hangar only, is required to repair Repairable Damage to the Hangar, the Company shall complete such repair as soon as reasonably practicable.

                        (g) In any Borrowing Base Certificate delivered as
                  provided in subsection 2.4B(iii)(1)(b) or (c) which requires the exclusion of any Borrowing Base Collateral pursuant to the terms of such subsection, the Company may also request the release of the Lien of the Security Agreement to which such Borrowing Base Collateral is subject and, provided that no Potential Event of Default or Event of Default then exists, as certified by the Company in such Borrowing Base Certificate, and any Borrowing Base Deficiency certified in such Borrowing Base Certificate is timely paid and additional Collateral (if any) is provided as required by subsection 2.4B(iii)(1)(a), the Agent shall release such Lien on such Borrowing Base Collateral simultaneously with the satisfaction of the conditions contained in this subsection 2.4B(iii)(1)(g) by executing and delivering such releases as may be reasonably requested by the Company.

                  (2) Prepayments and Termination of Commitments Due to Change
            of Control. Within five Business Days after the occurrence of a Change of Control, the Company will notify the Agent of such Change of Control (the giving of such notice not being a prerequisite to the Agent's giving its notice as provided in this subsection 2.4B(iii)(2)). The Agent shall, upon receipt of the notice from the Company required by the preceding sentence, give the Company and the Lenders notice delivered not more than 60 (sixty) days following the occurrence of a Change of Control or, if later, not more than 60 (sixty) days following delivery of the notice set forth in the immediately preceding sentence, except as provided in the last sentence of this subsection 2.4B(iii)(2), that (A) the Company will be required to prepay all amounts outstanding under the Commitments on a date specified by the Agent in such notice (which shall be not less than ten (10) days after the date of delivery of such notice) and (B) the Lenders' Commitments to make and convert Loans and issue Letters of Credit shall terminate on the date so specified by the Agent. On the date specified in such notice, except as provided in the last sentence of this subsection 2.4B(iii)(2), the Company shall
            (A) pay all outstanding principal and interest on all Loans and all other fees and amounts payable under any Loan Document, including, without limitation, with respect to Letter of Credit Usage, and (B) provide cash collateral in the amount of, and as security for, all outstanding Letters of Credit under arrangements satisfactory in form and substance to the Issuing Bank and use its best efforts to replace and terminate such Letters of Credit as soon thereafter as possible. Notwithstanding the foregoing terms of this subsection

            2.4B(iii)(2), by notice to the Company and the Agent within five Business Days after receipt by a Lender of a notice by the Agent as provided in this clause, such Lender may elect not to have its portion of the Commitments prepaid as provided in this clause, in which case such portion shall not be prepaid nor its Commitment terminated and its Pro Rata Share shall be adjusted in relationship to the other remaining outstanding Commitments, provided, however, that if the Commitment of the Issuing Bank has been so terminated, all outstanding Letters of Credit shall be cash collateralized or terminated and replaced as provided in clause (B) of the preceding sentence of this subsection 2.4B(iii)(2).

            (iv) Application of Prepayments.

                  (a) Application of Voluntary Prepayments by Type of Loans and
            Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied ratably among the Notes. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to ratably reduce the remaining scheduled installments of principal of the Term Loans set forth in subsection 2.4A.

                  (b) Application of Mandatory Prepayments of Loans. Any
            mandatory prepayments of the Loans pursuant to subsection 2.4B(iii) shall be applied ratably among the Notes and in the case of Term Loans, to ratably reduce the remaining scheduled installments of principal of the Term Loans set forth in subsection 2.4A.

                  (c) Application of Prepayments to Base Rate Loans and
            Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.6D.

      C.  GENERAL PROVISIONS REGARDING PAYMENTS.

            (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 10:30 a.m. (Los Angeles time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

            (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

            (iii) Apportionment of Payments. Except as otherwise provided in subsection 2.4B(iii)(2), aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to each Lender's respective Pro Rata Share. The Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Agent and the commitment fees of such Lender when received by the Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the Obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

      A. GENERAL CORPORATE PURPOSES. The proceeds of Revolving Loans shall be used by the Company for its general corporate purposes.

      B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

      A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 a.m. (Los Angeles time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

      B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Agent shall on such date give notice by telefacsimile to the Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist and
(ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

      C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order enacted, entered into or promulgated after the date of this Agreement not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile) to the Company and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender,
(b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile) to the Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

      In the event any Affected Lender shall give a notice to the Company pursuant to this subsection 2.6C, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitments of such Lender and to purchase its outstanding Loans, Obligations and Notes. Each Lender giving a notice to the Company pursuant to this subsection 2.6C agrees to sell its Commitments, Loans, Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to subsection 9.1B to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Obligations and Notes plus all other fees and amounts due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Obligations, Notes and interest are purchased, whereupon such Lender shall have no further Commitment hereunder.

      D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company, or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

      E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that such action does not increase the Company's liability under subsection 2.7.

      F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

      G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) the Company may not elect to have a Revolving Loan or a Term Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by the Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

      A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar
      Rate); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      B.  WITHHOLDING OF TAXES.

            (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender or tax in lieu thereof) imposed, levied, collected, withheld or assessed by any governmental authority, domestic or foreign.

            (ii) Grossing-up of Payments. If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to the Agent or any Lender under any of the Loan Documents:

                  (a) the Company shall notify the Agent or such Lender of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

                  (b) the Company shall remit any such Tax before the date on which penalties attach thereto, such remittance to be made (if the liability is imposed on the Company) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                  (c) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of remittance of any Tax which it is required by clause
      (b) above to remit, the Company shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

            (iii)  Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to the Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Agent (each in the reasonable exercise of its discretion),
      (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re: Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees that, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (l) deliver to the Agent for transmission to the Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re:
      Non-Bank status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Agent and the Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) The Company shall not be required to pay any additional amount to any Non-US lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

      C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      D. SUBSTITUTE LENDERS. In the event the Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to the Company in accordance with this Agreement, the Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under this subsection 2.7) owed to such Lender through such date of termination, (ii) either the Company shall elect to reduce the Commitment by such Lender's portion thereof or an Eligible Assignee shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of such Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the substitution of such Lender (if applicable) shall have been received and approved by the Agent as of such date.

2.8  OBLIGATION OF LENDERS TO MITIGATE.

      Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Company pursuant to this subsection
2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive absent manifest error.

2.9  LETTERS OF CREDIT.

      A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, in addition to requesting that Lenders make Revolving Loans, the Company may request, in accordance with the provisions of this subsection 2.9, that the Issuing Bank issue Letters of Credit for the account of the Company (alone, or with one or more Subsidiaries); provided that (i) in no event shall the Issuing Bank issue
(a) any Standby Letter of Credit having an expiration date more than 2 years after its date of issuance or (b) any Commercial Letter of Credit having an expiration date more than 180 days after its date of issuance and (ii) the Issuing Bank will not issue any Letter of Credit (a) on or after the Revolving Loan Commitment Termination Date or (b) if, after giving effect to such issuance, the Letters of Credit Usage would exceed $20,000,000 or the Total Utilization of Revolving Loan Commitments would exceed the least of (x) $100,000,000, (y) the Borrowing Base and (z) the aggregate amount of the Revolving Loan Commitments, as such Revolving Loan Commitments shall have been reduced from time to time pursuant to subsection 2.4B(ii). The Company shall, if such Letter of Credit is issued, be an account party in respect of such Letter of Credit. The issuance of any Letter of Credit shall require the satisfaction of each condition set forth in Section 3. All Letters of Credit shall be in U.S. dollars.

      Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

      If an Event of Default has occurred and is continuing, the Issuing Bank may provide for the deposit by the Issuing Bank or the other Lenders of funds in a segregated account to secure payment to the beneficiaries thereof of the maximum amount available to be drawn (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) under any outstanding undrawn Letters of Credit, if any, and any funds so deposited shall be (i) paid to such beneficiaries thereof if the conditions to such drawings are satisfied or (ii) upon expiry of one or more such Letters of Credit, to the extent drawings have not been made thereunder, returned to the Issuing Bank to be returned to the Lenders making such deposit. Each payment or deposit of funds by the Lenders and the Issuing Bank as provided in this paragraph shall (without duplication) be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit, unless and until returned as provided in clause (ii) of the next preceding sentence.

      B. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a written notice no later than 10:00 A.M. (Los Angeles time) at least 5 Business Days (or such shorter period as may be acceptable to the Issuing Bank; provided that the Issuing Bank will act as soon as practicable) prior to the proposed date of issuance. That notice shall be deemed a representation by the Company that all conditions precedent to such issuance have been satisfied and shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and the name and telephone number of a contact at the beneficiary, (v) the name and address of the recipient and the name and address of a contact at the recipient, if other than the beneficiary and (vi) the requested text and a precise description of the documents and the proposed verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable judgment, may require changes in any such text, documents and certificates. In determining whether to pay under any Letter of Credit, to the extent permitted by applicable law, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a notice of issuance of a Letter of Credit, the Issuing Bank shall notify each Lender of the proposed issuance and the amount of each such other Lender's respective participation therein, determined in accordance with the terms of subsection 2.9A.

      If the Issuing Bank has been notified that a Lender is unable, due solely to a bankruptcy, insolvency, receivership or similar event with respect to such Lender or compliance by such Lender with orders of regulatory authorities applicable to it, to participate in a Letter of Credit and any drawings thereunder, the Issuing Bank shall notify the Company promptly following receipt of notice of such inability and in any event shall, within two Business Days after receipt of the notice requesting the issuance of a Letter of Credit, notify the Company of such Defaulting Lender's Pro Rata Share of the maximum amount which may become available to be drawn thereunder. The Company shall, on the Business Day the Letter of Credit is issued, unless it shall then have replaced the Defaulting Lender with an Eligible Assignee as contemplated by the next sentence, deposit Cash equal to such Pro Rata Share into a segregated account maintained by the Agent which Cash shall be invested, as the Company may direct, in Permitted Cash Equivalents). At any time after receipt of the Issuing Bank's notice of the Defaulting Lender's Pro Rata Share, the Company may at its election replace the Defaulting Lender with an Eligible Assignee pursuant to and in compliance with the terms and conditions of subsection 2.7D and such replacement Lender shall pay funds equal to such Pro Rata Share to the Issuing Bank. The amount so deposited shall be (i) paid to the Issuing Bank on the same day the Issuing Bank honors a drawing under the Letter of Credit if the conditions to a drawing are satisfied or (ii) to the extent that any such deposit has been made by the Company, provided that no Potential Event of Default or Event of Default has occurred and is continuing, returned to the Company together with earnings thereon (a) if no payment to such beneficiary has been made and the final date available for drawings under the Letter of Credit has passed or such Letter of Credit has otherwise expired by its terms or is returned by the beneficiary thereof for cancellation and is so canceled or (b) upon the Company's replacement of the Defaulting Lender with an Eligible Assignee pursuant to and in compliance with the terms and conditions of subsection 2.7D and the purchase by such replacement Lender of a participation in outstanding Letters of Credit in compliance with subsections 2.9A and 2.9B.

      C. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall give written notice by facsimile to the Company (x) confirming receipt of such request and (y) of the date on which the Issuing Bank intends to honor such drawing, and the Company shall reimburse the Issuing Bank on the day on which such drawing is honored in an amount in U.S. dollars in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, in the case of any drawing under any Letter of Credit on or prior to the Revolving Credit Commitment Termination Date, unless the Company shall have deposited funds equal to the amount of such drawing with the Issuing Bank prior to such drawing, the Company shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Lenders to make Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) the Lenders shall, on the date of such drawing, make Revolving Loans which are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing; and provided, further, that, if for any reason, proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing (less the Issuing Bank's share of Revolving Loans), the Company shall reimburse the Issuing Bank, on the Business Day immediately following the date on which the Company receives notification from the Issuing Bank that it has not received such amount of proceeds, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans which are so received (less the Issuing Bank's share thereof, as aforesaid), plus accrued interest on such amount at the rate set forth in subsection 2.9(E)(1)(i). The Company shall, promptly upon obtaining notice or knowledge thereof by any Responsible Officer, give prompt notice to the Agent and the Issuing Bank of an impending drawing on any Letter of Credit.

      D. In the event that the Issuing Bank shall not be reimbursed by the Company for any drawing under any Letter of Credit issued by it as provided in subsection 2.9C, other than as a result of a default by a Lender in making a Revolving Loan as provided in subsection 2.9C, the Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later that 10:00 a.m. (Los Angeles time) on the Business Day after the date notified by the Issuing Bank. In the event that any Lender fails to make available to the Issuing Bank the amount of such Defaulting Lender's participation in such Letter of Credit as provided in this subsection 2.9D, the Issuing Bank shall be entitled to recover such amount on demand from such Defaulting Lender together with interest at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.9D shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this subsection 2.9D in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this subsection 2.9D with respect to any Letter of Credit issued by the Issuing Bank, such Lender's Pro Rata Share of all payments received by the Issuing Bank from the Company in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

      E. (1) The Company agrees to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by the Issuing Bank:


            (i) with respect to drawings made under any Letter of Credit, interest, payable on demand on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 2.9C) at a rate which is at all times equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Revolving Loans for distribution to the Lenders on a pro rata basis; and



            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, a $300 fee or such other documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.


            (2) The Company agrees to pay to the Issuing Bank a fee on all outstanding Letters of Credit equal to the product of (i) the daily average maximum amount available to be drawn (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) under such outstanding Letters of Credit and (ii) the Applicable Margin (except as provided below in this clause (3)) for Eurodollar Rate Loans, payable in arrears on March 31, June 30, September 30, and December 31 of each year. The Issuing Bank shall retain an amount of each such fee payment equal to the product of (A) the daily average maximum amount available to be drawn under such outstanding Letters of Credit (after giving effect to all contingencies under such Letters of Credit including, without limitation, contingencies that increase the amount available to be drawn under certain terms and conditions, without regard to whether such conditions have in fact been satisfied) and (B) 0.125% (such retained amount, the "L/C Front Fee") and shall distribute the remainder of such fee payment to each Lender (including the Issuing Bank) in proportion to its Pro Rata Share. For any Letter of Credit collateralized with Cash, for purposes of the fee calculation described in the first sentence of this clause (2), the Applicable Margin shall be replaced with (i) before the Revolving Loan Commitment Termination Date, the Commitment Fee Rate, and (ii) on and after the Revolving Loan Commitment Termination Date, the Cash Collateralized L/C Fee Rate. No Lender which has notified the Agent pursuant to subsection 2.9B that it is unable to participate in a Letter of Credit shall be entitled to receive any payment of fees pursuant to this subsection 2.9E(2), accrued with respect to any period prior to the time such Lender became a Defaulting Lender and unpaid at such time, so long as such Lender shall be a Defaulting Lender; and so long as any Lender shall be a Defaulting Lender (x) to the extent that the Company shall have paid such Defaulting Lender's Pro Rata Share of the maximum amount available to be drawn under undrawn outstanding Letters of Credit pursuant to subsection 2.9B, the daily maximum amount available to be drawn under all outstanding Letters of Credit, as used in calculating the daily average maximum amount available to be drawn under all outstanding Letters of Credit for purposes of the first sentence of this subsection 2.9E(2), shall be calculated by deducting therefrom an amount equal to such payment by the Company, and (y) no payment of fees accrued under this subsection 2.9E(2) accrued with respect to any period while such Lender was a Defaulting Lender shall be made to such Defaulting Lender.


      F. The obligation of the Company to reimburse the Issuing Bank for drawings paid in good faith under the Letters of Credit issued by the Issuing Bank shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances (except as required by applicable law), including, without limitation (except as required by applicable law), the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, setoff, defense or other right which the Company or any of its Affiliates may have at any time against a beneficiary or any transferee of any such Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

            (3) any draft, demand, certificate or any other document presented under any such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that the payment under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

            (4) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply on its face with the terms of such Letter of Credit; provided that the payment under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

            (5) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or happening shall not have been the result of the Issuing Bank's gross negligence or willful misconduct; or

            (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

      G. If by reason of (x) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (including any change whether or not proposed or published prior to the Closing Date) or (y) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any governmental authority or monetary authority (including any change whether or not proposed or published prior to the Closing Date), including, without limitation, Regulation D:

            (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit or participations therein purchased by any Lender; or

            (ii) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Subsection 2.9 or any Letter of Credit or participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or any Lender may, at any time, notify the Company and the

Company shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. The Issuing Bank or any Lender, upon determining that any additional amounts are due under this subsection 2.9G, shall promptly notify the Company of the amount of any costs covered by the preceding sentence. The determination by the Issuing Bank or such Lender of any amount due pursuant to this subsection 2.9G as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

      H. In addition to amounts payable as elsewhere provided in this subsection 2.9, the Company hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, or any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

      As between the Company and the Issuing Bank, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, to the extent permitted by applicable law, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in accordance with applicable law, shall not put the Issuing Bank under any resulting liability to the Company.

      Notwithstanding anything to the contrary contained in this subsection 2.9H, the Company shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank to the extent such liability arises out of the gross negligence or willful misconduct of the Issuing Bank. The right of indemnification in this subsection 2.9G shall not prejudice any rights that the Company otherwise have against the Issuing Bank with respect to a Letter of Credit issued hereunder.

2.10  BORROWING BASE.

      A. BORROWING BASE. The Borrowing Base shall be calculated based upon the Eligible Assets that from time to time are subject to the Liens of the Security Agreements and constitute Borrowing Base Collateral. The Borrowing Base shall exclude any Borrowing Base Collateral that has suffered loss or damage and is required to be excluded by subsection 2.4B(iii)(1). In addition, if the portion of the Borrowing Base attributable to the Rotables exceeds fifty percent (50%) of all Borrowing Base Collateral as determined in any monthly calculation of the Borrowing Base contained in a Borrowing Base Certificate, such excess amount shall be excluded from the calculation of the Borrowing Base for such month.

      B.  COLLATERAL.

            (i) Eligible Assets. The Eligible Assets may from time to time include the property of the types listed on Schedule 2.10 hereto, which schedule shall include, without limitation, (a) Cash and Permitted Cash Equivalents from time to time in the Cash Collateral Account, (b) Eligible Stage III Aircraft, (c) Eligible Stage II Aircraft, (d) the Hangar, (e) Eligible Simulators, (f) Eligible Spare Engines and (g) Rotables (collectively, the Collateral identified in clauses (a) through (g) and on Schedule 2.10, the "Eligible Assets"). Initially the Borrowing Base Collateral shall include the Hangar, the Simulators and the Spare Engines specified in Schedule 2.10A hereto and the Rotables and the Company shall cause all such Collateral to be subject to the Liens of Security Agreements on the Closing Date. Thereafter, subject to subsection 2.10B(ii), the Borrowing Base Collateral may include the Hangar, Simulators, Spare Engines, Rotables and other Eligible Assets which the Company elects from time to time to make subject to the Liens of Security Agreements, provided, however, that no Eligible Assets shall be included in the monthly calculation of the Borrowing Base unless the Lien of a Security Agreement has been perfected in such Collateral and such Collateral constitutes Borrowing Base Collateral.

            (ii)  Release and Addition of Eligible Assets.

                  (1) Release. Except under the circumstances set forth in the penultimate sentence of this subsection 2.10B(ii)(1), the Agent shall not release the Liens of the Security Agreements on the Hangar and the Parts Collateral until payment in full of all outstanding Loans and all other amounts owed to the Lenders and the Agent under the Notes and other Loan Documents, the termination of the Commitments and the termination of all outstanding Letters of Credit (unless such Letters of Credit have been cash collateralized pursuant to subsection 2.1(a) or 2.4B(iii)(2). The Agent shall from time to time release the Lien of the applicable Security Agreement from Borrowing Base Collateral other than the Hangar and the Rotables, provided that, prior to such release, (i) the Company shall make any prepayment and furnish additional collateral (if any) required by subsection 2.4B(iii)(1) if a Borrowing Base Deficiency would result from the reduction in the Borrowing Base that such release of such Lien would cause as calculated by the Borrowing Base Certificate delivered pursuant to clause (iv) below, (ii) no Event of Default or Potential Event of Default has occurred and is continuing, (iii) the Company has requested such release in writing and certified that it is entitled to such release under the applicable Security Agreement and this subsection 2.10 and (iv) the Company shall have delivered an updated Borrowing Base Certificate giving pro forma effect to such release and certifying that no Borrowing Base Deficiency will result therefrom (after taking into account any additional Eligible Assets added to the Borrowing Base pursuant to, and in compliance with, subsection 2.10B(ii)(2) concurrently with or prior to release of such Lien). Notwithstanding anything in this subsection 2.10B(ii)(1) to the contrary, the Agent acknowledges that (I) the Lien of the Spare Parts Security Agreement will be released from the Parts Collateral (as defined therein) in accordance with the terms thereof, and (II) the Hangar may be released from the Lien of the Hangar Security Agreement if an Event of Loss or an Event of Damage has occurred with respect to the Hangar and the Company complies with the requirements set forth in clauses (i) through (iv) of the second sentence of this subsection 2.10B(ii)(1). Following the release of the Lien of a Security Agreement on any Borrowing Base Collateral pursuant to the terms of this subsection 2.10B(ii)(1), unless and until such Borrowing Base Collateral is again subjected to the Lien of a Security Agreement, such Borrowing Base Collateral shall no longer be included in the calculation of the Borrowing Base or in a future Borrowing Base Certificate.

                  (2) Addition. The Company may from time to time subject Eligible Assets (other than Rotables) to the Lien of the relevant Security Agreements upon written notice thereof to the Agent and such additional Collateral shall be included in the next calculation of the Borrowing Base delivered in a Borrowing Base Certificate after (A) except in the case of Cash and Cash Equivalents in the Cash Collateral Account, an Approved Appraisal has been delivered to the Agent for such Eligible Assets, (B) the Lien of the relevant Security Agreement has been perfected in such Eligible Assets, (C) appropriate filings have been made to protect the Lien and rights of the Agent in any such Eligible Assets as are deemed necessary by the Agent, (D) the Agent shall have received such opinions as it shall reasonably request with respect to any such Eligible Assets, (E) the Agent shall have received insurance certificates and other documents required by the relevant Security Agreement and all other documents and actions required by the terms of such Security Agreement shall have been delivered or shall have occurred to the satisfaction of the Agent, (F) the Company shall have delivered all other documents and taken all other actions reasonably requested by the Agent with respect to any such Eligible Assets, (G) the Agent has satisfied itself that such Eligible Assets are "Aircraft", "Spare Engines" or "Simulators", as the case may be, within the meaning of this Agreement and as described in Schedule 2.10 hereof and (H) the Agent shall notify the Company in writing that it is satisfied that the conditions of this
Section 2.10B(ii)(2) have been satisfied. Rotables shall become subject to the Lien of the Spare Parts Security Agreement as provided therein, without also being required to satisfy any of the requirements of this subsection applicable to Eligible Assets of other types.

                  (3) Expenses. The Company shall pay all expenses of the Agent in connection with the release and addition of Eligible Assets to the Borrowing Base and the release or granting and perfection of Liens of Security Agreements in connection therewith, including, but not limited to, reasonable fees and expenses of counsel for the Agent, fees and expenses of special FAA counsel and filing fees.

      C.  APPROVED APPRAISAL AND APPRAISERS.

                  (1) Approved Appraisal. An Approved Appraisal for any Borrowing Base Collateral shall mean (A) an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser not later than the time that such Borrowing Base Collateral becomes subject to the perfected Lien of a Security Agreement, (B) a desk top appraisal (except, in the case of Rotables and Spare Engines only, an appraisal and inspection report) satisfactory to the Agent delivered annually thereafter to the Agent by an Approved Appraiser not later than the anniversary of the delivery date of the first appraisal, (C) an appraisal and inspection report or desk top appraisal satisfactory to the Agent delivered to the Agent no earlier than three months nor later than nine months after delivery of the initial or most recent regular Approved Appraisal or at any time after the Company has notified the Agent that such Borrowing Base Collateral has been damaged, and (D) in the case of Rotables only, an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser at the written request of the Company at any time. In the case of Rotables only, an inspection of the Rotables conducted as part of an Approved Appraisal shall mean an inspection of a sample of the Rotables by the Approved Appraiser for the purpose of determining the accuracy of the inventory reports maintained by the Company for the Rotables. The Approved Appraiser delivering any Approved Appraisal shall be selected by the Agent. The Company shall pay the fees and expenses of the Approved Appraiser in connection with delivery of an Approved Appraisal, except for an Approved Appraisal delivered pursuant to clause (C) of the first sentence of this subsection (unless such Approved Appraisal has been delivered following notice by the Company delivered pursuant to subsection 2.4B(iii)(1)(b) of loss or damage to Borrowing Base Collateral which the Company estimates in such notice or the Agent estimates in a notice delivered pursuant to subsection 2.4B(iii)(1)(e) may exceed $10,000,000, in which case the Company shall pay the fees and expenses in connection with such Approved Appraisal). Any inspection of Borrowing Base Collateral by an Approved Appraiser shall be conducted in compliance with the inspection provisions of the relevant Security Agreement.

                  (2) Approved Appraisers. Approved Appraisers for Borrowing Base Collateral shall mean AVITAS, Inc. and Simat Hellieson & Eichner Inc. or any other appraiser for such Eligible Assets approved in writing by the Agent and consented to by the Company, such consent not to be unreasonably withheld or delayed.

      D. BORROWING BASE CERTIFICATE. On the Closing Date and no later than the 25th day of each month thereafter until payment of all Loans outstanding hereunder and all other amounts payable to the Lenders and the Agent under the Notes and other Loan Documents, termination or expiry of all outstanding Letters of Credit and termination of the Commitments of the Lenders, the Company shall deliver a Borrowing Base Certificate to the Agent relating to the then most recently ended month (except solely in the case of the Borrowing Base Certificate delivered on the Closing Date, which such Borrowing Base Certificate shall, except for Fair Market Values of any Eligible Assets determined by Approved Appraisers as at any other dates, relate to October 31, 1997); provided, however, that in addition to such regular monthly certificates, the Company shall also deliver Borrowing Base Certificates when required, pursuant to subsection 2.4B(iii)(1), 2.10B(ii)(1) or 3.3(vii). Each Borrowing Base Certificate shall replace and supersede for all purposes of this Agreement the Borrowing Base Certificate then most recently delivered. Such Borrowing Base Certificate shall (1) state each component of Borrowing Base Collateral then subject to perfected Liens of the Security Agreements, (2) state the portion of the Borrowing Base established by each component Borrowing Base Collateral by the formula stated in the definition of Borrowing Base, (3) state the Borrowing Base by aggregating each of the values stated pursuant to the preceding clause
(2), and (4) state the then Outstanding Amounts and the amount of any Borrowing Base Deficiency. The Borrowing Base Certificate shall (A) certify that none of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of Damage, Repairable Event or Adjustment Event or, if any of such Borrowing Base Collateral is subject to an Event of Loss, Event of Damage, Repairable Damage or Adjustment Event, such Borrowing Base Certificate shall contain the relevant exclusions for any such Borrowing Base Collateral subject to such Event of Loss, Event of Damage, Repairable Damage or Adjustment Event as required by subsections 2.4B(iii)(1) and 2.10A hereof, (B) certify that no reduction in the Borrowing Base is required pursuant to subsection 2.4B(iii)(1)(e) or, if the Company cannot so certify, contain the exclusion required by such subsection and (C) certify that the portion of the Borrowing Base attributable to Rotables stated in the Borrowing Base Certificate does not exceed fifty percent (50%) of the aggregate Borrowing Base stated in such certificate or that, if the portion of the Borrowing Base attributable to the Rotables does exceed fifty percent (50%) of the aggregate Borrowing Base, the portion of the Borrowing Base attributable to the Rotables in such certificate for purposes of calculating the Borrowing Base excludes such excess amount. In determining the book value of Rotables in any Borrowing Base Certificate, the Company shall use its normal accounting procedures except to the extent that the timing of such procedures may be shortened pursuant to subsection 2.4B(iii)(1)(d). The Borrowing Base Certificate shall be certified to be true and accurate by a Responsible Officer of the Company. Notwithstanding any Borrowing Base Certificate delivered by the Company, in the event of any dispute between the Company and the Agent regarding the then Outstanding Amounts, the records of the Agent shall determine such Outstanding Amounts, absent manifest error.

                                   SECTION 3.
                   CONDITIONS TO LOANS AND CONVERSION OF LOANS

      The obligations of the Agent and the Lenders to make and maintain Revolving Loans and Term Loans and of the Issuing Bank to issue any Letter of Credit, and of the Lenders to convert Revolving Loans into Term Loans, hereunder are subject to the satisfaction of the following conditions:

3.1  CONDITIONS TO CLOSING DATE.

      The obligations of the Lenders to make Loans (including the obligation of the Issuing Bank to issue Letters of Credit) on or after the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

      A. COMPANY DOCUMENTS. The Company shall deliver or cause to be delivered to the Lenders (or to the Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated or certified on, as the case may be, the Closing Date:

            (i) certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

            (ii) copies of its Bylaws, certified by its corporate secretary or an assistant secretary;

            (iii) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

            (v) executed originals of this Agreement, the Revolving Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

            (vi) such other documents as the Agent may reasonably request.

      B. NECESSARY CONSENTS. The Company shall have obtained all consents necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Agent.

      C. FINANCIAL CONDITION CERTIFICATE. The Company shall have delivered to the Agent a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit VIII, with appropriate attachments demonstrating that, after giving effect to the consummation of the financing transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, are Solvent.

      D. OPINIONS OF COMPANY'S COUNSEL. The Agent and its counsel shall have received (i) executed copies of a favorable written opinion of Andrews & Kurth L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit V-A annexed hereto and (ii) executed copies of a favorable written opinion of Andrews & Kurth L.L.P. regarding Section 1110 of the Bankruptcy Code, dated the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit V-B annexed hereto.

      E. OPINIONS OF GENERAL COUNSEL. The Agent and its counsel shall have received executed copies of one or more favorable written opinions of Stephen L. Johnson, Esq., Senior Vice President, Legal Affairs of the Company, in form and substance reasonably satisfactory to the Agent and its counsel, dated the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit V-C annexed hereto.

      F. OPINIONS OF ARIZONA COUNSEL. The Agent and its counsel shall have received executed copies of one or more favorable written opinions of local Arizona counsel regarding perfection of the Agent's security interest in the Collateral, in form and substance satisfactory to the Agent and its counsel, dated the Closing Date, and stating forth substantially the matters in the opinions designated in Exhibit V-D annexed hereto.

      G. OPINIONS OF FAA COUNSEL. The Agent and its counsel shall have received executed copies of a favorable written opinion of William C. Boston & Associates regarding perfection of the security interests in certain of the Collateral established by the Security Agreements filed with the FAA on the Closing Date.

      H. FEES. The Company shall have paid to the Agent, for distribution (as appropriate) to the Agent and Lenders, the fees payable on the Closing Date referred to in subsections 2.3A and D.

      I. EVIDENCE OF INSURANCE. The Company shall have delivered to the Agent certificates of insurance with respect to Borrowing Base Collateral subject to Security Agreements as of the Closing Date, naming the Agent (on behalf of the Agent, the Issuing Bank and the Lenders) as loss payee under the casualty insurance policies and as additional insured under the liability policies of the Company and a broker's report from the Company's insurance broker evidencing compliance with the requirements of each Security Agreement, all as required pursuant to subsection 5.4 hereof or pursuant to the Security Agreements.

      J. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties of the Company contained herein and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date) and that the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

      K. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Agent a Compliance Certificate dated the Closing Date as of September 30, 1997, substantially in the form annexed hereto as Exhibit IV.

      L. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

      M. APPRAISAL AND BORROWING BASE CERTIFICATE. The Company shall have delivered to the Agent one or more Approved Appraisals of all Borrowing Base Collateral (other than Cash and Cash Equivalents) subject to the Lien of a Security Agreement on the Closing Date, each by an Approved Appraiser in form and substance satisfactory to the Agent. The Company shall have delivered to the Agent the Borrowing Base Certificate contemplated to be delivered on the Closing Date by the terms of subsection 2.10.

      N. ELIGIBLE ASSETS. The Collateral as of the Closing Date shall include the Eligible Assets listed in Schedule 2.10A hereto which is scheduled to be included in the Borrowing Base by the Closing Date as certified in the Borrowing Base Certificate delivered on the Closing Date and, without limitation of the foregoing, such Eligible Assets shall be subject to the perfected Liens of the applicable Security Agreements.

      O. SECURITY AGREEMENTS. All documents required to be delivered, filings required to be made and action required to be taken by the terms of any Security Agreement referred to in subsection 3.1N shall have been accomplished in accordance with such terms.

      P. CONSENTS. All consents required to be delivered in connection with the Hangar Security Agreement and the Spare Engine and Simulator Security Agreement, including, without limitation, the execution and delivery of the consent of the City of Phoenix to the Hangar Security Agreement.

3.2  CONDITIONS TO ALL LOANS.

      A. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make Loans and of the Issuing Bank to issue any Letter of Credit on any Funding Date are subject to the Closing Date having occurred and the satisfaction of the following additional conditions:

            (i) The amount of such Loan or Letter of Credit, together with the amounts outstanding on all other Loans and the Letter of Credit Usage made to such Funding Date, shall not exceed the least of (x) $100,000,000, (y) the Borrowing Base and (z) the aggregate amount of the Revolving Loan Commitments as such Revolving Loan Commitments shall have been reduced from time to time pursuant to subsections 2.4B(ii) and 2.4B(iii)(2);

            (ii) Any Eligible Assets which are scheduled to be added to the Borrowing Base on or before the Funding Date of such Loan or Letter of Credit pursuant to Schedule 2.10B shall in fact have been added to the Borrowing Base by such Funding Date as certified in a Borrowing Base Certificate delivered by such Funding Date and shall be subject to perfected Liens of the relevant Security Agreements;

            (iii) The Company shall have delivered to the Agent such other documents as may reasonably request and all such documents shall be in form and substance reasonably satisfactory to the Agent;

            (iv) As a condition to the making of a Loan on such Funding Date, the Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, a Notice of Borrowing, in each case signed by a Responsible Officer of the Company;

            (v) As a condition to the issuance of a Letter of Credit on such Funding Date, the Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.9B, an originally executed written notice from the

      Company, in accordance with the provisions of subsection 2.9B, in each case signed by a Responsible Officer of the Company;

            (vi) As of that Funding Date, if a Loan is being made or a Letter of Credit issued:

                  (a) the representations and warranties of the Company
            contained herein and in the other Loan Documents and in the applicable Borrowing Base Certificate shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date), and the Company shall be deemed to have represented to the Agent, the Issuing Bank and the Lenders to such effect and as to the matters set forth in clauses
            (b) through (e) of this subsection 3.2A(vi);

                  (b) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (c) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans and issuing Letters of Credit hereunder;

                  (d) no Change of Control shall have occurred (other than a
            Change of Control in respect of which (x) the date specified in the notice sent from the Agent to the Company and the Lenders pursuant to subsection 2.4B(iii)(2) for prepayment of the Loans and termination of the Commitments shall have occurred and (y) any Lender shall have elected to have its Commitment continue pursuant to subsection 2.4B(iii)(2)); and

                  (e) if a Letter of Credit is being issued on such Funding
            Date, the Company shall have paid the fee required by subsection 2.9E (1)(ii) with respect to such Letter of Credit and the fees required by subsection 2.9E(2) when due.

      B. ADDITIONAL COLLATERAL. The obligations of the Lenders to make Revolving Loans and of the Issuing Bank to issue any Letter of Credit on any Funding Date subsequent to the Closing Date are subject to satisfaction on or before such Funding Date of the following conditions with respect to any Eligible Assets added to the Borrowing Base after the Closing Date:

                  (i) Each such item of such Collateral shall be subject to the perfected Lien of a Security Agreement;

                  (ii) Such filings shall have been made as are deemed
            reasonably necessary by the Agent to perfect such Liens and the rights and interests of the Agent under such Security Agreement;

                  (iii) The Agent shall have received such opinions as it shall reasonably request with respect to such Security Agreement (to the extent not previously the subject of opinions of the counsel referred to in clauses (1) and (2) referred below) and Eligible Assets, including, but not limited to (1) an opinion of FAA counsel with respect to Collateral perfected by a filing at the FAA and (2) a Section 1110 opinion from counsel reasonably satisfactory to the Agent in form and substance satisfactory to the Agent with respect to such Collateral as has Section 1110 protection;

                  (iv) The Agent shall have received insurance certificates and other documents required by such Security Agreement with respect to such Collateral and all other documents and actions required by the terms of such Security Agreement shall have been delivered or shall have occurred; and

                  (v) The Company shall have delivered all other documents and taken all other actions reasonably requested by the Agent with respect to such Additional Collateral and Security Agreement.

3.3  CONDITIONS TO CONVERSION OF REVOLVING LOANS INTO TERM LOANS.

      The obligations of the Lenders to convert Revolving Loans into Term Loans on the Revolving Loan Commitment Termination Date are subject to the following conditions precedent:

                  (i) the representations and warranties of the Company
            contained herein and in the other Loan Documents and in the applicable Borrowing Base Certificate shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date), and the

            Company shall be deemed to have represented to the Agent and the Lenders to such effect and as to the matters set forth in clauses
            (ii), (iv) and (ix) of this subsection 3.3;

                  (ii) no event shall have occurred and be continuing or would result from such conversion that would constitute an Event of Default or a Potential Event of Default;

                  (iii) the Company shall have provided the notice and Officer's
            Certificate required pursuant to subsection 2.1A(ii) on or before such Conversion Date;

                  (iv) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement;

                  (v) the Company shall have delivered to the Lenders (or to the
            Agent for the Lenders) executed originals of the Amended and Restated Notes, duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions;

                  (vi) the Agent and its counsel shall have received executed copies of one or more favorable written opinions of counsel for the Company (who may be the Company's chief legal officer) in form and substance reasonably satisfactory to the Agent and its counsel, dated as of the Conversion Date, setting forth substantially the matters in the opinion designated in Exhibit V-C annexed hereto, including, but not limited to, the issuance of the Amended and Restated Notes;

                  (vii) the Company shall have delivered a Borrowing Base
            Certificate on the Conversion Date, which Borrowing Base Certificate shall make pro forma adjustments to the then most recently delivered Borrowing Base Certificate to reflect the decreased percentages set forth in the definition of Borrowing
            Base;

                  (viii) the Company shall have paid the fee set forth in
            subsection 2.3B;

                  (ix) no Change of Control shall have occurred (other than a
            Change of Control in respect of which (x) the date specified in the notice sent from the Agent to the Company and the Lenders pursuant to subsection 2.4B(iii)(2) for prepayment of the Loans and termination of the

            Commitments shall have occurred and (y) any Lender shall have elected to have its Commitment continue pursuant to subsection 2.4B(iii)(2)); and

                  (x) the Agent shall have received copies of such other
            documents as the Agent may reasonably request and all such documents shall be in form and substance reasonably satisfactory to the Agent.


                                   SECTION 4.
                   COMPANY'S REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make the Revolving and Term Loans and to induce the Issuing Bank to issue the Letters of Credit, the Company represents and warrants to the Agent, the Issuing Bank and each Lender, as of the date of this Agreement, the Closing Date and each Funding Date, that the following statements are true, correct and complete:

4.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
      SUBSIDIARIES.

      A. ORGANIZATION AND POWERS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated hereby and thereby.

      B. QUALIFICATION AND GOOD STANDING; AIR CARRIER CERTIFICATION. The Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of the Act. The Company is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act (a "UNITED STATES CITIZEN") and holds an air carrier operating certificate issued pursuant to Chapter 447 under the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

      C. SUBSIDIARIES. All of the Subsidiaries of the Company as of the Closing Date are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xi). The

Capital Stock of each of the Subsidiaries of the Company identified in Schedule
4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of the Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Company and each of its Subsidiaries in each of the Subsidiaries of the Company identified therein.


4.2  AUTHORIZATION OF BORROWING, ETC.

      A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Company.

      B. NO CONFLICT. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which has not been obtained or made on or prior to the date required to be obtained or made except for such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date or if not made or obtained would materially affect such performance.

      D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.3  FINANCIAL CONDITION.

      The Company has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (i) the audited balance sheets of the Company as at December 31, 1996, and the related statements of income, stockholders' equity and cash flows of the Company for the Fiscal Year then ended and (ii) the unaudited balance sheet of the Company as at September 30, 1997 and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for each of the periods then ended subject, in the case of the unaudited statements, to year-end audit and adjustments. Except as disclosed in writing to the Agent after the date of this Agreement, the Company does not (and will not following the funding of the initial Loans) have any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements (or in the most recently delivered financial statements delivered pursuant to subsection 5.1((i) or (ii)) or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or, with respect to the initial borrowing hereunder only, the prospects of the Company.

4.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.

      Since December 31, 1996, no material adverse change has occurred in the financial condition or operations of the Company. For purposes of the previous sentence, the term "material adverse change" shall mean the material impairment of the Company's ability to perform its payment and other material obligations under the Loan Documents; this sentence is intended to pertain to substantial economic events such as (1) any actual or imminent regulatory or judicial order revoking or materially restricting the Company's ability to operate as an airline or to operate any of the aircraft types in its fleet that is not subject to judicial stay or (2) any labor strike action that causes operations to be substantially suspended for a period exceeding three weeks.

Since December 31, 1996, neither the Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as would have been permitted by subsection 6.4, as if such subsection was in effect at all times after December 31, 1996.

4.5  TITLE TO PROPERTIES; LIENS.

      Except for any property covered by any Security Agreement (the terms of which shall govern such property to the extent provided therein), the Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.6. Except as not prohibited by this Agreement, to the actual knowledge of the Company, all such properties and assets are free and clear of Liens.

4.6  LITIGATION; ADVERSE FACTS.

      There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that, individually or in the aggregate, if adversely determined could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.7  PAYMENT OF TAXES.

      Except to the extent permitted by subsection 5.3, all federal income tax returns and other material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed (or extensions have been obtained with respect thereto), and all federal income taxes and material Taxes upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when before any penalty, fine or interest accrues thereon. Except as disclosed in writing to the Agent after the Closing Date, there are no agreements with respect to Taxes between the Company and any taxing agency or authority.

4.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

      A. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      B. Neither the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.9  GOVERNMENTAL REGULATION.

      Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10  SECURITIES ACTIVITIES.

      Neither the Company nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11  EMPLOYEE BENEFIT PLANS.

      Each Plan maintained by the Company or an ERISA Affiliate is in compliance in all material respects with all applicable laws. Except in such instances where an omission or failure would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely and (b) neither the Company nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of the Company's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of the Company that in the reasonable determination of the Company would impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Except in such instances where an omission or failure would not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents, each Plan maintained by the Company or an ERISA Affiliate that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which could result in liability of the Company that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage described in Part 6 of Title 1 of ERISA, except where such liability could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of ERISA except to the extent that such participation would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company has not incurred or potential liability with respect to a multiemployer plan, as defined in section 3(37) of ERISA or a plan described in section 4063(a) of ERISA except to the extent that such liability would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied, and no condition exists that could reasonably be expected to result in the Company or an ERISA Affiliate incurring any liability under Title IV of ERISA that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.12  ENVIRONMENTAL PROTECTION.

      A. All Facilities and operations of the Company and its Subsidiaries are, and have been to the Company's knowledge, in compliance with all Environmental Laws except for any noncompliance which, individually or in the aggregate, could not in the reasonable determination of the Company be expected to impair the ability of the

Company to perform its payment or other material obligations under the Loan Documents.

      B. There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (a) arising at any Facilities or, to the knowledge of the Company, at any other location or (b) arising in connection with the operations of the Company or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries and which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      C. To the Company's knowledge, there are no pending or threatened Environmental Claims against the Company or its Subsidiaries, and the Company and its Subsidiaries have received no notices, inquiries, or requests for information with respect to any Environmental Claims which in either case if adversely determined could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      D. Except as disclosed to the Agent in writing, the Company is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law the failure to comply with which could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

      E. The Company has provided the Agent copies of all environmental audits, assessments or other evaluations in its possession or subject to its control prepared with respect to the Hangar, except for audits, assessments or other evaluations that are confidential and privileged as attorney-client communication.

4.13  SOLVENCY.

      The Company is and, upon the incurrence of any Obligations by the Company on any date on which this representation is made, will be, Solvent.

4.14  DISCLOSURE.

      No representation or warranty of the Company contained in any Loan Document or in any other document, certificate or written statement furnished to the Agent or Lenders by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement.

Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Responsible Officer of the Company (other than matters of a general economic nature) that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.


                                   SECTION 5.
                         COMPANY'S AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

      The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Agent and Lenders:

            (i) Quarterly Financials: as soon as available and in any event within 60 days after the end of each fiscal quarter of each Fiscal Year (other than the last quarter of each Fiscal Year), (a) the consolidated balance sheets of each of the Company and Holdings as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity of each such company for such fiscal quarter and consolidated cash flows of each such company for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer, controller or treasurer of such company that they fairly present the consolidated financial condition of such company as at the dates indicated and the results of its operations and their cash flows for the periods indicated and (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that delivery of such company's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this subsection 5.1(i):

            (ii) Year-End Financials: as soon as available and in any event within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheets of each of the Company and Holdings at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such company for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, in the case of the Company, the corresponding figures from the annual financial plan delivered pursuant to subsection 5.1(viii) for the Fiscal Year covered by such financial statements of the Company, all in reasonable detail, (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such Fiscal Year, and (c) an accountant's report thereon of KPMG Peat Marwick L.L.P. or other independent certified public accountants of recognized national standing selected by such company, which report shall be unqualified, shall express no doubts about the ability of such company to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of such company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that (i) references in such opinion to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of this subsection and (ii) delivery of such company's Form 10-K for such Fiscal Year shall be deemed to satisfy all of the requirements of this subsection 5.1(ii);

            (iii) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company pursuant to subdivisions
      (i) and (ii) above after the Closing Date, (a) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (or non-compliance) during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in subsections 6.4 and 6.5;

            (iv) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all material press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

            (v) Events of Default, etc.: promptly upon any Responsible Officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, (b) that any creditor has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K if the Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, in the reasonable determination of the Company, impairment of the ability of the Company to perform its payment or other material obligations under the Loan Documents, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

            (vi) Litigation or Other Proceedings: To the extent not disclosed pursuant to this subsection, (a) promptly upon any Responsible Officer of the Company obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") or (Y) any material development in any Proceeding that, in any case:

                  (1) if adversely determined and assuming that all damages
            demanded in such litigation are awarded, is in the reasonable determination of the Company likely to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents; or

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to the Company to enable the Agent and its counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of its Subsidiaries equal to or greater than $20,000,000 and promptly after request by the Agent such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

            (vii) ERISA Reports: promptly after the receipt by the Company of a request therefor by the Agent or a Lender copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by the Company or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

            (viii) Annual Financial Plan: annually, as soon as practicable after preparation thereof by the Company in the ordinary course of business but in no event later than January 31 of each year, the Company shall provide the Agent and each Lender copies of its annual financial plan;

            (ix) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (x) Pricing Certificates: (a) within one Business Day after any public release by S&P or Moody's raising or lowering its credit rating on the Company's senior unsecured debt obligations and (b) at such additional times as the Company may elect, a certificate setting forth the credit rating on the Company's senior unsecured debt obligations (each, a "Pricing Certificate");

            (xi) Additional Subsidiaries: to the extent permitted hereunder pursuant to subsection 6.13, with reasonable promptness, upon the formation thereof, the name, corporate structure and allocation of Voting Securities of each Subsidiary of the Company, including, without limitation, providing a supplement Schedule 4.1 hereto with all relevant information included with respect to such new Subsidiary;

            (xii) Insurance Proceeds: promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge of the occurrence of an event of loss or damage to any Collateral that is reasonably expected to result in receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

            (xiii) Plan Audits and Liabilities: promptly after the Company or any ERISA Affiliate (a) contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (b) knows or has reason to know that any event with respect to any Plan occurred that could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents a notification thereof;

            (xiv) Funding Changes and New Plan Benefits: promptly after the change, a notification of any material increases in the benefits, or material change in funding method, with respect to which the Company may have any liability, or the establishment of any material new Plan with respect to which the Company may have any liability or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (xv) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

            (xvi) ERISA Reportable Events: promptly after the occurrence of any reportable event (as defined in ERISA) relating to a Plan with respect to which the Company or an ERISA Affiliate may have any liability (other than any such event with respect to which the Pension Benefit Guaranty Corporation has waived the ERISA reportable event notification requirement by regulation or notice); and

            (xvii) Other Information: with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

5.2  CORPORATE EXISTENCE.

      Except as permitted under subsection 6.6(v), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company and the rights (charter and statutory) and franchises of the Company and any Subsidiary of the Company; provided, that the Company shall not be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the Board of Directors of the Company shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that abandonment of any such right or franchise shall not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      A. The Company will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien on the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Company to the extent required by GAAP.

      B. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of the Company or the Company or Holdings).

5.4  MAINTENANCE OF PROPERTIES; INSURANCE.

      The Company will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company or any

Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Company or such Subsidiary, as the case may be, desirable in the conduct of its respective business and not disadvantageous in any material respect to the Lenders. In addition to the insurance required pursuant to each of the Security Agreements, the Company will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice.

5.5  INSPECTION.

      The Company will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties (other than with respect to Collateral, inspection of which is governed by the applicable Security Agreements) of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to the Company's business, as reasonably determined by the Company.

5.6  COMPLIANCE WITH LAWS, ETC.

      The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents on the Company and its Subsidiaries, taken as a whole. The Company shall not conduct, any Hazardous Materials Activity at any Facility or at any other location in a manner that does not comply with Environmental Laws.

5.7  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

      To the extent required by Environmental Laws, the Company will promptly take, and will cause each of its Subsidiaries promptly to take, any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the Company) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the Company or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Company against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary.

5.8  FURTHER ASSURANCES.

      At any time or from time to time upon the request of the Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

5.9  EMPLOYEE BENEFIT PLANS.

      The Company shall take such actions as are reasonably practicable to ensure that the Plans with respect to which it may have any liability are operated in material compliance with all applicable laws, except to the extent that the failure to do so could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor a Subsidiary shall amend, adopt or terminate any Plan unless such action could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.10  FAA MATTERS; CITIZENSHIP.

      The Company will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under Section 41102(a)(1) of the Act. The Company will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company will possess and maintain all necessary consents, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

5.11  CHANGES IN GAAP.

      Should there be a change in GAAP from that in effect on the Closing Date, such that the defined terms set forth in subsection 1.1 or the covenants set forth in Section 6 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, the Company will, upon the request of the Agent and the Lenders, and the Agent and Lenders will, upon the request of the Company, within 30 days of such request, amend this Agreement as necessary to preserve the intent of the financial covenants contained herein on the Closing Date. In the event that the parties hereto are unable to agree upon such an amendment within such 30 day period, such defined terms and covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   RESERVED.

6.2   LIENS AND RELATED MATTERS.

      A. PROHIBITION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (other than Collateral) (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

            (i)  Permitted Encumbrances;

            (ii) purchase money Liens securing Indebtedness used to acquire aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment; and

            (iii) other Liens securing or relating to Indebtedness and other liabilities and obligations in an aggregate amount not to exceed $100 million at any time outstanding.

      B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except (i) as provided herein and (ii) as described on Schedule
6.2 annexed hereto, the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction or consensual encumbrance with respect to any Subsidiary thereof to (a) pay dividends or make other distributions on its Capital Stock or (b) make loans or advances to the Company or any other Subsidiary of the Company, or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

6.3   INVESTMENTS.

      The Company shall not, and shall not permit any Subsidiary to make any Investment other than (i) Investments consisting of proceeds from Asset Sales as permitted by subsection 6.11; (ii) Investments consisting of Cash Equivalents;
(iii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iv) payroll advances and advances for business and travel expenses in the ordinary course of business; (v) Investments by the Company in its Subsidiaries in the ordinary course of business; (vi) Investments by any Subsidiary of the Company in the Company or in any other Subsidiary; (vii) Investments by the Company for the purpose of acquiring businesses reasonably related to the business of the Company in an aggregate amount not exceeding $5,000,000 in any Fiscal Year of the Company; (viii) Investments made by way of any endorsement of negotiable instruments received by the Company or any Subsidiary in the ordinary course of its business and presented by it to any bank for collection or deposit; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the Company or any Subsidiary; (x) Investments by the Company in any Subsidiary for the purpose of receivables financing; (xi) an Investment not in excess of the amount of Restricted Payments that the Company is permitted to make (immediately prior to making such Investment) under subsection 6.4 of this Agreement; and (xii) in addition to any other permitted investments, any other Investments by the Company in an aggregate amount not exceeding $1,000,000 at any time.

6.4   RESTRICTED PAYMENTS.


      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment if, at the time of such Restricted Payment or action with respect thereto, (i) an Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom or (ii) the aggregate amount expended by the Company and its Subsidiaries for all Restricted Payments (the amount of any Restricted Payment if other than cash to be the fair market value of the property included in such payment as determined in good faith the Board of Directors of the Company as evidenced by a Board Resolution) from and after the date of this Agreement shall exceed an amount equal to $118,000,000 plus the sum of (x) Equity Proceeds from any offering made by the Company after October 1, 1997 plus (y) an amount equal to 50% of the Adjusted

Consolidated Net Income of the Company generated on or after October 1, 1997 through the last day of the most recently completed fiscal quarter immediately preceding the quarter in which the Restricted Payment occurs, calculated on a cumulative basis as if such period were a single accounting period. For the purposes of this subsection 6.4, any guaranty of indebtedness of Holdings or any Affiliate of the Company in excess of $70,000,000 shall, to the extent of such excess, constitute a Restricted Payment.


6.5   FINANCIAL COVENANTS.


      A. MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit the ratio of (i) EBITDA plus Aircraft Rental Expense to (ii) Interest Expense plus Aircraft Rental Expense for any four-fiscal quarter period ending as of the last day of any fiscal quarter of the Company to be less than 1.15 to 1.00.



      B. MAXIMUM LEVERAGE RATIO. The Company shall not permit the ratio of (i) Adjusted Debt of the Company on a consolidated basis as of such date to (ii) Net Worth as of the last day of any fiscal quarter of the Company to be more than
3.75 to 1.00. If the Company incurs nonrecurring, noncash charges in a Fiscal Year, and such charges or the net loss resulting therefrom reduce the Company's Net Worth, Net Worth will exclude the lesser of the noncash charges and the net loss resulting therefrom, in an amount not greater than $50 million for such Fiscal Year and not greater than $100 million in the aggregate, and will also exclude any loss arising from a one-time nonrecurring noncash charge in respect of a write off of excess reorganization value.



      C. MINIMUM NET WORTH. The Company shall not permit Net Worth at any time to be less than the sum of (A) $530,000,000, plus (B) an amount equal to 50% of the Adjusted Consolidated Net Income of the Company for the period from March 31, 1997, to the date of determination without regard to net losses except set forth in the following sentence, plus (C) 50% of the Equity Proceeds of any offering by the Company after the Closing Date. If the Company incurs nonrecurring, noncash charges in a Fiscal Year, and such charges or the net loss resulting therefrom reduce the Company's Net Worth, Net Worth will exclude the lesser of the noncash charges and the net loss resulting therefrom, in an amount not greater than $50 million for such Fiscal Year and not greater than $100 million in the aggregate, and will also exclude any loss arising from a one-time nonrecurring noncash charge in respect of a write off of excess reorganization value.



      D. MINIMUM LIQUIDITY. The Company shall not permit the reserve of unrestricted Cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries (without regard to Cash and Cash Equivalents in the Cash Collateral Account) to be less than $100 million at any date of determination thereof.



      E. NONAIRCRAFT DEBT. The Company shall not allow its Indebtedness excluding (i) the Loans, (ii) Indebtedness secured solely by Liens on aircraft (including aircraft engines installed thereon) in its fleet, spare aircraft engines, aircraft parts, simulators and passenger loading bridges or other flight or ground support equipment owned by the Company, (iii) Operating Leases and Capital Leases of aircraft, and (iv) Indebtedness consisting of notes in satisfaction or partial satisfaction of obligations of the Company under purchase agreements in respect of aircraft or engines, to exceed $250 million at any time.


6.6 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) any Subsidiary of the Company may be merged with or into the Company or any wholly-owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any such wholly-owned Subsidiary of the Company; provided that, in the case of such a merger, the Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; and

            (ii) the Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

            (iii) the Company and its Subsidiaries may make Asset Sales to the extent permitted by subsection 6.11 hereto; and

            (iv) the Company may make acquisitions of all or substantially all of the capital stock of another Person or all or substantially all of the assets of the business of another Person provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of the Company, (b) with respect to such acquisition any newly acquired Subsidiary of the Company shall be a Wholly Owned Subsidiary, (c) immediately before and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect to the acquisition, the Company shall be in compliance on a Pro Forma Basis with financial covenants in subsection
      6.5 and such compliance shall be evidenced by an Officer's

      Certificate demonstrating such compliance and (e) the aggregate purchase price in connection with all such acquisitions (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with the Company's Common Stock) does not exceed $200,000,000;

            (v) the Company may enter into a consolidation or merger that complies with subsections 6.10 and 6.12 hereof.

6.7   SALES AND LEASE-BACKS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, other than aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease; provided that the Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases shall not exceed $10,000,000.

6.8   TRANSACTIONS WITH AFFILIATES.

      A. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Company (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under subsection 6.8B hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value in excess of $10,000,000, the Company or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary shall reasonably and in good faith determine that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, or is on terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtained at such time from an unaffiliated party.

      B. The provisions of subsection 6.8A shall not apply to (i) any agreement as in effect as of the date hereof, or any amendment thereto in effect as of the date hereof or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such agreement or amendment or transaction is not disadvantageous to the Lenders in any material respect; (ii) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith; (iv) any Restricted Payments not prohibited by subsection 6.4; (v) any payments or other transactions pursuant to any tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; and (vi) transactions with Continental Airlines, Inc., Mesa Airlines, Inc. and their respective Affiliates as contemplated by the Alliance Agreements.

6.9   CONDUCT OF BUSINESS.

      From and after the date hereof, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the date hereof and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.10  MERGER OR CONSOLIDATION.

      The Company shall not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless: (i) in the case of a consolidation or merger, the Company is the surviving entity, or (ii) if the Company is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Company substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Agent, in form satisfactory to the Agent, the Company's Obligations to repay the Loans and all other Obligations of the Company; (iii) immediately before and after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Agent an Officer's Certificate and, in the case of any transaction described in clause (ii) above, an opinion of counsel from counsel satisfactory to the Agent, in form and substance satisfactory to the Agent, stating that such consolidation, merger, conveyance, lease or transfer and such agreement comply with this subsection and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Agent.

6.11  LIMITATION ON ASSET SALES.

      In the event and to the extent that on any date after the Closing Date the Company and its Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by the Company or any Subsidiary to the Company or another Subsidiary), then the Company shall, or shall cause such Subsidiary to, within 12 months after such date apply an amount equal to the amount by which the aggregate amount of Net Cash Proceeds for such 12 month period exceeds $15,000,000 (A) to repay Indebtedness of the Company or Indebtedness of any of its Subsidiaries, in each case owing to a Person other than the Company or any of its Subsidiaries, and/or (B) subject to subsection 6.6(iv), as an Investment (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof (as determined in good faith by the board of directors of the Company or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a resolution of the board of directors of the Company or such Subsidiary). The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence shall constitute "Excess Proceeds."

6.12  LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES.

      Other than Subsidiaries which comply with Section 6.13, each Subsidiary of the Company shall at all times be a Wholly Owned Subsidiary of the Company. The Company (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, encumber or otherwise dispose of any Capital Stock of a Subsidiary, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary; provided, that the limitations of this subsection shall not apply to any transaction between or among the Company and one or more direct or indirect Wholly Owned Subsidiaries of the Company whereby the Company merges, consolidates or otherwise combines with such Wholly Owned Subsidiary and pursuant to which all existing holders of Capital Stock of the Company receive, upon conversion or otherwise in exchange for securities owned by such holders, Capital Stock of a corporation which immediately prior to such exchange is a Wholly Owned Subsidiary, and which securities have rights and preferences identical to those of the securities replaced, so long as (a) immediately before and after giving effect to such transaction no Potential Default or Event of Default shall have occurred and be continuing, and (ii) such transaction is otherwise in conformity with and not prohibited by this Agreement.

6.13  LIMITATION ON CREATION OF NEW SUBSIDIARIES.

      The Company may create new Subsidiaries provided that (i) the total assets of all Subsidiaries in the aggregate (other than (a) single purpose Subsidiaries created solely for the purpose of financing aircraft and (b) Subsidiaries created solely for the purpose of acquiring assets from Persons other than the Company or any of its Subsidiaries) does not at any time exceed ten percent (10%) of the consolidated total assets of the Company, in each case determined in accordance with GAAP and (ii) the Company complies with the provisions of subsection 5.1(xi) hereof.

                                   SECTION 7.
                                EVENTS OF DEFAULT

      If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

            (i) Failure by the Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) failure by the Company to pay any interest on any Loan or any fee or any other amount due under this Agreement or any other Loan Document within five Business Days after the date due; or

7.2   DEFAULT IN OTHER AGREEMENTS.

            (i) The Company or any Subsidiary (a) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than Indebtedness referred to in subsection 7.1) beyond any period of grace provided with respect thereto, provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $10,000,000, or (b) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $10,000,000; or

7.3  BREACH OF CERTAIN COVENANTS.

      Failure of the Company to perform or comply in any material respect with any term or condition contained in subsections 2.5B, 5.2, 5.10, 6.2, 6.5, 6.7 and 6.9 of this Agreement and (excluding subsection 5.10) such failure shall not have been remedied within five days after a Responsible Officer of the Company knows (or, in the reasonable exercise of such Responsible Officer's discretion, should have known) of such failure; or

7.4  BREACH OF WARRANTY.

      Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

      (i) The Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived (x) within 30 days after the earlier of (a) a Responsible Officer of the Company becoming aware of such default or (b) receipt by the Company of notice from the Agent or any Lender of such default or (y) with respect to a default under subsection 6.6, the earlier of (a) an officer of the Company becoming aware of the default after the applicable measurement date and (b) the delivery of financial statements pursuant to subsection 5.1 or (ii) a guaranty, if any, of the Obligations for any reason ceases to be in full force and effect; or

7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) A court shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (i) or clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

      (i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8   JUDGMENTS AND ATTACHMENTS.

      Any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against the Company or any of its Subsidiaries treating any deductibles, self-insurance or retention as not so covered shall be rendered against the Company or any Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgements or orders outstanding against the Company or its Subsidiaries to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

7.9   DISSOLUTION.

      Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10  RESERVED.

7.11  FAILURE OF SECURITY.

      Upon execution and delivery thereof, any Security Agreement shall, at any time, cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Security

Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Company, or the Agent shall not have or shall in any material respect cease to have a valid and perfected first priority security interest in any Collateral (or in the case of the Spare Parts Security Agreement, Rotables only) purported to be covered thereby, subject only to Liens permitted under the applicable Security Agreements and, in each case, the Company shall fail to (i) deliver a Borrowing Base Certificate excluding therefrom the Collateral subject to such Security Agreement within ten (10) days after a Responsible Officer of the Company knows of such failure and (ii) make a prepayment (and/or provide collateral) in accordance with subsection 2.4B(iii)(1)(a);

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of each Lender to make any Loan shall thereupon terminate and (ii) upon the occurrence and during the continuation of any other Event of Default, the Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate. Following the occurrence and during the continuation of an Event of Default, the Agent may exercise any remedy provided in the Security Agreements or any other Loan Document or otherwise available to it.


                                   SECTION 8.
                                      AGENT

8.1   APPOINTMENT.

      The Industrial Bank of Japan, Limited, Los Angeles Agency, is hereby appointed the Agent hereunder and under the other Loan Documents and each Lender and the Issuing Bank hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 (except subsections 8.5 and 8.6) are solely for the benefit of the Agent, the Issuing Bank and the Lenders, and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an agent of the Lenders and the Issuing Bank and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

8.2   POWERS AND DUTIES; GENERAL IMMUNITY.

      A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or the Issuing Bank; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent shall not be responsible to any Lender or the Issuing Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Lenders or the Issuing Bank or by or on behalf of the Company to the Agent or any Lender or the Issuing Bank in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

      C. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders or the Issuing Bank for any action taken or omitted by the Agent under or in connection with any of the Loan Documents except to the extent caused by their respective gross negligence or willful misconduct. If the Agent shall request instructions from the Lenders or the Issuing Bank with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Requisite Lenders. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) neither a Lender nor the Issuing Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders.

      D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender or Issuing Bank hereunder. With respect to its participations in the Loans, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

8.3   REPRESENTATIONS AND WARRANTIES; NO RELIANCE.

      Each Lender and the Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own analysis of the creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders and the Issuing Bank or to provide any Lender and the Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders and the Issuing Bank.

8.4   RIGHT TO INDEMNITY.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent and the Issuing Bank (and their respective affiliates and partners), to the extent that the Agent or the Issuing Bank, as the case may be, shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Issuing Bank, as the case may be, in exercising their respective powers, rights and remedies or performing their respective duties hereunder or under the other Loan Documents or otherwise in their respective capacities as Agent and Issuing Bank, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Issuing Bank's, as the case may be, gross negligence or willful misconduct.

8.5   SECURITY AGREEMENTS.

      Without limiting the generality of subsection 8.1, each Lender hereby further authorizes the Agent to enter into the Security Agreements as secured party on behalf of and for the benefit of such Lender and agrees to be bound by the terms of each of the Security Agreements; provided that, except as otherwise provided below, the Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Agreement without prior written consent of the Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Security Agreement, it being understood and agreed that all powers, rights and remedies under the Security Agreements may be exercised solely by the Agent for the benefit of Lenders in accordance with the terms thereof. Each Lender hereby authorizes the Agent (i) to release or subordinate Collateral as permitted or required under this Agreement or the Security Agreements, and agrees that a certificate executed by the Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party and (ii) to enter into any amendments of the Security Agreements to cure any ambiguity, defect or inconsistency or to amend provisions relating to ministerial or administrative matters which do not materially adversely affect the rights of the Lenders thereunder.

8.6   SUCCESSOR AGENT.

      The Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Company and may be removed at any time with cause by the Required Lenders, such resignation or removal to be effective only upon acceptance of its appointment of a successor Agent as provided herein. Upon any such notice of resignation or removal, the Requisite Lenders shall have the right, upon consultation with the Company, to appoint a successor Agent. Upon the acceptance of any appointment hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


                                   SECTION 9.
                                  MISCELLANEOUS

9.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

      A. GENERAL. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, or the other Obligations owed to such Lender.

      B.    ASSIGNMENTS.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to the Company and the Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of the Company (unless an Event of Default or Potential Event of Default has occurred and is continuing) and the Agent (which consent in either case shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations thereafter arising with respect to its Commitments, Loans, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations thereafter arising under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Agent for cancellation, and thereupon new Notes shall be issued to the assignee substantially in the form of Exhibits III-A, III-B and III-C annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

            (ii) Acceptance by the Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a), the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit VI hereto and if the Agent has consented to the assignment evidenced thereby, (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. The Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

            (iii) Successor Issuing Bank. Upon the replacement of an Issuing Bank, the new Issuing Bank shall issue and deliver substitute Letters of Credit to replace the outstanding and unpaid Letters of Credit issued by the former Issuing Bank, but only to the extent the beneficiaries of such outstanding Letters of Credit have agreed to accept replacement Letters of Credit. The Company shall use its best efforts to return or cause to be returned to the former Issuing Bank all outstanding Letters of Credit issued by the former Issuing Bank. Notwithstanding anything to the contrary contained herein, the Company shall provide cash collateral for all Letters of Credit issued by the former Issuing Bank that have not been returned to the former Issuing Bank, and shall further indemnify the former Issuing Bank for all costs, expenses and liabilities under Letters of Credit issued by such former Issuing Bank.

      C. PARTICIPATIONS. No participation granted hereunder shall relieve the granting Lender from its Commitment of other obligations hereunder and the Agent, the Company and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, provided, however, that (i) the selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the provisions of subsections 2.6, 2.7, 9.3, 9.4 and 9.5, provided, however, that the costs to which a participant shall be entitled to obtain pursuant thereto shall be determined by reference to such participant's selling Lender and shall be recoverable solely from such selling Lender and (iv) the Company, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; provided, however, as between the selling Lender and any such participant, the selling Lender may grant such participant rights with respect to amendments, modifications or waivers with respect to any fees payable hereunder to such Lender (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the release of any obligations of the Company hereunder and under the other Loan Documents. No participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Lender against the Company under this Agreement.

      D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      E. INFORMATION. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2   EXPENSES.

      Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Agent or Lenders as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto, and any other documents or matters, requested by the Company; (iv) all the costs and expenses of creating and perfecting the Liens in favor of the Agent for the benefit of Lenders pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and fees and expenses of legal counsel to the Agent (including local counsel); (v) all other reasonable costs and expenses incurred by the Agent in connection with the syndication of the Commitments; and (vi) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement incurred by the Agent and Lenders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of any Event of Default or Potential Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3   INDEMNITY.

      Subject to the limitations in subsection 9.2 with respect to the matters specified therein, and without duplication of the provisions of the Environmental Indemnity Agreement, Section 2.11 of the Aircraft Security Agreement and Section 3.06 of the Spare Engine Security Agreement, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Agent, the Issuing Bank and the Lenders, and the officers, directors, employees, agents and affiliates of the Agent, the Issuing Bank and the Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement or the other Loan

Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or the statements contained in the commitment letter delivered by the Agent, the Issuing Bank or any Lender to the Company with respect thereto or any breach or default by the Company or any Loan Party of any provision of the Loan Documents (collectively called the "INDEMNIFIED LIABILITIES"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction, (ii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent) and
(iii) arise out of the breach of any obligation or representation of an Indemnitee in this Agreement or any other Loan Document. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4   SET-OFF.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest consent permitted by law, each Lender and is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5   RATABLE SHARING.

      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6   AMENDMENTS AND WAIVERS.

      A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral (except as expressly provided in the Security Agreements); or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of the Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Events of Default, Potential Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, and (iv) no amendment, modification, termination or waiver of any provision of Section 7 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of such the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company.

      B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the provision in the first sentence of this subsection 9.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then the Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to the Company and the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the substitution of such Lender shall have been received and approved by the Agent as of such date.

9.7   INDEPENDENCE OF COVENANTS.

      All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8   NOTICES.

      Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

9.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, (x) the agreements of the Company set forth in subsection 9.3 and the agreements of the Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans, and the termination of this Agreement and (y) the agreements of the Company set forth in subsections 2.6D, 2.7, 9.2 and 9.4 shall survive the payment of the Loans, and the termination of this Agreement for a period of two years.

9.10  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11  MARSHALLING; PAYMENTS SET ASIDE.

      Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Lenders (or to the Agent for the benefit of the Lenders), or the Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

9.12  SEVERABILITY.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

      The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.14  HEADINGS.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15  APPLICABLE LAW.

      THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT, IN THE CASE OF SECURITY AGREEMENTS, AS OTHERWISE PROVIDED THEREIN). Each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws or rules designated in such Letter of Credit, or, if no such laws or rules are designated, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 or any later revision which may be in effect from time to time (the "Uniform Customs") and, as to matters not governed by the Uniform Customs, the laws of the State of New York.

9.16  SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. Except as provided in subsections 6.6(v), 6.10 and 6.12, neither the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Company without the prior written consent of all Lenders.

9.17  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION (SUBJECT TO ANY RIGHT OF APPEAL BY A HIGHER COURT). The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address provided in subsection 9.8, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. The Company hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process and agrees that service of process upon such agent shall be deemed to be service of process upon the Company with respect to any proceeding related to the Loan Documents. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against the Company in the courts of any other jurisdiction.

9.18  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE

LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as written consent to a trial by the court.

9.19  CONFIDENTIALITY.

      None of the Agent, the Issuing Bank and the Lenders shall disclose any Confidential Information to any Person without the consent of the Company, such consent not to be unreasonably withheld or delayed, other than (a) to the Agent's, Issuing Bank's or Lender's Affiliates and their respective officers, directors, employees, agents and advisors involved in the administration, monitoring or enforcement of the Loans hereunder (in such Person's reasonable judgment) and to actual or prospective Eligible Assignees and participants, and then only in each case on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

9.20  COUNTERPARTS; EFFECTIVENESS.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

9.21  INTEGRATION.

      This Agreement, the Security Agreements, and the other agreements executed in connection therewith constitute the entire understanding among the parties hereto with respect to the matters covered thereby, and shall supersede any prior agreements covering such matters.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

   COMPANY:                      AMERICA WEST AIRLINES, INC.


                                 By: /s/ Jacques C. Lazard
                                     ----------------------------------------
                                      Name:  Jacques C. Lazard
                                      Title: Vice President & Treasurer

                                 Notice Address:

                                 4000 E. Sky Harbor Boulevard
                                 Phoenix, Arizona 85034



   INITIAL ISSUING BANK, AGENT AND LENDER:

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                       as Initial Issuing Bank, Agent and
                                       Lender


                                 By: /s/ Yoshiaki Ohashi
                                     ----------------------------------------
                                     Name:  Yoshiaki Ohashi
                                     Title: Senior Vice President

                                 Notice Address:

                                 350 South Grand Avenue
                                 Suite 1500
                                 Los Angeles, CA  90071
                                 Attention:________________________
                                 Fax:______________________________

CITICORP USA, INC.





By:  Name:     WALTER L. LARSEN
               --------------------------
     Title:    Attorney-in-Fact
               --------------------------



     Notice Address:  725 South Figueroa Street
                      5th Floor
                      Los Angeles, CA 90017
     Fax:             213 623-3592





THE FUJI BANK, LIMITED, LOS ANGELES AGENCY




By:  Name:
               --------------------------
     Title:
               --------------------------


     Notice Address:  333 South Hope
                      Suite 3900
                      Los Angeles, CA 90071
     Fax:             213 253-4178





THE MITSUBISHI TRUST AND BANKING CORPORATION




By:  Name:
               --------------------------
     Title:
               --------------------------


     Notice Address:  520 Madison Avenue
                      New York, NY 10022
     Fax:             212 644-6825

CITICORP USA, INC.


By:  Name:
           -----------------------------------

     Title:
           -----------------------------------

     Notice Address:  725 South Figueroa Street
                      5th Floor
                      Los Angeles, CA 90017
     Fax:             213 623-3592


THE FUJI BANK, LIMITED, LOS ANGELES AGENCY


By:  Name:  MASAHITO FUKUDA
            ----------------------------------

     Title: Joint General Manager
           -----------------------------------

     Notice Address:  333 South Hope
                      Suite 3900
                      Los Angeles, CA 90071
     Fax:             213 253-4178


THE MITSUBISHI TRUST
AND BANKING CORPORATION


     By:  Name:
                -----------------------------------

          Title:
                -----------------------------------

          Notice Address:  520 Madison Avenue
                           New York, N.Y. 10022
          Fax:             212 644-6825

          CITICORP USA, INC.


          By:  Name:
                     -----------------------------

               Title:
                     -----------------------------


               Notice Address: 725 South Figueroa Street
                               5th Floor
                               Los Angeles, CA 90017
               Fax:            213 623-3592





          THE FUJI BANK, LIMITED, LOS ANGELES AGENCY


          By:  Name:
                     -----------------------------

               Title:
                      -----------------------------


               Notice Address: 333 South Hope
                               Suite 3900
                               Los Angeles, CA 90071
               Fax:            213 253-4178




          THE MITSUBISHI TRUST AND BANKING CORPORATION



          By:  Name:  HISAKATA ISOMURA
                     -----------------------------




               Title: Vice President
                     -----------------------------




               Notice Address: 520 Madison Avenue
                               New York, NY 10022
               Fax:            212 644-6825

THE SUMITOMO BANK, LIMITED




By:  Name:     GORO HIRAI
               --------------------------




     Title:    Joint General Manager
               --------------------------



     Notice Address:  777 South Figueroa Street
                      Suite 2600
                      Los Angeles, CA 90071
     Fax:             213 623-6832





IMPERIAL BANK ARIZONA


By:  Name:
               --------------------------
     Title:
               --------------------------


     Notice Address:  1 Arizona Center
                      Suite 900
                      400 East Van Buren
                      Phoenix, AZ 85004
     Fax:             602 261-7881

THE SUMITOMO BANK, LIMITED





By:  Name:
               --------------------------
     Title:
               --------------------------


     Notice Address:  777 South Figueroa Street
                      Suite 2600
                      Los Angeles, CA 90071
     Fax:             213 623-6832


IMPERIAL BANK ARIZONA





By:  Name:     Stephen W.
               --------------------------



     Title:    Senior Vice President
               --------------------------



     Notice Address:  1 Arizona Center
                      Suite 900
                      400 East Van Buren
                      Phoenix, AZ 85004
     Fax:             602 261-7881

                                                                       EXHIBIT A






                       FORM OF AIRCRAFT SECURITY AGREEMENT



                                   dated as of




                                     made by


                           AMERICA WEST AIRLINES, INC.

                                     Company


                                   in favor of


           THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY,

                                    as Agent

         AIRCRAFT SECURITY AGREEMENT (the "Security Agreement"), dated as of _________ ___, _____ from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 4000 E. Sky Harbor Boulevard, Phoenix, Arizona 85034, to The Industrial Bank of Japan, Limited, Los Angeles Agency, as Agent under the Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Revolving Credit Agreement dated as of December 12, 1997 (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

                                    WHEREAS:

         A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.

         B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the Subject Collateral.

         C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

         NOW, THEREFORE, in consideration of the benefits accruing to the Company, the receipt and sufficiency of which are hereby acknowledged, the PARTIES HERETO AGREE:

                                    ARTICLE I

                DEFINITIONS AND INTERPRETATION; GRANTING CLAUSES;
               SUBSEQUENTLY MORTGAGED ENGINE; REPRESENTATIONS AND
                                   WARRANTIES

         SECTION 1.01. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used in this Security Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Security Agreement. In addition, the following terms shall have the meanings assigned as follows:

         "Act" or "Federal Aviation Act" shall mean Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date of this Security Agreement, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

         "Agreed Value" shall mean the value of the Aircraft as determined from time to time pursuant to an Approved Appraisal.

         "Air carrier", "aircraft", "aircraft engines", "appliances" and "spare parts" shall have the respective meanings given to these terms in the Act, as in effect on the date of this Security Agreement.

         "Airframe" has the meaning given in Section 1.02(a) hereof.

         "Approved Appraisal" has the meaning specified in Section 2.10 of the Credit Agreement.

         "Commitments" means the commitments of the Lenders to make and convert Loans as set forth in subsection 2.1A of the Credit Agreement and to issue Letters of Credit set forth in subsection 2.9 of the Credit Agreement.

         "Engine" has the meaning given in Section 1.02(a) hereof.

         "Event of Default" means each of the events set forth in Section 7 of the Credit Agreement.

         "Event of Loss" shall mean any of the following events with respect to the Aircraft, any Airframe or any Engine:

             (i) the loss of such property or of the use thereof for 45 days due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company;

             (ii) any damage to such property which results in the receipt of insurance proceeds with respect to such property on the basis of a total loss, or a constructive or compromised total loss;

             (iii) the theft or disappearance of such property for a period in excess of 30 days;

             (iv) the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any government or governmental authority which results in the loss of title or possession of such property by the Company for a period in excess of 30 consecutive days;

             (v) as a result of any law, rule, regulation, order or other action by the FAA or other government body having jurisdiction, use of such property in the normal course of the business of air transportation is prohibited for a period longer than one (1) month; and

             (vi) the Aircraft is removed from operational service and placed in short term storage for a period of more than 90 consecutive days or the Aircraft is placed in long term storage.

         "Federal Aviation Administration" or "FAA" shall mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Letters of Credit" means each letter of credit that may be issued by the Issuing Bank under the terms of subsection 2.9 of the Credit Agreement.

         "Lien" shall mean any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or its Subsidiaries shall constitute Liens.

         "Loan" or "Loans" has the meaning given such term in the Credit Agreement.

         "Officer's Certificate" shall mean a certificate signed by a Responsible Officer and delivered to the Agent.

         "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Airframe or any Engine so long as ownership thereof (subject to Permitted Liens) shall remain vested in the Company in accordance with the terms of Section 2.03C hereof and any replacement Part incorporated or installed in or attached to the Airframe or any Engine in accordance with the terms of Section 2.03C.

         "Permitted Lessee" shall mean any United States "air carrier" (within the meaning of the Act) that is not subject to a proceeding under Title 7 or 11 of the United

States Bankruptcy Code (as now and hereafter in effect or any successor statute), holds a certificate under Section 41102(a)(1) of the Act and operates under Federal Aviation Regulation Part 121.

         "Permitted Liens" shall mean (i) the Lien of this Security Agreement,
(ii) Liens for taxes, assessments or governmental charges payable by the Company either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty
(30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise,
(iii) any lien for the fees or charges of any airport or air navigation authority or any materialmen's, repairmen's, landlord's, workmen's, supplier's and other like Liens arising in the ordinary course of business, for amounts the payment of which is not overdue for a period of more than thirty (30) days or is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise, (iv) Liens which the Agent has specifically permitted in writing, (v) Liens (other than Liens for taxes) arising out of judgments or awards against the Company which are being appealed so long as there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein due to an effective stay or otherwise, (vi) rights of third parties under arrangements permitted pursuant to Section 2.01D and salvage rights of insurers expressly permitted by this Security Agreement and (vii) other rights of the Company and the Agent provided in this Security Agreement.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Potential Event of Default" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

         "Replacement Engine" shall mean any aircraft engine described in any Security Agreement Supplement from and after the date on which the same became subject to the Lien of this Security Agreement, unless and until the same shall be released from the Lien of this Security Agreement pursuant to the terms hereof.

         "Security Agreement" shall mean this instrument as originally executed as of the date hereof and as it thereafter may from time to time be supplemented through one or more Security Agreement Supplements or amended by one or more instruments supplementary or amendatory thereto and which are executed by the Company and the Agent.

         "Supplement" or "Security Agreement Supplement" shall mean a security agreement supplement in substantially the form of Appendix A hereto, subjecting any additional aircraft engine to the Lien of this Security Agreement.

         The following capitalized terms are defined in the applicable Recital or Granting Clause:

Company                                First Paragraph

Lenders                                First Paragraph

Credit Agreement                       First Clause

Subject Collateral                     Granting Clause

Agent                                  First Paragraph

Obligations                            Recital "C"


         SECTION 1.02. Grant of Security Interest. The Company hereby grants to and charges in favor of the Agent a security interest in the following property (collectively the "Subject Collateral") as security for the due and prompt payment and performance by the Company of the Obligations:

         (a) the Airframe and Engines (each term as defined in and described in Schedule I hereto);

         (b) any Replacement Engine described in Schedule I to any Supplement from time to time hereafter executed and delivered by the Company pursuant to
   Section 1.02 hereof;

         (c) all proceeds receivable or received when any Airframe or Engine is sold, exchanged, collected, leased or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss (as hereinafter defined) and Event of Damage) or Repairable Damage to such Airframe or Engine but (for avoidance of doubt) shall exclude amounts payable to the Company for operating a charter or wet lease permitted without the consent of the Agent pursuant to Section 2.01(D) hereof (collectively, "Proceeds");

         (d) all issues from and income and interest on Proceeds, products, title, interest and claims whatsoever, at law, as well as in equity, now or hereafter existing, in or to any of the foregoing;

              [(e) the Aircraft Sale and Purchase Agreement, dated ________________, between the Company and ____________________ (the
         "Purchase Agreement") and any bills of sale for the Aircraft delivered thereunder;]*/ and

              (f) to the extent not included in the foregoing, all and any proceeds (not expressly excluded in the definition of Proceeds) of any and all of the foregoing Subject Collateral.

         [It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Purchase Agreement and the bills of sale delivered thereunder to perform all of its obligations thereunder in accordance with and pursuant to the terms and provisions thereof and the Agent and the Lenders shall have no obligation or liability under the Purchase Agreement or such bills of sale by reason of or arising out of the assignments hereunder nor shall the Agent or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Company under the Purchase Agreement or such bills of sale.]*/

         Any lease of the Airframe together with the Engines, whether or not such Engines are installed on the Airframe or any other airframe and any and all logs, manuals and other records relating thereto (collectively, the "Aircraft") shall be subject and subordinate to all of the provisions of the Credit Agreement and this Security Agreement. Except with the prior written consent of the Agent or as permitted pursuant to Sections 2.01B, 2.01D, 2.02 and 2.03, the Company shall not sell or otherwise dispose of any part of, or any interest in, the Aircraft prior to payment and performance in full of the Obligations and expiration of the Commitments of the Lenders unless the same shall be released from the Lien hereof in accordance with Section 2.10(B)(ii)(1) of the Credit Agreement. If the Company complies with such provisions of Section 2.10B(ii)(1) of the Credit Agreement with respect to the Aircraft, the Agent shall, at the Company's written request and expense, promptly upon receipt thereof from the Company, execute and deliver to the Company a release of the Lien of this Security Agreement with respect to such Aircraft in such form as the Company shall reasonably request.

              SECTION 1.03. Subsequently Mortgaged Engine.

         A. Replacement Engine. The Company may at any time or from time to time subject to the Lien of this Security Agreement one or more Replacement Engines, in substitution for one or more of the Engines then constituting part of the Aircraft and subject to such Lien, provided that each Replacement Engine so subjected to the Lien of this Security Agreement shall be appropriate for installation on the Airframe.

         B. Supplements. Whenever the Company shall subject any Replacement Engine to the Lien of this Security Agreement, the Company will on or prior thereto:


-------------------
*/Subject to negotiation on a case by case basis.

              (i) execute and deliver to the Agent a Supplement properly describing such Replacement Engine;

              (ii) deliver to the Agent an Officer's Certificate confirming (x) that the representations and warranties contained in Section 1.04 hereof are true and accurate on and as of the date of such Supplement with respect to such Replacement Engine and the Company as though made on and as of such date and (y) that the Company has complied with the conditions contained in Section 2.10B(ii)(1) of the Credit Agreement;

              (iii) deliver an Approved Appraisal (which may be a desktop appraisal) with respect to the Airframe including the Replacement Engine; and

              (iv) if such Replacement Engine is Section 1110 Property (as hereinafter defined), furnish the Agent with an opinion of counsel reasonably satisfactory to the Agent in form and substance reasonably satisfactory to the Agent that the Agent will have the benefit of
         Section 1110 under this Security Agreement with respect to such Replacement Engine.

              Promptly upon the recordation of such Supplement with the FAA, the Company will cause to be delivered to the Agent an opinion of counsel acceptable to the Agent as to the due recording of such Supplement against such Replacement Engine in accordance with the Act. Upon satisfaction of the conditions of this
Section 1.03B, the Replacement Engine shall become an "Engine" for all purposes hereof and the engine being substituted for shall cease to be an "Engine" and shall be released from the Lien of this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in the previous sentence.

              SECTION 1.04. Representations and Warranties of the Company. The Company represents and warrants that, in the case of the Airframe and each Engine mortgaged hereunder, on the date such Airframe or Engine is mortgaged hereunder:

              (i) the execution, delivery and performance by the Company of this Security Agreement are within the Company's corporate power, have been duly authorized by all necessary corporate action, and do not contravene (1) the Company's articles of incorporation or by-laws or
         (2) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on the Company or any of its properties and do not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties other than that created hereunder;

              (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution and delivery by the Company of this Security Agreement, other than as have been duly obtained, taken, given or made; and

              (iii) the Company shall have good and marketable title to such Airframe or Engine, free and clear of all Liens created or incurred by it or permitted to exist by it other than the Lien of this Security Agreement and Permitted Liens.

                                   ARTICLE II

                                    COVENANTS

              SECTION 2.01. Registration; Maintenance and Operation.

         A. Registration. The Company, at its own expense, shall [upon delivery of the Aircraft under the Purchase Agreement,]*/ cause the Aircraft to be duly registered in the name of the Company, and to remain duly registered in the name of the Company, with the FAA.

         B.   Maintenance.

              1. General. The Company, at its own cost and expense shall (i) service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Company's FAA-approved Maintenance Program (the "Approved Maintenance Program") in the same manner and with the same care as used by the Company with similar aircraft and engines operated by the Company (except for care required pursuant to return conditions of lease agreements with respect to aircraft and engines leased by the Company) and so as to keep the Airframe and each Engine in good operating condition and in passenger configuration, (ii) maintain the manuals and technical records in an orderly manner in the English language in accordance with the Approved Maintenance Program and (iii) cause all heavy maintenance to be performed at a nationally recognized maintenance facility holding a valid FAA repair facility certificate and all other maintenance to be performed by FAA approved maintenance providers.

              2. Specific Items of Maintenance. The Company agrees that maintenance and repairs shall include, but shall not be limited to, the following specific items:

                   a. to perform or have performed in accordance with the Approved Maintenance Program all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the FAA. The Company shall cause all maintenance and repairs to the Aircraft to be performed at repair facilities approved by the FAA, including, with respect to any lease permitted hereunder, any lessee's FAA approved maintenance facilities;



-------------------
*/  Subject to negotiation on a case by case basis.

                   b. to correct diligently deficiencies revealed at any time by any inspection by the Company which under the Approved Maintenance Program reasonably require repair, replacement, overhaul and adjustment;

                   c. to maintain or cause to be maintained at all times in an orderly manner and in accordance with all applicable requirements of the FAA and any other governmental authority having jurisdiction with respect thereto, all Aircraft documentation, including, without limitation, all records relating to the location, service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and all Parts installed therein and the manuals and technical records, and in accurate, current, up-to-date and complete status (if necessary, through manufacturers' revision service);

                   d. if required by FAA regulations, to notify the manufacturer promptly of any modifications or configuration changes to the Airframe which would have a material effect on or be a material change to the detail specification and/or the manuals relating to the Airframe (such as flight, operations and maintenance);

                   e. to maintain the Engines at all times in accordance with the Approved Maintenance Program; and

                   f. to make all structural repairs in accordance with the Approved Maintenance Program.

              3. Airworthiness Directives. The Company agrees to carry out or cause to be carried out at its expense on the Aircraft, in accordance with the terms thereof, any airworthiness directive or any other mandatory F.A.R. or other regulation, directive or instruction (each, an "Airworthiness Directive") which the FAA may from time to time issue. All Airworthiness Directives shall be timely accomplished in accordance with the Approved Maintenance Program and the terms and conditions of such Airworthiness Directives (including by means of alternate compliance under the Airworthiness Directive and the Approved Maintenance Program).

              4. Corrosion Control. The Company shall carry out at its expense such work as may be required for the control of corrosion in accordance with the Approved Maintenance Program.

              5. Repairs. Any repair to the Aircraft shall be accomplished pursuant to the appropriate manufacturer's repair manual instructions, the Approved Maintenance Program, or other FAA-approved data.

              6. Warranties. Any warranties, express or implied, of manufacturers, suppliers or subcontractors relating to the Aircraft or any of the Engines shall inure to the benefit of the Company and be exercised or enforced by the Company at the Company's sole expense. So long as the Loans have not been accelerated the Company shall have the right to exercise, enforce, compromise or release the same, and may apply the proceeds thereof in any manner it deems appropriate. The Company shall maintain the Aircraft in such a manner so as not to knowingly void any available warranties. Upon acceleration of the Loans, all warranties and all rights with respect to warranties shall revert to the Agent or its designee and, upon request of the Agent, the Company shall execute such documents and take such action as may be requested or required to enable the Agent or its designee to enforce or in any other way receive the benefit of such warranties.

         C. Operation.

              1. The Company will not maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty or order of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority or for a purpose for which the Aircraft is not designed or reasonably suitable or in any configuration other than passenger configuration.

              2. The Company will not operate the Aircraft: (i) in or to any area excluded from coverage by any insurance required to be maintained by the terms of this Agreement; or (ii) any areas of actual or threatened armed hostilities unless such operation is covered by and complies with the insurance required hereunder.

         D. Possession and Leases. The Company will not lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe without the prior written consent of the Agent; provided that, so long as no Event of Default exists at the time of such lease, delivery, transfer or relinquishment of possession or installation and the Company shall continue to maintain insurance in compliance with this Security Agreement, the Company may, without the prior written consent of the Agent:

              1. deliver possession of the Airframe or any Engine to the manufacturer thereof or to any person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or any part thereof or for alterations or modifications in or additions to the Airframe or Engine(s);

              2. install an Engine on an airframe owned by the Company, leased to the Company or owned or purchased by the Company subject to a conditional sale or other security agreement, provided that (a) such airframe is free and clear of all Liens, except: (i) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, (ii) liens of the type described in the definition hereunder of "Permitted Liens", and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (b) any such lease, conditional sale or other security agreement provides that engines such as the Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; and

              3. lease the Aircraft to any Permitted Lessee provided that (A) such lease shall not have a term of more that six (6) months (or eighteen (18) months if at the time such lease is executed such Permitted Lessee has a long term unsecured credit rating of at least BB by Standard & Poor's Ratings Group), (B) the terms of such lease expressly provide that the lease is subject and subordinate to this Security Agreement and all rights of the Agent hereunder, including, but not limited to, the right of the Agent to repossess the Aircraft following the acceleration of the Loans, (C) the maintenance, insurance and other terms of the lease are consistent with the requirements of this Security Agreement, (D) the lease (1) requires that the Aircraft remain a U.S. registered aircraft and (2) prohibits further leasing by the Permitted Lessee and (E) concurrently with entering into such lease, the Company provides the Agent with a copy thereof together with insurance certificates and evidence complying with Section 2.04 (which insurance may be provided by the Permitted Lessee if it otherwise complies in all respects with Section 2.04 hereof).

              The Agent agrees for the benefit of a lessor or secured party under a lease, conditional sale or other security agreement containing an agreement complying with Section 2.01(D)(2)(b) which lease, conditional sale or security agreement also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement that the Agent will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines is subject to such lease, conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

              The rights of any lessee or other transferee who receives possession by reason of a transfer permitted by this Section 2.01(D) shall be subject and subordinate to all the terms of this Security Agreement, including, without limitation, the covenants contained in Sections 2.01 (A), (B) and (C) of this Security Agreement and the Agent's rights, powers and remedies under this Security Agreement, including the right to repossession pursuant thereto and to avoid such lease upon such repossession and the Company shall remain primarily liable under this Security Agreement for the performance of all of the terms thereof to the same extent as if such lease or transfer had not occurred. The terms of any such lease shall not permit any lessee to take any action not permitted to be taken by the Company under this Security Agreement with respect to the Aircraft.

              Any wet lease or similar arrangement under which the Company provides the crew and maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 2.1(D).

         E. Plates. On or before the date hereof, or as soon thereafter as practicable, the Company agrees to affix and maintain in the cockpit of the Airframe and on each Engine a nameplate bearing the inscription:

         SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE INDUSTRIAL BANK
            OF JAPAN, LIMITED, LOS ANGELES AGENCY, AS AGENT, SECURED
                                    CREDITOR

         F. Insignia. Nothing contained in the Credit Agreement or this Security Agreement shall prohibit the Company from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

              SECTION 2.02. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or part thereof other than Permitted Liens. The Company will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not constituting a Permitted Lien if the same arise at any time.

              SECTION 2.03. Parts.

         A. Replacement of Parts. The Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in this Section 2.03(A) or Section 2.03(D) of this Security Agreement. All replacement parts (other than replacement parts temporarily installed as provided in Section 2.03(B) of this Security Agreement shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition, and shall have a value and utility substantially equal to or greater than, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms of this Security Agreement. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Company, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement Parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 2.03(B) of this Security Agreement), (i) such replacement part shall become the property of the Company and shall become subject to the Lien of this Security Agreement and be deemed a Part for all purposes of this Security Agreement to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part under this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in clause (ii) of the previous sentence.

              The Company may remove Parts which the Company determines in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine (each, an "Obsolete Part"), provided that (i) such removal is being applied by the Company on a fleet-wide basis and does not discriminate against the Aircraft to the extent applicable having regard to the fleet and equipment type and the age of the Aircraft and (ii) removal of any such Obsolete Parts shall not diminish the value, utility or remaining useful life of the Airframe or such Engine, or materially impair the condition or impair the airworthiness thereof, below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Security Agreement.

         B. Pooling of Parts; Temporary Replacement Parts. Any Part removed from the Airframe or any Engine as provided in Section 2.03(A) of this Security Agreement may be subjected by the Company to a normal pooling or similar arrangement customary in the airline industry and entered into by the Company in the ordinary course of its business; provided, that a Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 2.03(A) of this Security Agreement as promptly as practicable after the removal of such removed Part. In addition, the Company may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Company, at its expense as promptly thereafter as practicable, either (1) causes such pooled or replacement part to become the property of the Company free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Company which meets the requirements of Section 2.03(A) of this Security Agreement and which shall become the property of the Company, free and clear of all Liens other than Permitted Liens.

         C. Modifications.

              1. Except as provided in Section 2.01B(3) hereof, the Company shall at its expense make such alterations and modifications in and additions to the Airframe or any Engine as may be required to be made from time to time by applicable law ("Required Modifications").

              2. The Company shall not make any modifications, alterations or additions (collectively, "Modifications") to the Aircraft, (other than Required Modifications) which will result in adverse changes to the Aircraft structure or performance or which will either (a) materially decrease the utility, value or remaining useful life of the Aircraft or (b) adversely affect the Aircraft's airworthiness or use for transporting passengers or cargo in commercial service.

              3. All Modifications shall be FAA-approved or in accordance with the Approved Maintenance Program.

         D. Additional Parts. All parts incorporated or installed in or attached or added to the Airframe or an Engine (other than passenger service items leased to or owned by the Company including, without limitation, telephone or video equipment, which such passenger service items shall not be considered "Parts") as the result of a Modification (the "Additional Part" or "Additional Parts") shall, without further act, become the property of the Company and subject to this Security Agreement. Notwithstanding the foregoing, the Company may, at any time, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (x) (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part and (ii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or diminishing the value, utility or remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred or
(y) such Part is an Obsolete Part. Upon the removal thereof as provided above, such Additional Parts shall no longer be deemed part of the Airframe or the Engine from which it was removed.

              SECTION 2.04. Insurance.

              (a)  Public Liability and Property Damage Liability Insurance.

                   (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Airframes and Engines, comprehensive aircraft liability insurance including, without limitation, bodily injury and/or property damage, inclusive of liability to third parties and/or passengers, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk liability), with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company (provided, however, that any self-insured retention and/or deductible shall not exceed [$1,000,000] per occurrence) (in the event that with the prior consent of the Agent such insurance contains the War, Hijacking, and Other Perils Exclusion Clause (AVN 48B), then there must be in place the Extended Coverage Endorsement protection offered by AVN 52 to include "Buy Back" of paragraphs C, D, E and G of AVN 48B (or coverage equal thereto under a separate policy)) and with such insurers or reinsurers (which shall be insurers or reinsurers of recognized responsibility), and insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating airframes and engines similar to the Airframe and Engines; provided that such insurance shall not be in amounts less than $500,000,000 per occurrence.

                   (ii) Notwithstanding Section 2.04(a)(i), in the event of the requisition for use by the United States government of any Airframe or Engine, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 2.04, provided that the Agent shall accept, in lieu of such insurance coverage, indemnification or insurance from the United States government which is substantially the same as otherwise required under this Section 2.04.

                   (iii) Any policy of insurance carried and maintained in accordance with this Section 2.04(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                         (A) name the initial Lenders and the Agent and their
              respective successors and permitted assigns as additional insureds (each an "Additional Insured");

                         (B) provide that, in respect of the interest of any
              such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any Additional Insured as defined under the policy of insurance required under this Section 2.04(a) (other than such Additional Insured) and shall insure each such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this Section 2.04(a) (other than such Additional Insured);

                         (C) provide that if such insurance is canceled for any
              reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (except in the case of war risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                         (D) provide that no such Additional Insured shall have
              any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                         (E) provide that the insurers shall waive any rights of
              subrogation against each such Additional Insured except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                         (F) provide that such insurer shall waive the right of
              such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured;

                         (G) provide that all of the provisions of such policy
              shall operate in the same manner as if there were a separate policy covering each such Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                         (H) be primary, without right of contribution from any
              other insurance which is carried by any Additional Insured with respect to its interest in the Subject Collateral.

              (b) Insurance Against Loss or Damage to Subject Collateral. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers or reinsurers of recognized responsibility, all-risk coverage, including ground and flight insurance on the Aircraft (with flight, taxiing and ingestion coverages) with respect to any Aircraft, Engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines, or Parts on the Airframe, including, war-risk and allied perils insurance on the Aircraft in an amount not less than the Agreed Value covering the perils of:

              1. war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

              2. strikes, riots, civil commotions or labor disturbances;

              3. any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

              4. any malicious act or act of sabotage;

              5. confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

              6. hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board this Aircraft acting without the consent of the Company.

              Such insurance shall be in such form and amounts and with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company, provided, however, that
(1) such retentions shall consist only of industry standard deductibles (determined by the deductible applicable to the aircraft type) and with no self insurance, (2) each Airframe and Engine shall be insured in an amount not less than its Agreed Value and (3) any reinsurance shall be on the same terms as the primary insurance.

              Any policies carried and maintained in accordance with this
Section 3.04(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                   (i) name or be amended to name the then Lenders and the Agent and their respective successors and assigns as additional insureds and to name the Agent as loss payee (the "Loss Payee");

                   (ii)   provide with respect to coverage provided under this
         Section 3.04(b), that (A) in the event of a loss or damage involving proceeds in excess of $1,000,000, the proceeds in respect of such loss or damage shall be payable to the Agent and (B) the entire amount of any loss or damage involving proceeds in the aggregate of $1,000,000 or less shall be paid to the Company or its order unless an Event of Default or Potential Event of Default then exists and the insurers have been notified thereof by the Agent (in which case such payment shall be made to the Agent);

                   (iii) provide that if such insurance is canceled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Additional Insured or the Loss Payee for 30 days (except in the case of war-risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                   (iv) provide that, in respect of the interest of any such Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any additional insured as defined under the policy of insurance required by this Section 2.04(b) (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may
         be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 2.04(b);

                   (v) provide that the insurers shall waive any rights of subrogation against the Loss Payee and such Additional Insureds except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                   (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured or Loss Payee;

                   (vii) be primary and without rights of contribution from any other insurance which is carried by any such Additional Insured or the Loss Payee with respect to its interest in the Subject Collateral;

                   (viii) provide that no such Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance; and

                   (ix) the reinsurer shall agree that in the event of any valid claim arising under such reinsurance policy the reinsurers shall in lieu of payment to the reinsured, its successors in interest and assigns will pay to the Persons named as Additional Insureds under the original insurance affected by the Company that portion of any loss for which the reinsurers would otherwise be liable to pay the reinsured (subject to proof of loss) it being understood and agreed that any such payment shall fully discharge and release the reinsurer from any and all further liability in connection with such claims.

              (c)  Application of Insurance Proceeds.

                   (i)   Except as expressly provided in Section 2.04(c)(ii) or
         (iii) below, all insurance proceeds (other than proceeds from policies carried by the Agent or the Lenders) received under policies described in Section 2.04(b) will be paid to the Agent except as otherwise provided in Section 2.04(b)(ii) and paid by the Agent to the Company unless an Event of Default or Potential Event of Default exists, in which event such proceeds shall be retained by the Agent. If the Agent retains any such insurance proceeds pursuant to this Section 2.04(c), such proceeds shall, until applied by the Agent as provided in this
         Section 2.04(c)(i), Section 2.04(c)(ii) or Section 2.04(c)(iii) hereof, be maintained by the Agent in a segregated account and shall, at the Company's request therefor, be invested in Permitted Cash Equivalents.

                   (ii) Insurance proceeds in respect of any Repairable Damage with respect to any Aircraft which is not required by subsection 2.4B(iii)(1) of the Credit Agreement to be excluded from the Borrowing Base shall be retained by the Agent pending repair thereof, and shall be applied by the Agent in payment (or to reimburse the Company) for repairs to the affected Aircraft upon receipt from the Company of an Officer's Certificate annexing copies of invoices relating to such repairs, provided, however, that the Agent shall not so apply any such proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default. Any such insurance proceeds in excess of the total amount required to pay for repair of the affected Aircraft shall, upon certification by the Company to the Agent in an Officer's Certificate that such repair has been completed, be paid by the Agent to the Company provided, however, that the Agent shall not so pay any such insurance proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default.

                   (iii) If an Event of Default shall have occurred and be continuing, the Agent shall apply all insurance proceeds (including proceeds of any earnings on any Permitted Cash Equivalents in which such insurance proceeds have been invested) then on deposit with it pursuant to Section 2.04(c)(i) or Section 2.04(c)(ii) hereof (all such insurance and other proceeds and earnings being herein collectively called "Section 2.04(c) Proceeds") to payment of the Obligations then due. At such time as no Potential Event of Default or Event of Default shall be continuing, any Section 2.04(c) Proceeds remaining on deposit with the Agent shall be (x) applied as provided in Section 2.04(c)(ii), if then applicable, or (y) if Section 2.04(c)(ii) is not then applicable, shall be paid by the Agent to the Company.

                   (iv) If any of the Lenders or the Agent becomes subject to any claim covered by any insurance policy maintained pursuant to this
         Section 2.04, the Company shall make available any information reasonably required by such Lender or the Agent in connection with such claim.

              (d) Reports. On or before the date hereof and thereafter annually on or before the scheduled expiration date for such policy, the Company's aviation insurance broker will furnish to the Agent a certificate and letter of undertaking, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Section 2.04. The Company will cause its aviation insurance broker to advise the Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company in any such case of which it has knowledge and which is likely to cause cancellation of all or any part of any insurance carried by the Company with respect to the Aircraft. The Company will cause such insurance broker to agree to advise the Agent in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Section
2.04 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Agent, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the date thereof continues in full force and effect. If the Company shall fail to maintain insurance as required hereby, the Agent may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Agent for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Security Agreement, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Agent may have against the Company.

              (e) Notice of Proceeds. The Company shall promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge thereof of the occurrence of an event of loss or damage to any Aircraft which is reasonably expected to result in the receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

              SECTION 2.05. Inspection. At reasonable times and upon reasonable notice, the Agent or its authorized representative may, at their own expense (unless an Event of Default then exists or a Potential Event of Default arising under the maintenance requirements of this Security Agreement, in which case the reasonable expenses of such inspection shall be paid by the Company or unless subsection 2.10 of the Credit Agreement provides that such inspection shall be at the expense of the Company), inspect the Aircraft and inspect of the books and records and FAA-required books and records of the Company in each case relating to the maintenance of the Aircraft. Any such inspection of the Aircraft shall be a visual, walk-around inspection (including on-board inspection) and may include inspection of areas exposed by any open panels, bays or the like, but shall not include opening any panels, bays or the like without the express written consent of the Company; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, the Company. The Agent shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

              SECTION 2.06. Further Assurances. (a) The Company agrees from time to time, at its sole expense, to promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Subject Collateral. Without limiting the generality of the foregoing, such further actions shall include executing and delivering such amendments or supplements to the schedules to this Security Agreement, executing and filing such financing or continuation statements, or amendments thereto, executing, filing and recording such documents or instruments with the Federal Aviation Administration, and executing and filing such other instruments or notices, in each case as the Agent on behalf of the Lenders may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                 (b) The Company hereby authorizes the Agent to file one or more financing or continuation statements or similar instruments or documents, and amendments thereto, relative to all or any part of the Subject Collateral without the signature of the Company where permitted by law.

              SECTION 2.07. Recording and Filing; Opinions of Counsel. The Company will bear the expense of and be responsible for recording and re-recording, registering and re-registering and filing and re-filing this Security Agreement and each and every Security Agreement Supplement and such other instruments from time to time as may be reasonably requested by the Agent in all such jurisdictions and offices as the Agent shall from time to time require in order that (a) the Lien hereof be and continues to be a first priority Lien on all of the Subject Collateral to the fullest extent permitted under applicable law, subject to Permitted Liens,
(b) all of the Subject Collateral is and remains security for the Obligations, and (c) the rights and remedies of the Agent may be established, confirmed, maintained and protected; and the Company will furnish to the Agent evidence satisfactory to the Agent of every such recording, registering and filing which is not filed, recorded or registered by the Agent. The foregoing includes, without limitation, the execution and delivery by the Company of all documents, financing statements and continuation statements deemed reasonably necessary by the Agent to perfect the Agent's rights as secured party. The Company, at its own cost and expense, shall on the date of this Security Agreement cause this Security Agreement to be duly filed for recordation with the FAA and shall make such other filings to perfect the Lien of this Security Agreement against the Subject Collateral as shall be reasonably requested by the Agent. The Company will furnish to the Agent an opinion of counsel reasonably satisfactory to the Agent or other evidence reasonably satisfactory to the Agent to the effect that such filings or refilings and such recordations or re-recordations have been duly accomplished and as to any Liens of record against the Aircraft or any Engine in the office where such filings or refilings or recordations or re-recordations have been accomplished.


              [SECTION 2.08. Section 1110. TO THE EXTENT PROVIDED THEREBY (OR TO THE FULLEST EXTENT IT MAY LAWFULLY SO AGREE, WHETHER OR NOT PROVIDED THEREBY), THE COMPANY HEREBY AGREES THAT ANY RIGHT OF THE AGENT TO TAKE POSSESSION OF THE
SECTION 1110 PROPERTY IN COMPLIANCE WITH THE PROVISIONS OF THIS SECURITY AGREEMENT AND IN ACCORDANCE WITH SECTION 1110 OF TITLE 11 OF THE UNITED STATES CODE OR ANY SIMILAR PROVISION OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, SHALL NOT BE AFFECTED BY THE PROVISIONS OF SECTIONS 362, 363 OR 1129 OF SAID TITLE, OR OTHER ANALOGOUS PART OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, AND ACCORDINGLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT WITH RESPECT TO THE SECTION 1110 PROPERTY, THIS SECURITY AGREEMENT BE AFFORDED THE BENEFITS OF SAID SECTION 1110.]**/

              [SECTION 2.09. First Placed in Service. Schedule I hereto specifically identifies, to the extent known to the Company with respect to Aircraft not first placed in service by the Company, if the Aircraft was first placed in service after October 22, 1994 or was acquired by the Company with the proceeds of the Credit Agreement ("Section 1110 Property"). Each Security Agreement Supplement adding a Replacement Engine to be subject to the Lien of this Security Agreement shall also identify to the extent known to the Company whether such Engine was first placed in service after October 22, 1994.]**/



-------------------
**/ The Company agrees that this Security Agreement will grant to the Agent the benefits of Section 1110 if such Section applies to the Airframe, any Engine or any Replacement Engine.

              SECTION 2.10. Power of Attorney. The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact and agent to the extent permitted by law, effective on or after the acceleration of the Loans, but prior to the Agent obtaining physical possession of the Subject Collateral, in the Company's name and without any action on the part of the Company to do, at the Agent's option, any act the Agent reasonably believes necessary to protect the interests of the Agent in the Subject Collateral. The appointment of the Agent and the rights and powers in connection therewith, being coupled with an interest and with full power of substitution and resubstitution for the Company, are and shall remain irrevocable until all of the Obligations have been fully paid and performed and the Commitments of the Lenders under the Credit Agreement have expired or been terminated.


              SECTION 2.11. Indemnification. The Company shall assume liability for and will indemnify, protect, save, and keep harmless the Agent and each of the Lenders, and their respective agents, employees, successors and permitted assigns (collectively, the "Indemnified Parties") from and against any and all liabilities, losses, damages, taxes, claims, actions, suits, costs, demands and/or expenses of whatsoever kind, including, without limitation, legal expenses, imposed on, incurred by, or asserted against the Agent, the Company, the Subject Collateral (or any part thereof or interest therein), arising out of the [purchase]***/, ownership, delivery, possession, use, operation, condition, performance, quality, suitability, airworthiness, maintenance, modification, registration, loss, confiscation, seizure, requisition, or lease of the Aircraft (collectively, the "Indemnified Events"). Notwithstanding the foregoing, the Company shall not indemnify an Indemnified Party in respect of (i) any Indemnified Events suffered or incurred after the release of the Lien of this Security Agreement pursuant to the terms hereof, (ii) Indemnified Events that consist of fees, costs or expenses which such Indemnified Party has expressly agreed to pay in any provision of this Security Agreement or constitute ordinary and usual operating or overhead expenses of an Indemnified Party (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent), (iii) Indemnified Events arising from the gross negligence or willful misconduct of such Indemnified Party, (iv) any Indemnified Events arising out of any breach by the Agent of Section 2.12 hereof, (v) any tax arising as a result of a voluntary transfer of any Indemnified Party's interest pursuant to Section
9.1 of the Credit Agreement provided that no Event of Default exists at the time of such transfer, (vi) taxes, withholdings, imposts or duties imposed on, based on or measured by the gross or net income, receipts, maximum tax, profits, gains, capital, franchise, excess profits or net worth of an Indemnified Party other than, in each case, resulting from the activities or presence of the Company in the taxing jurisdiction or the use, location or registration of the Aircraft (or any part thereof) in such taxing jurisdiction, (vii) taxes on items of tax preference or any minimum tax imposed by the federal government of the United States, (viii) interest, penalties, fines or additions to taxes that would not have been imposed but for any failure to file any tax return or information return in a timely and proper manner after timely notice by the Company of such filing requirement and provision by the Company (at the Company's expense)



-------------------
***/  Subject to negotiation on a case by case basis.

of all properly completed forms necessary in connection therewith and (ix) any tax imposed as a result of a connection between an Indemnified Party and the jurisdiction imposing such taxes, including, without limitation, engaging or having engaged in business in, having or having had an office, branch or permanent establishment in, or being or having been a citizen or resident of, or present in, or incorporated or created in or under the laws of such jurisdiction other than as a result of a connection arising from this transaction. Each Indemnified Party shall file its tax returns and deal with taxing authorities in good faith, and will honor all reasonable requests from the Company to file, or provide the Company with, such information (but excluding information such Indemnified Party considers confidential) as is necessary to complete forms or other documentation (in each case, prepared by the Company at its sole expense) as shall enable such Indemnified Party or the Company to claim a reduced rate of tax or exemption from tax with respect to any taxes subject to payment or indemnification by the Company hereunder to which it may be entitled. If the Company is or may be required to make any payment under this Section 2.11, any relevant Indemnified Party shall, at the reasonable request of the Company, consult with the Company in good faith to consider what action may be taken to resist payment of the amount claimed. Each indemnity pursuant to this Section
2.11 shall be in the amount which, after taking into account all taxes required to be paid by the Agent as a result of the receipt or accrual of such amount, shall be equal to the amount of the indemnity then due. The Company's obligations under this Section 2.11 shall survive the expiration or termination of this Security Agreement and the release of the Lien hereof from any or all of the Subject Collateral.

              SECTION 2.12. Use and Possession. Notwithstanding the terms of any provision contained in this Security Agreement or the Credit Agreement, except as provided in Section 3.01(e) of this Security Agreement, the Company shall have the exclusive right to use and possess the Aircraft, to collect, retain, use and enjoy all rents and accounts and to exercise its right, title and interest in contracts, leases, licenses, permits and governmental approvals subject at all times to (a) the right of the Agent to receive insurance proceeds pursuant to Section 2.04(c) hereof, (b) the applicable restrictions and limitations contained in Section 5.4 of the Credit Agreement and (c) such use, possession, retaining, enjoyment or exercise not otherwise constituting an Event of Default.


                                   ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

              SECTION 3.01. Remedies; Obtaining the Aircraft Upon Default. The Company agrees that, if the Loans have been accelerated, then, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

              (a) to the extent permitted by law, personally, or by agents or attorneys, immediately take possession of the Aircraft or any part thereof, from the Company with or without notice or process of law, and for that purpose may enter upon the Company's premises where all or any part of the Aircraft is located and remove the same; and

              (b) instruct the obligor or obligors on any agreement, instrument or other obligation relating to the Aircraft to make any payment included in the Subject Collateral required by the terms of such instrument or agreement directly to the Agent; and

              (c) sell or assign, or direct the Company to sell or assign, the Aircraft or any part thereof, and take possession of the proceeds of any such sale or assignment; and

              (d) take possession of the Aircraft or any part thereof, by directing the Company in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Company shall at its own expense forthwith fly or cause to be flown all or any part of the Aircraft to such airport or airports in the United States so designated by the Agent and there delivered to the Agent, and the Company shall pay all reasonable and necessary expenses to (i) store and keep all or any part of the Aircraft so delivered to the Agent at such place or places pending further action by the Agent as provided in
         Section 4.02, and (ii) while all or any part of the Aircraft shall be so stored and kept, provide guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

              (e) revoke all or any of the rights of the Company provided for pursuant to Section 2.12 of this Security Agreement by written notice to the Company indicating which rights are revoked;

it being understood that the Company's obligation so to deliver the Aircraft or any part thereof is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by the Company of said obligation.

              SECTION 3.02. Remedies; Disposition of the Aircraft. (a) The Aircraft, or any part thereof repossessed by the Agent under or pursuant to
Section 4.01, whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. The Aircraft or any part thereof may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time and place of such sale. To the extent permitted by any such requirement of law, the Agent and the Lenders may bid for and become the purchaser of the Aircraft or any part thereof, offered for sale in accordance with this Section without accountability to the Company (except to the extent of surplus money received as provided in Section 3.03) and may bid the amount of the Obligations to be applied as credits against such purchase. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Aircraft or any part thereof within a period of time which does not permit the giving of notice to the Company as hereinabove specified, the Agent need give the Company only such notice of disposition as shall be required by such mandatory requirements of applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, the Aircraft or any part thereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Aircraft so sold, optioned or realized upon, or any part thereof, from, through and under the Company but without limitation of the Company's rights under Section 3.03 third hereof. At the request of the Agent, the Company shall deliver such instruments of title or other instruments to ratify or document such sale but such instruments shall not be necessary to make such sale final or binding.

         (b) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, nor at any time hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Security Agreement or the execution of any power granted herein to the Agent, or the absolute sale of the Aircraft, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, by any purchaser at any sale under this Section 3.02 but without limitation of the Company's rights under Section 3.03 third hereof; and the Company, so far as it now or thereafter lawfully may, hereby waives the benefit of all such laws. The Company waives, to the extent that it lawfully may, all right to have the property in the Subject Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Security Agreement may order the sale of the Subject Collateral as an entirety. If the Agent seeks to take possession of any or all of the Subject Collateral or avail itself of any provisional remedy by court process, the Company hereby irrevocably waives (to the extent it may lawfully do so) any bonds and any surety or security required by any statute, court rule or otherwise as an incident to such possession, or remedy, and waives any demand for possession prior to the commencement of any suit or action to recover.

         (c) If the Loans are accelerated, at the request of the Agent, the Company shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession or control of all or any part of the Subject Collateral. To the extent permitted by law, if the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may (x) obtain a judgment conferring on the Agent the right to immediate possession and/or control and requiring the Company to deliver such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession and/or control of all or any part of the Subject Collateral, to the entry of which judgment the Company hereby specifically consents.

              SECTION 3.03. Application of Proceeds. Except as may otherwise be required by law, any moneys or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in Article III shall (subject to the determination of the Agent as to the incurrence of costs and expenses appropriate and the use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

              first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under this Security Agreement;

              second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this
         Section 3.03), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations; and

              third, the remainder, if any, to the Company, its successors or assigns, to such Person as the Agent may be legally required to be paid to or as a court of competent jurisdiction may direct.

              SECTION 3.04. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement or the Credit Agreement and other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.

                                   ARTICLE IV

                                      AGENT

              SECTION 4.01. Agent. As provided in Section 8 of the Credit Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, Los Angeles Agency, as its Agent for purposes of this Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Security Agreement. For the avoidance of doubt, nothing in this Section 4.01 is intended to create any liability or obligation on the Company.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

              SECTION 5.01. Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

              SECTION 5.02. Waiver. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              SECTION 5.03. Expenses Etc. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding).

              SECTION 5.04. Amendments, Etc. To the extent permitted by applicable law, any provision of this Security Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Agent (after such consent as may be required, if any, by the Lenders pursuant to the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent, the Lenders and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

              SECTION 5.05. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the other Lenders and their respective successors and permitted assigns. Except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company shall not assign or transfer its rights under this Security Agreement without the prior written consent of the Agent.

              SECTION 5.06. Survival. All representations and warranties made in this Security Agreement or in any certificate or other document delivered pursuant to or in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

              SECTION 5.07. Severability. To the extent permitted by applicable law, any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              SECTION 5.08. Captions. The captions and section headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

              SECTION 5.09. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Security Agreement may execute this Security Agreement by signing any such counterpart.

              SECTION 5.10. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the Company and the Agent have caused this instrument to be duly executed as of the day and year first above written.


                                            AMERICA WEST AIRLINES, INC.,
                                            a Delaware corporation

                                            By:_________________________________
                                                 Name:
                                                 Title:



                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, LOS ANGELES AGENCY,
                                            as Agent


                                            By:_________________________________
                                                 Name:
                                                 Title:

SCHEDULE I to
Aircraft Security Agreement



              The following aircraft and the aircraft engines listed below, which aircraft, together with the engines listed therewith below, shall constitute a single "Aircraft" as said term is defined in the Security Agreement to which this Schedule I is attached and made a part thereof:

Airframe

         [Description]
         UNITED STATES REGISTRATION NUMBER: _____________
         MANUFACTURER'S SERIAL NO.: _____________


Engines

         ______________________ ENGINES
         ENGINE SERIAL NOS.: ______________________
         (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof)

                                                                 APPENDIX A to
                                                     Aircraft Security Agreement


                    SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT


              SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT dated as of ______________, 19__ from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 4000 E. Sky Harbor Boulevard, Phoenix, Arizona 85034, to The Industrial Bank of Japan, Limited, Los Angeles Agency, as Agent under the Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Revolving Credit Agreement dated as of December 12, 1997 (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

              WHEREAS, the Company has heretofore executed and delivered to the Agent an Aircraft Security Agreement dated as of _______________ (the "Security Agreement"), covering an aircraft of the Company (terms used in this instrument having the meanings assigned thereto in the Security Agreement);

              WHEREAS, the Security Agreement has been duly recorded with the FAA ______________________ on _______________ pursuant to the Act;

              WHEREAS, this Supplemental Security Agreement relates to the aircraft engine described in Schedule I hereto; and

              WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Supplemental Security Agreements, each substantially in the form hereof, for the purpose of subjecting a Replacement Engine to the Lien of the Security Agreement.

              NOW, THEREFORE, as contemplated by the Security Agreement, the Company hereby grants to the Agent for its benefit and the benefit of the Lenders a security interest in the property described in Schedule I hereto as security for the due and prompt payment of the Obligations.

              This Supplemental Security Agreement shall be construed as supplemental to the Security Agreement and shall form a part thereof; and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Security Agreement to be duly executed, as of the day and year first above written.


                                            AMERICA WEST AIRLINES, INC.,
                                            a Delaware corporation

                                            By:_________________________________
                                                 Name:
                                                 Title:



                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, LOS ANGELES AGENCY,
                                            as Agent


                                            By:_________________________________
                                                 Name:
                                                 Title:

                                          SCHEDULE I
                                          to
                                          Supplemental Security Agreement
                                          The same type of information should be
                                          inserted herein as is described in
                                          Schedule I to the Security Agreement]

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  DEFINITIONS AND INTERPRETATION;
                 GRANTING CLAUSES; SUBSEQUENTLY
                 MORTGAGED ENGINE;
                 REPRESENTATIONS AND WARRANTIES............................   1

SECTION 1.01.  Definitions and Interpretation.  ...........................   1
SECTION 1.03.  Subsequently Mortgaged Engine...............................   6
SECTION 1.04.  Representations and Warranties of the Company...............   7

ARTICLE II       COVENANTS.................................................   8

SECTION 2.01.  Registration; Maintenance and Operation.....................   8
SECTION 2.02.  Liens.......................................................  12
SECTION 2.03.  Parts.......................................................  12
SECTION 2.04.  Insurance...................................................  14
SECTION 2.05.  Inspection..................................................  20
SECTION 2.06.  Further Assurances..........................................  20
SECTION 2.07.  Recording and Filing; Opinions of Counsel...................  20

ARTICLE III      EVENTS OF DEFAULT AND REMEDIES............................  23

SECTION 3.01.  Remedies; Obtaining the Aircraft Upon Default...............  23
SECTION 3.02.  Remedies; Disposition of the Aircraft.......................  24
SECTION 3.04.  Remedies Cumulative.........................................  26

ARTICLE IV       AGENT.....................................................  26

SECTION 4.01.  Agent.......................................................  26

ARTICLE V        MISCELLANEOUS PROVISIONS..................................  27

SECTION 5.01.  Notices.....................................................  27
SECTION 5.02.  Waiver......................................................  27
SECTION 5.03.  Expenses Etc. ..............................................  27
SECTION 5.04.  Amendments, Etc. ...........................................  27
SECTION 5.05.  Successors and Assigns......................................  27
SECTION 5.06.  Survival....................................................  28
SECTION 5.07.  Severability................................................  28
SECTION 5.08.  Captions....................................................  28
SECTION 5.09.  Counterparts................................................  28
SECTION 5.10.  GOVERNING LAW...............................................  28

                                   Exhibit B

              Form of Cash and Cash Equivalent Security Agreement
                                   See Tab #2

                                                                  Execution Copy




                   CASH AND CASH EQUIVALENT SECURITY AGREEMENT

                          Dated as of December 12, 1997

                                     between

                           AMERICA WEST AIRLINES, INC.

                                       and

           THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY,

                                    as Agent

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
Section 1.        Definitions and Interpretation................................          1
         1.01     Certain Defined Terms.........................................          1
                  "CC Collateral"...............................................          2
                  "CC Interest Period"..........................................          2
                  "Cash Collateral Account".....................................          2
                  "Initial Deposit".............................................          2
                  "Subsequent Deposit"..........................................          2
                  "Uniform Commercial Code".....................................          2

Section 2.        CC Collateral.................................................          2
         2.01     Grant.........................................................          2
         2.02     Preservation and Protection of Security Interests.............          3
         2.03     Attorney-in-Fact..............................................          3
         2.04     Rights and Obligations........................................          3
         2.05     Payment of Indebtedness; Satisfaction.  ......................          4

Section 3.        Cash Collateral...............................................          4
         3.01     Cash Collateral Account.......................................          4
         3.02     [Reserved]....................................................          4
         3.03     Investment of Cash Balance in Cash Collateral Account.........          4
         3.04     Permitted Cash Equivalents....................................          5

Section 4.        Representations and Warranties................................          6
         4.01     Title.........................................................          6

Section 5.        Covenants.....................................................          6
         5.01     Sales and Other Liens.........................................          6
         5.02     Further Assurances............................................          7

Section 6.        Remedies......................................................          7
         6.01     Acceleration of Loans, Etc....................................          7
         6.02     Deficiency....................................................          7
         6.03     Application of Proceeds.......................................          7

Section 7.        Miscellaneous.................................................          8
         7.01     The Agent.....................................................          8
         7.02     Waiver........................................................          8
         7.03     Notices.......................................................          8
         7.04     Expenses, Etc.................................................          8
         7.05     Amendments, Etc...............................................          8
         7.06     Successor and Assigns.........................................          8

         7.07     Survival......................................................          9
         7.08     Severability..................................................          9
         7.09     Captions......................................................          9
         7.11     GOVERNING LAW.................................................          9

                   CASH AND CASH EQUIVALENT SECURITY AGREEMENT

                  THIS CASH AND CASH EQUIVALENT SECURITY AGREEMENT dated as of December 12, 1997 (the "Security Agreement") from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 4000 E. Sky Harbor Boulevard, Phoenix, Arizona 85034, to The Industrial Bank of Japan, Limited, Los Angeles Agency, as Agent under the Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Revolving Credit Agreement dated as of even date herewith (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

                                 W H E R E A S:



                  A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.


                  B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the CC Collateral (as hereinafter defined).

                  C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents (as defined in the Credit Agreement), whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and the extension of credit by the Lenders contemplated in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby intending to be legally bound and to secure the performance of the Obligations, the Company agrees with the Agent as follows:



                  Section 1. Definitions and Interpretation.


                  1.01 Certain Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Security Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Security Agreement. In addition, the following terms shall have the meanings assigned as follows:

                  "CC Collateral" shall have the meaning assigned to that term in Section 2.01.

                  "CC Interest Period" shall have the meaning assigned to that term in Section 3.03.

                  "Cash Collateral Account" shall have the meaning assigned to that term in Section 3.01.

                  "Deposit Rate" shall mean with respect to any Cash in the Cash Collateral Account the bid quotation by the Agent for United States dollar deposits of amounts in same day funds comparable to the amount of such Cash with the requested maturity; it being understood and agreed that the Deposit Rate will in any event be no loss favorable than those rates offered to other customers of the Agent for comparable amounts and maturities.

                  "Initial Deposit" shall have the meaning assigned to that term in Section 3.03.

                  "Subsequent Deposit" shall have the meaning assigned to that term in Section 3.03.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

                  Section 2. CC Collateral.

                  2.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Lenders, a security interest in all of the Company's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence (collectively, the "CC Collateral"):

                  (a) the Cash Collateral Account;

                  (b) the balance from time to time in the Cash Collateral Account;

                  (c) all Permitted Cash Equivalents held from time to time in the Cash Collateral Account; and

                  (d) all proceeds in whatever form of, and all earnings on, all or any part of the CC Collateral, and all substitutions for and replacements of all or any part of the other CC Collateral.

                  The Company acknowledges that it has received certain more favorable financial terms and accommodations by reason of the providing of CC Collateral and that such terms and accommodations would not have been provided but for such CC Collateral. Accordingly, the Company hereby waives, to the fullest extent permitted by law, any defense (other than strict performance of the Obligations) to the enforcement of remedies in respect of the CC Collateral.

                  2.02 Preservation and Protection of Security Interests. The Company shall give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Authorizations and take any and all steps as may be necessary or as the Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Security Agreement or to enable the Agent to exercise and enforce its rights, remedies, powers and privileges under this Security Agreement with respect to such Liens.

                  2.03 Attorney-in-Fact. The Agent is hereby appointed the attorney-in-fact of the Company to the extent permitted by law, effective on and after acceleration of the Loans for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, to preserve the validity, perfection and priority of the Liens granted by this Security Agreement and to exercise its rights, remedies, powers and privileges under this Security Agreement, including for the purpose of liquidating, and reinvesting the proceeds of, any Permitted Cash Equivalents held in the Cash Collateral Account. To the extent permitted by law, this appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall be entitled under this Security Agreement on or after acceleration of the Loans (i) to endorse or collect any drafts or other instruments received in connection with the CC Collateral (including any draft or check representing the proceeds of insurance or the return of unearned premiums) and (ii) to file any claims or take any action or proceeding that the Agent may deem necessary or advisable for the collection of all or any part of the CC Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the CC Collateral.

                  2.04 Rights and Obligations.

                  (a) No reference in this Security Agreement to proceeds or to the liquidation or other disposition of CC Collateral shall authorize the Company to liquidate or otherwise dispose of any CC Collateral except to the extent otherwise expressly permitted by the terms of this Security Agreement or any other Loan Document.

                  (b) Neither the Agent nor any other Lender shall be required to take steps necessary to preserve any rights against prior parties to any part of the CC Collateral.

                  (c) The Company assumes all risks relating to the investment of funds in Permitted Cash Equivalents, and neither the Agent nor any Lender shall be responsible or have any liability for any losses related to any Permitted Cash Equivalents (including any losses resulting from the liquidation of any Permitted Cash Equivalents at the direction of the Agent during the existence of any Event of Default).

                  2.05 Payment of Indebtedness; Satisfaction. If the Company shall have paid and discharged all of the Obligations, and if the Commitments of the Lenders under the Credit Agreement shall have been terminated or expired, then this Security Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, and at Company's sole expense, any remaining CC Collateral and money received in respect of the CC Collateral, to or on the order of the Company. The Agent shall also, upon the written request of the Company and at the Company's sole expense, execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens granted by this Security Agreement on the CC Collateral.

                  Section 3. Cash Collateral.

                  3.01 Cash Collateral Account. There is hereby established with the Agent a cash collateral account (the "Cash Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash collateral or Permitted Cash Equivalents required to be delivered to the Agent pursuant to the Credit Agreement. The Agent may establish the Cash Collateral Account at any office of The Industrial Bank of Japan, Limited or its Affiliates and may from time to time relocate such Cash Collateral Account to any other such office. The Agent's records shall indicate clearly that the Cash Collateral is held pursuant to the terms of this Security Agreement. The cash balance and the Permitted Cash Equivalents from time to time in the Cash Collateral Account shall constitute security for the Obligations and shall not constitute payment of the Obligations until applied as provided in this Security Agreement. However, if any Event of Default shall have occurred and be continuing, the Agent may in its discretion liquidate or otherwise dispose of any Permitted Cash Equivalents held in the Cash Collateral Account and apply or cause to be applied (subject to collection) the balance from time to time outstanding (including the proceeds of such liquidation) to the credit of the Cash Collateral Account to the payment of the Obligations in the manner specified in Section 6.

                  3.02 [Reserved].

                  3.03 Investment of Cash Balance in Cash Collateral Account.

                  (a) The Agent agrees to pay to the Company interest on the Cash amounts from time to time on deposit in the Cash Collateral Account at a rate per annum equal to the Deposit Rate, in the manner specified in this
Section 3.03.

                  (b) Upon the initial deposit of Cash into the Cash Collateral Account, the Company shall specify whether the Deposit Rate on such initial deposit (the "Initial Deposit") is to be determined for a one, two or three month period (each, a "CC Interest Period") and thereafter, no later than two Business Days prior to the last day of that and each successive CC Interest Period, to specify the duration of each such successive CC Interest Period for the Initial Deposit. Each successive CC Interest Period shall commence on the last day of the immediately preceding CC Interest Period. Upon the making of any subsequent deposit (each, a "Subsequent Deposit"), the initial CC Interest Period applicable to such Subsequent Deposit shall be the period commencing on the date such Subsequent Deposit is made and ending on the last day of the CC Interest Period for the Initial Deposit in effect on the date such Subsequent Deposit is made, and each successive CC Interest Period for such Subsequent Deposit shall be coterminous with the then CC Interest Period for the Initial Deposit (the Deposit Rate being determined on the basis of the aggregate deposited amounts having the same CC Interest Period). Should the Company fail to specify on a timely basis the duration of any CC Interest Period, a duration of one month shall be deemed selected.

                  (c) Unless a Potential Event of Default or Event of Default shall then have occurred and be continuing, the Agent shall remit to the Company
(A) at the end of each CC Interest Period the unpaid interest accrued to the end of such CC Interest Period and (B) all earnings on any Permitted Cash Equivalents held by it in the Cash Collateral Account received (or, in the case of any Permitted Cash Equivalents consisting of certificates of deposit or banker's acceptances issued by it, payable) by the Agent, in each such case within three Business Days (or, if the Company shall designate in writing to the Agent an account of the Company with the Agent for the purpose of accepting remittances under this Section 3.3(c), one Business Day) after (i) the end of such CC Interest Period, or (ii) the Agent's receipt of such earnings, or the Agent becoming obligated to pay such earnings in respect of Permitted Cash Equivalents consisting of certificates of deposit or banker's acceptances issued by it, as the case may be. Interest so accrued and earnings so received (or payable) and not remitted shall constitute part of the CC Collateral. No Lender other than the Agent shall be responsible in any respect for the payment of such interest.

                  3.04 Permitted Cash Equivalents.

                  (a) The Agent shall invest any Cash in the Cash Collateral Account in any Permitted Cash Equivalents specified in writing from time to time by the Company (with respect to Permitted Cash Equivalents described in clause
(ii) of the definition of "Permitted Cash Equivalents" in the Credit Agreement, pursuant to, and in compliance with, the condition contained in such clause
(ii)), it being agreed and understood that Permitted Cash Equivalents may be included in the Cash Collateral Account only to the extent the Company requests that the Agent invest Cash deposited in the Cash Collateral Account in Permitted Cash Equivalents, in substitution for cash previously deposited and that investments in such Permitted Cash Equivalents shall be for the account, benefit and risk of the Company; provided that no Permitted Cash Equivalent may be delivered in substitution of Cash previously deposited during the existence of any Potential Event of Default or Event of Default or on any day other than the last day of a CC Interest Period. Any investment in Permitted Cash Equivalents shall require two Business Days prior written notice to the Agent specifying the Permitted Cash Equivalent to be the subject of such investment and the dollar amount of such Permitted Cash Equivalent.

                  (b) Upon the liquidation or the maturity of any Permitted Cash Equivalent, the monies so derived (net of expenses) (other than earnings thereon, which shall be paid to the Company or retained as provided in Section 3.03(c)) shall be deposited as Cash in the Cash Collateral Account.

                  3.05 Release. So long as after giving effect to any requested release of CC Collateral, no Potential Event of Default, Event of Default or Borrowing Base Deficiency shall exist as a result of such release of such CC Collateral, upon three Business Days prior written notice to the Agent accompanied by an Officer's Certificate to such effect, the Agent shall release the CC Collateral described in such request from the Lien of this Security Agreement and cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, and at Company's sole expense, such CC Collateral, to or on the order of the Company.

                  Section 4. Representations and Warranties. As of the Closing Date and as of the date of each extension of credit by the Lenders and issuance of a Letter of Credit by the Issuing Bank, the Company represents and warrants to the Lenders as follows:

                  4.01 Title. The Company is the sole beneficial owner of the CC Collateral in which it purports to grant a Lien pursuant to this Security Agreement, and such CC Collateral is free and clear of all Liens arising by, through or under it. The Liens granted by this Security Agreement in favor of the Agent for the benefit of the Agent and the Lenders have attached and constitute a perfected security interest in all of such CC Collateral prior to all other Liens that can be perfected under the Uniform Commercial Code of any jurisdiction.

                  Section 5. Covenants.

                  5.01 Sales and Other Liens. The Company shall not dispose of any CC Collateral, create, incur, assume or suffer to exist any Lien upon any CC Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the CC Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

                  5.02 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Security Agreement.

                  Section 6. Remedies.

                  6.01 Acceleration of Loans, Etc. On and after acceleration of the Loans, the Agent may liquidate any Permitted Cash Equivalents held in the Cash Collateral Account. The proceeds of, and other realization upon, the CC Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with Section 6.03.

                  6.02 Deficiency. If the proceeds of, or other realization upon, the CC Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Obligations, the Company shall remain liable for any deficiency.

                  6.03 Application of Proceeds. Except as may otherwise be required by law, any moneys or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in this Section 6 shall (subject to the determination of the Agent as to use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

                  first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under this Security Agreement;

                  second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this Section 6.03), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations; and

                  third, the remainder, if any, to the Company, its successors or assigns, to such Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  As used in this Section 6, "proceeds" of CC Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, CC Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Company or any issuer of, or account debtor or other obligor on, any of the CC Collateral.

                  Section 7. Miscellaneous.

                  7.01 The Agent. As provided in Section 8 of the Credit Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, Los Angeles Agency, as its Agent for purposes of this Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Security Agreement. For the avoidance of doubt, nothing in this Section 7.01 is intended to create any liability or obligation on the Company.

                  7.02 Waiver. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  7.03 Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

                  7.04 Expenses, Etc. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding).

                  7.05 Amendments, Etc. To the extent permitted by applicable law, any provision of this Security Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Agent (after such consent as may be required, if any, by the Lenders pursuant to the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent, the Lenders and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  7.06 Successor and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the other Lenders and their respective successors and permitted assigns. Except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company shall not assign or transfer its rights under this Security Agreement without the prior written consent of the Agent.

                  7.07 Survival. All representations and warranties made in this Security Agreement or in any certificate or other document delivered pursuant to or in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                  7.08 Severability. To the extent permitted by applicable law, any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.09 Captions. The captions and section headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

                  7.10 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Security Agreement may execute this Security Agreement by signing any such counterpart.

                  7.11 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  7.12 WAIVER OF OFFSET. The Agent hereby waives any right of offset it may from time to time have, other than rights of offset arising under or relating to the transaction contemplated by this Security Agreement and the Loan Documents.

                  IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                        AMERICA WEST AIRLINES, INC.


                                        By:  /s/  Jacques C. Lazard
                                           ----------------------------------
                                           Name:  Jacques C. Lazard
                                                  ---------------------------
                                           Title: Vice President & Treasurer
                                                  ---------------------------



                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, LOS ANGELES AGENCY, as Agent


                                        By:  /s/  Yoshiaki Ohashi
                                           ----------------------------------
                                           Name:  Yoshiaki Ohashi
                                                  ---------------------------
                                           Title: Senior Vice President
                                                  ---------------------------

                                   Exhibit C

                        Form of Hangar Security Agreement
                                   See Tab #3

                                                                  Execution Copy

RECORDING REQUESTED BY
WHEN RECORDED MAIL TO:



Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York  10103
Attention: James D. Tussing, Esq.



                            LEASEHOLD DEED OF TRUST,
                    SECURITY AGREEMENT, ASSIGNMENT OF RENTS,
                     FINANCING STATEMENT AND FIXTURE FILING

THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, FINANCING STATEMENT AND FIXTURE FILING (this "Deed of Trust"), dated as of December 12, 1997 (the "Date of Issuance"), is made by AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), as trustor, whose mailing address is 4000
E. Sky Harbor Boulevard, Phoenix, Arizona 85034, to First American Title Insurance Company, a California corporation (not in its individual capacity, but in its capacity as trustee, the "Trustee"), whose mailing address is 111 W. Monroe, Phoenix, Arizona, 85003, for the benefit of The Industrial Bank of Japan, Limited, acting through its Los Angeles Agency, as Agent for the lenders under the Credit Agreement referred to below, whose mailing address is 350 South Grand Avenue, Suite 1500, Los Angeles, California 90071 (the "Beneficiary").

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE BENEFICIARY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE COMPANY UNDER THIS DEED OF TRUST.

THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT AS THAT TERM IS USED IN THE ARIZONA UNIFORM COMMERCIAL CODE. PORTIONS OF THE COLLATERAL ARE GOODS THAT ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN EXHIBIT A ATTACHED TO THIS DEED OF TRUST. THIS DEED OF TRUST IS INTENDED TO SERVE AS A FIXTURE FILING AND IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED AND INDEXED AS BOTH A DEED OF TRUST AND A FIXTURE FILING. THE COMPANY IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED.

                                    RECITALS

                  A. The lenders from time to time party to the Credit Agreement referred to below (the "Lenders") have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Revolving Credit Agreement dated as of the date hereof (the "Credit Agreement") among the Company, The Industrial Bank of Japan, Limited, acting through its Los Angeles Agency (together with its successors and assigns in such capacity, for the benefit of itself individually and the Lenders, the "Agent") (the Agent and the Lenders collectively, the "Secured Parties") and the Lenders.

                  B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as agent to hold and enforce the Secured Parties' rights with respect to the properties and assets hereinafter described.

                  C. Pursuant to the Credit Agreement the Company has agreed to deliver this Deed of Trust for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents (as defined in the Credit Agreement), whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Deed of Trust as security for the performance of the Obligations.

                  D. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Agreement.

                  E. All of the estate, property and interest described under 1 through 9 below is herein, collectively, called the "Real Property Collateral", which, together with the Personal Property Collateral described in 10 through 19 below, is, collectively, called the "Deed of Trust Collateral".

                           1. The leasehold estates created by that certain Airport Lease No. 43217 City of Phoenix Airport Lease Agreement (the "Lease") dated as of August 6, 1986, between City of Phoenix, a municipal corporation, as lessor, and the Company, as lessee, with respect to that certain real property described in Exhibit A attached hereto and by this reference incorporated herein (the "Premises");

                           2. Any and all buildings, constructions and improvements now or hereafter erected in, on or under the Premises (the "Improvements"), the fixtures, attachments, appliances, equipment, machinery, and other articles that are attached to said Improvements, all of which shall be deemed and construed to be a part of the Improvements;

                           3. All right, title and interest of the Company in and to all of the items incorporated as part of or primarily attributed or affixed to any of the Premises or other real property comprising all or a portion of the Collateral or any other interest of the Company, whether now owned or hereafter acquired, in, to or relating primarily to the Premises or such other real property, in such a manner that such items are no longer personal property under the law of the State of Arizona;

                           4. All rents, issues, profits, royalties, deposits, income, bank accounts, accounts receivable and other benefits and proceeds derived from the Premises or the Improvements or any other portion of the Collateral (collectively, the "Rents"), whether now due, past due or to become due, subject to the rights, powers and authorities hereinafter given to the Beneficiary and the Company as set forth in Section 1.05 of this Deed of Trust;

                           5. All easements, use rights, rights-of-way and other rights now owned or hereafter acquired by the Company and used in connection with the foregoing described Collateral or as a means of access thereto, including, without limiting the generality of the foregoing, the Company's rights pursuant to any trackage agreement, all rights to the non-exclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, all development rights or credits and air rights, all water and water rights (whether or not appurtenant to the Premises) and all shares of stock evidencing the same, and all rights pursuant to any agreement for the use of parking lots, spaces or facilities;

                           6. All leasehold estates (as used in this instrument, the terms "Lease" and "Leasehold", and all derivative forms thereof, shall be deemed to includes usufructuary interests), rights, titles and interests of the Company in and to all leases or subleases covering the Premises or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of the Company thereunder including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature:

                           7. All right, title and interest now owned or hereafter acquired by the Company in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

                           8. All rights and interests of the Company in, to and under all plans, specifications, maps, surveys, studies, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to use, construction upon, occupancy, leasing, sale or operation of the Premises; and

                           9. All of the estates, interests, rights, titles, other claims or demands, both at law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which the Company now has or may hereafter acquire in the Premises, the Improvements or other portions of the Collateral, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Collateral, including, without limitation, any award resulting from a change of grade of streets and any award for severance damages.

                  F. All of the property described under 10 through 19 below is, collectively, called the "Personal Property Collateral".

                           10. All goods, equipment and personal property now owned or hereafter acquired by the Company and incorporated in or forming part of the Improvements, including, but not limited to, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring and equipment of every kind, lighting fixtures, machinery and fixtures, and all building materials, supplies, and equipment now or hereafter delivered to the Premises and installed or used therein, together with all renewals or replacements of articles in substitution thereof to be installed or used therein;

                           11. All accounts, deposits, reserves, rights of payment in respect of general intangibles, documents, securities, chattel paper, instruments, notes, drafts, letters or advises of credit, receivables and other amounts and obligations owing to the Company in respect of the Real Property Collateral;

                           12. All permits, licenses, approvals, certificates, entitlements, variances, orders, exemptions and other authorizations (collectively, "Authorizations") now or hereafter issued, made or granted with respect to the ownership, development, construction, reconstruction, repair, alteration, addition, improvement, replacement, use, operation or management of the Real Property Collateral other than those Authorizations that are by their terms unassignable or void or voidable if assigned (except with the consent of the granting party);

                           13. All construction, service, engineering, consulting, leasing, architectural and other similar contracts of any nature (including, without limitation, those of general contractors and subcontractors), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Real Property Collateral;

                           14. All architectural drawings, plans,
         specifications, soil tests, feasibility studies, appraisals, geological reports, hazardous waste reports, engineering reports and similar materials relating to any portion of or all of the Real Property Collateral;

                           15. All payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Real Property Collateral;

                           16. All reserves, deferred payments, deposits, refunds and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of any portion of or all of the Real Property Collateral;

                           17. All the right, title, interest or other claim or demand, both at law and in equity, that the Company now has or may hereafter acquire in any awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Real Property Collateral, and all causes of action and recoveries for any loss or diminution in the value of the Real Property Collateral;

                           18. All policies of, and proceeds resulting from, insurance relating to the Deed of Trust Collateral, and any and all riders, amendments, extensions, renewals, supplements or extensions thereof, and all proceeds thereof;

                           19. To the extent not included in the foregoing, all proceeds and products and accessions of and to all of the foregoing, in any form, that are hereafter acquired by the Company.



                                    ARTICLE I


                                   OBLIGATIONS

                  SECTION 1.01. GRANTING CLAUSE. For good and valuable consideration, including, without limitation, the indebtedness herein recited, the receipt and sufficiency of which are hereby acknowledged:

                  (a) The Company hereby grants, conveys, transfers and assigns the Real Property Collateral to the Trustee and its successors and assigns, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, pursuant to this Deed of Trust and applicable law, for the benefit of the Beneficiary and its successors and assigns, subject to the rights of the Beneficiary under the assignment made in subsection (b) below;

                  (b) The Company hereby assigns and transfers to the Beneficiary all of the Rents, absolutely and unconditionally, and not merely as additional collateral security for the indebtedness secured by this Deed of Trust;

                  (c) The Company hereby pledges, assigns, transfers and grants to the Beneficiary a lien on, and security interest in, all of the Company's right, title and interest, whether now owned or hereafter acquired, in, to and under the Personal Property Collateral.

                  SECTION 1.02. ARIZONA CODE APPLICABLE TO REAL PROPERTY. With respect to the portion of the Collateral which constitutes real property under the laws of the State of Arizona, the Deed of Trust is intended to operate and is to be construed as a Deed of Trust under Chapter 6.1, Title 33, Arizona Revised Statutes. Should this instrument be or become ineffective as a Deed of Trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the Mortgagor and Beneficiary being the Mortgagee.

                  SECTION 1.03. COMPANY AGREEMENT TO CONDITIONS OF DEED OF TRUST. In furtherance of the foregoing grants (including grants of security interests), bargains, sales, assignments, transfers, pledges, mortgages and conveyances, and to protect the Premises and the security granted by this Deed of Trust, the Company hereby warrants, represents, covenants and agrees to the representations, terms and conditions set forth in this Deed of Trust.

                  SECTION 1.04. FIXTURES. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9-313 and 9-402 of the Arizona Uniform Commercial Code. The Secured Parties desire that this financing statement be indexed against the record owner of the Premises. In that regard, the following information is provided:

                  Name of Debtor:           AMERICA WEST AIRLINES, INC.

                  Address of Debtor:        4000 East Sky Harbor Boulevard
                                            Phoenix, Arizona 85034

                  Name of Secured
                  Party:                    THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, AS AGENT

                  Address of Secured
                  Party:                    350 South Grand Avenue
                                            Suite 1500
                                            Los Angeles, California 90071

                  Description of the
                  Real Estate:              See Exhibit A of this Deed of Trust

                  Name of Record
                  Owner:                    THE CITY OF PHOENIX, ARIZONA

                  Address of Record
                  Owner: City of Phoenix Aviation Department 3400 Sky Harbor Boulevard
                                            Phoenix, Arizona 85034
                                            Attention:  Airports Business Office

                  SECTION 1.05. RENTS. The Company hereby absolutely and unconditionally assigns and transfers to the Beneficiary (for the ratable benefit of the Secured Parties) all the Rents to which the Company may be entitled, whether now due, past due or to become due, and hereby gives to and confers upon the Beneficiary the right, power and authority to collect the Rents after the occurrence and during the continuance of an Event of Default. The Company irrevocably appoints the Beneficiary its true and lawful attorney-in-fact, at the option of the Beneficiary at any time during continuance of an Event of Default and as provided in Article IV of this Deed of Trust, to demand, receive and enforce payment, to give receipts, releases, and satisfactions, and to sue, either in the name of the Company or in the name of the Beneficiary on behalf of the Secured Parties, for all such Rents and apply the same to the Obligations. It is understood and agreed that the exercise by the Beneficiary of any of its respective rights or remedies under this Section
1.05 or under Article IV of this Deed of Trust shall not be deemed to make the Beneficiary or any Secured Party a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Premises or the Deed of Trust Collateral or the occupancy, use, operation or maintenance of all or any part of the Premises or the Deed of Trust Collateral.

                  SECTION 1.06. TAKING PROCEEDS. If all or any part of the Deed of Trust Collateral is taken, damaged or reduced in value by reason of any taking, eminent domain, public improvement, inverse condemnation, condemnation or similar proceeding, and the Company shall be entitled to receive any compensation, awards and other payments or relief therefor ("Taking Proceeds"), the Beneficiary (for the ratable benefit of the Secured Parties) shall be entitled to receive payment of and to hold, as part of the Deed of Trust Collateral, all such Taking Proceeds; provided that, at any time except during the continuance of an Event of Default, the Company (with the approval of the Beneficiary upon the consent of the Requisite Lenders, which consent shall not be unreasonably withheld) shall not be required to include as Deposited Monies under Section 2.01 of this Deed of Trust, Taking Proceeds in an amount of $1,000,000 or less. If any such amount is received by the Company in circumstances when the Beneficiary is entitled to hold the same as part of the Deed of Trust Collateral under the preceding sentence, the Company shall immediately pay over the same to the Beneficiary, which shall include the same as part of the Deposited Monies for application in accordance with Section 2.01 of this Deed of Trust. Taking Proceeds not required to be included as Deposited Monies shall be used by the Company to repair, replace or restore the Deed of Trust Collateral to its condition before such taking or similar proceeding, to the maximum extent possible in the reasonable determination of the Company, and may thereafter be retained by the Company for its own account. The Company shall not be entitled without the prior approval of the Beneficiary (which approval will not be unreasonably withheld) to make any compromise or settlement in connection with such taking, damage or reduction in value to the extent of the right, title and interest of the Company therein; provided that no such approval need be obtained as to any such compromise or settlement that provides for a cash payment in an amount at least equal to $30,000,000.

                  SECTION 1.07. RIGHTS AND OBLIGATIONS. No Lien created by this Deed of Trust in respect of the Company's right, title or interest in contracts, leases, licenses, permits and Governmental Authorizations shall be construed to be a consent by the Beneficiary or any Secured Party to any contract, lease, license, permit or Governmental Authorizations so subject to any such Lien, or to impose upon the Beneficiary or any Secured Party any obligations with respect to the same or, prior to the occurrence of an Event of Default and the exercise of any remedy under Article IV of this Deed of Trust, to grant any power or right (not expressly granted in the Loan Documents) to approve or consent to any action under the foregoing.

                  SECTION 1.08. USE AND POSSESSION. Notwithstanding the terms of any provision contained in this Deed of Trust or the Credit Agreement, except during continuance of an Event of Default and as provided in Section 4.01(f) of this Deed of Trust, the Company shall have the exclusive right to use and possess the Deed of Trust Collateral, to collect, retain, use and enjoy all Rents and accounts and to exercise its right, title and interest in contracts, leases, licenses, permits and Governmental Approvals subject at all times to (a) the right of the Beneficiary to receive all Deposited Monies, (b) the applicable restrictions and limitations contained in Section 5.4 of the Credit Agreement and (c) such use, possession, retaining, enjoyment or exercise not otherwise constituting an Event of Default.

                  SECTION 1.09. SECURED OBLIGATIONS. The Liens created by this Deed of Trust are given for the purpose of securing, in such order of priority as the Beneficiary may, in its sole discretion (except as otherwise set forth herein) determine, pursuant to the Credit Agreement and the Security Agreements the Obligations.

                  SECTION 1.10. LIENS FOR THE RATABLE BENEFIT OF THE SECURED PARTIES. The Lien on the Deed of Trust Collateral created by this Deed of Trust and the related rights, privileges and remedies granted to or for the benefit of the Beneficiary shall be for the benefit of the Secured Parties ratably according to the amount of the Obligations due to each of the Secured Parties. To the extent permitted by law, each of the rights, privileges and remedies accorded to the Trustee or to the Beneficiary under this Deed of Trust or otherwise by statute or at law or in equity with respect to the Deed of Trust Collateral may be exercised by the Beneficiary or by the Trustee upon the instruction of the Beneficiary. Any Deed of Trust Collateral held or recovered at any time by the Beneficiary or any realization on account of any Deed of Trust Collateral shall inure to the benefit of the Secured Parties as provided in this Section 1.10.

                  SECTION 1.11. RISK OF LOSS; INSURANCE. Risk of loss of, damage to or destruction of the Deed of Trust Collateral is and shall remain upon the Company. If the Company fails to effect and keep in force insurance covering the Deed of Trust Collateral as required by Section 3.06 of this Deed of Trust or fails to pay the premiums on such insurance when due, the Beneficiary may, but is not obligated to, do so for the account of the Company and add the cost of doing so to the Obligations. The Beneficiary, its officers, employees and authorized agents, are hereby irrevocably appointed the attorneys-in-fact of the Company to endorse any draft or check that may be payable to the Company in order to collect the proceeds of such insurance or any return of unearned premiums.


                                    ARTICLE I

                    DEPOSITED MONIES; RELEASE AND SHARING OF
                            DEED OF TRUST COLLATERAL

                  SECTION 2.01. DEPOSITED MONIES. (a) The term "Deposited Monies" shall mean all amounts referred to in Section 1.06 of this Deed of Trust that are therein required to be paid over to or to be retained by the Beneficiary, amounts paid to the Beneficiary under policies of insurance as provided in Section 3.06 of this Deed of Trust and amounts paid or required to be paid to the Beneficiary pursuant to Section 2.02 of this Deed of Trust, together with any earnings and interest on such amounts, any other sums from time to time standing to the credit of such amounts, any investments of any such amounts and all right, title and interest of the Company with respect to such amounts.

                  (b) Subject to Sections 2.01(d) and 2.01(e) of this Deed of Trust, any Deposited Monies at any time held by the Beneficiary in respect of any Repairable Damage that is to be repaired pursuant to subsection 2.4B(iii)(1)(b) of the Credit Agreement shall be paid over to or upon the order of the Company, to reimburse it for, or to pay, the cost of replacing, renewing, repairing or rebuilding all or any part of the Deed of Trust Collateral in respect of which such Deposited Monies were paid. Such payment is conditioned upon, and shall not be made until the receipt by the Beneficiary of:

                           (i) prior to or concurrently with the delivery of the
first disbursement request:

                                    (A) a certificate of a Responsible Officer
of the Company (x) stating that it has determined to replace, renew, repair or rebuild such Deed of Trust Collateral, (y) describing in reasonable detail the work done or to be done and property purchased or to be purchased by way of the replacement, renewal, repair or rebuilding of the affected Deed of Trust Collateral; and (z) stating the aggregate amount required for such purposes and, if such amount exceeds $1,000,000, providing evidence satisfactory to the Beneficiary that the amount of Deposited Monies then held by the Beneficiary, together with other available sums, will be sufficient for such purposes:

                                    (B) a written undertaking by the Company
that it has performed or will perform such replacement, renewal, repair or rebuilding as set forth in such certificate;

                                    (C) in the case of the replacement of Deed
of Trust Collateral, the replacement cost of which, when added to the replacement cost of Deed of Trust Collateral as to which such an opinion of counsel shall not previously have been delivered pursuant to this clause (C), exceeds $1,000,000, an opinion of counsel to the effect that the replacement property (and such other replacement property as to which no such opinion shall have been delivered) is or will upon acquisition or construction become part of the Deed of Trust Collateral and subject to the perfected lien and security interest created by this Deed of Trust without further action (or stating the action required); and

                                    (D) evidence reasonably satisfactory to the
Beneficiary that the Lease has not been terminated and will not be terminated during the period of replacing, renewing, repairing or rebuilding the Deed of Trust Collateral; and

                           (ii) from time to time, following or concurrently
with the delivery of the certificate and undertaking required to be delivered pursuant to clause (i) above:

                                    (A) one or more written disbursement
requests of the Company (w) stating that such request relates to a specific certificate and undertaking delivered pursuant to clause (i) above, (x) stating the specific amount requested to be disbursed to be paid to or on the order of the Company and that such amount is requested to reimburse the Company for, or to pay, the cost incurred in such replacement, renewal, repair or rebuilding,
(y) stating that the Company has not previously requested a disbursement or otherwise been reimbursed for the expenditure on account of which such request is made and (z) stating that no Event of Default or Default, has occurred and is continuing; and

                                    (B) evidence reasonably satisfactory to the
Beneficiary that no mechanics' liens have been filed and that all contractors, subcontractors and suppliers have been paid in full.

                  (c) Any Deposited Monies that shall not be applied as provided in Sections 1.06 or 2.01(b) or (d) of this Deed of Trust shall, subject to Sections 2.01(b) and (d) of this Deed of Trust, be deposited in a segregated account and shall, upon the Company's request therefor, be invested in Permitted Cash Equivalents or distributed to the Company pursuant to Section 2.01(e) of this Deed of Trust.

                  (d) The provisions of Sections 2.01(b), (c) and (e) of this Deed of Trust shall not, except to the extent that the Beneficiary otherwise agrees in writing, apply to or in respect of all or any part of the Deposited Monies at any time after the occurrence and during the continuance of a Potential Event of Default or Event of Default. Upon the occurrence and during the continuance of a Potential Event of

Default or Event of Default, the Deposited Monies shall, upon the request of the Beneficiary or the Requisite Lenders, be withdrawn and liquidated and applied to the payment of any Obligations then due, and neither the Beneficiary nor any Secured Party shall be responsible for any loss occasioned by the timing of such action. Not withstanding the foregoing, if a Potential Event of Default or an Event of Default shall have occurred and be continuing, until any Deposited Monies are applied as provided in this Section 2.01(d), the Beneficiary shall retain and invest such Deposited Monies, at the Company's request, in Permitted Cash Equivalents.

                  (e) Following the exclusion of the Hangar (as defined in the Credit Agreement) from the Borrowing Base pursuant to subsection 2.4B(iii)(1)(b) of the Credit Agreement, the Deposited Monies shall be held by the Beneficiary in a segregated account as security for the Obligations and, subject to Section 2.01(d) of this Deed of Trust, released to the Company. "Event of Loss" shall mean any of the following events with respect to the Deed of Trust Collateral:
(1) permanent or temporary loss of all or substantially all of the Improvements or Personal Property Collateral or the use thereof due to destruction, damage or rendition of such property permanently or temporarily unfit for normal use; (2) any event which results in the receipt of insurance proceeds with respect to such property on the basis that such property or substantially all of such property needs to be rebuilt to be suitable for normal use or on the basis that such property is a total loss, arranged total loss or constructive total loss; and (3) condemnation, confiscation or seizure of, or requisition or taking of title of all or substantially all of such property by the United States government or any other government, through the exercise of eminent domain, public improvement, inverse condemnation, condemnation or other similar proceeding.

                  SECTION 2.02. RELEASE OF DEED OF TRUST COLLATERAL. Except with the written consent of the Beneficiary, which consent shall be withheld or granted in the sole discretion of the Beneficiary, the Company shall not sell or otherwise dispose of any part of, or any interest in, the Deed of Trust Collateral prior to the repayment and performance of all of the Company's Obligations under the Loan Documents and the termination of the Commitments of the Lenders. Following the repayment and performance of the Obligations and the termination of the Commitments of the Lenders, at the request of the Company, the Beneficiary shall, at the Company's expense, execute and deliver to the Company such documents, and give the Trustee such directions to quitclaim and release portions of the Deed of Trust Collateral, as the Company shall reasonably request, to evidence the release of such part of the Deed of Trust Collateral. In addition, the Deed of Trust Collateral shall be released as provided in subsection 2.4B(iii)(1)(g) of the Credit Agreement.

                                    ARTICLE III

                            COVENANTS OF THE COMPANY

                  SECTION 3.01. CHANGE IN LAW. Without duplicating the Credit Agreement, in the event of the passage, after the date of this Deed of Trust, of any law that has the effect of changing in any way the laws now in force for the taxation of deeds of trust, such as this Deed of Trust, or debts secured by such deeds of trust or the manner of the collection of any such taxes so as in either case to impose payment of the whole or any portion of any taxes, assessments or other similar charges against the Deed of Trust Collateral upon any Secured Party, the Obligations shall immediately become due and payable at the election of the Beneficiary and upon 60 days' notice to the Company; provided that such election by the Beneficiary shall not be made, or if made shall be ineffective, if (a) such law shall neither impose a tax (except any tax, in replacement of any existing tax now payable by a Secured Party, that is not greater than the replaced tax) upon any Secured Party nor increase any tax now payable by any Secured Party or (b) such law shall impose a tax upon any Secured Party or increase any tax now payable by any Secured Party and, prior to the due date,
(i) the Company is permitted by law and can become legally obligated to pay such tax or the increased portion thereof (in addition to all interest, additional interest and other charges payable hereunder and under the Credit Agreement),
(ii) the Company does pay such tax or increased portion and (iii) the Company agrees with the Beneficiary in writing to pay, or reimburse each Secured Party, as the case may be, for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Company's interest in all or any part of the Deed of Trust Collateral. The obligations of the Company under such agreement shall be secured by this Deed of Trust.

                  SECTION 3.02. PRESERVATION AND PROTECTION OF SECURITY INTEREST. The Company shall faithfully preserve and protect the Liens in the Deed of Trust Collateral created by this Deed of Trust and shall, at its own cost and expense, cause such Liens to be perfected and continue to be perfected and to remain prior to all such other Liens, subject only to Permitted Liens (as defined in the following paragraph), so long as all or a portion of the Obligations are outstanding and unpaid and the Commitments of the Lenders have not expired or terminated, and for such purpose the Company shall from time to time at the request of the Beneficiary make notations of the security interest on certificates of title to Deed of Trust Collateral a security interest in which is perfected by such notation, and deliver the same to the Beneficiary, deliver possession of Deed of Trust Collateral (concurrent with its acquisition) a security interest in which is perfected by the taking of possession, and file or record, or cause to be filed or recorded, such instruments, documents and notices, including additional security deeds of trust, financing statements and continuation statements, as the Beneficiary may reasonably deem necessary or advisable from time to time in order to perfect and continue to perfect such Liens and to maintain their priority over all other Liens, subject to Permitted Liens. The Company shall do all such other acts and things and will execute and deliver all such other instruments and documents, including further deeds of trust, mortgages, security agreements, pledges, endorsements, assignments (including assignments of the Company's contracts) and notices (including notices of any real property on which Deed of Trust Collateral which is or may be a fixture is located together with a legal description of such real property), as the Beneficiary may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority (subject only to Permitted Liens ) of the Liens in the Deed of Trust Collateral. The Beneficiary is hereby irrevocably appointed the attorney-in-fact of the Company to do, at the Company's expense, all acts and things which the Beneficiary may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and maintain the priority of such Liens in the Deed of Trust Collateral, including the signing of financing, continuation or other similar statements and notices on behalf of the Company, and which the Company is required to do by the terms of this Deed of Trust and, after request, shall not have done.

         As used herein, the term "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under worker's compensation or similar legislation or to secure public or other statutory obligations and (d) the Lease.

                  SECTION 3.03. COVENANTS REGARDING THE LEASE. With respect to the Lease, the Company agrees:

                  (a) To keep and perform each and every material covenant, agreement and obligation of the lessee set forth in the Lease, to take all actions necessary to preserve and keep unimpaired its rights and privileges under the Lease, and not to commit, suffer or permit any material breach of the Lease; provided that (i) if an event of default by the Company under the Lease shall occur, the Beneficiary may, at its option but without any obligation to do so, take any action and make such expenditures necessary or desirable to cure the same, the Beneficiary being authorized to enter upon the Premises for such purposes, (ii) any amounts so expended may be funded under the Credit Agreement to the extent the Company is otherwise entitled to borrow such amounts thereunder, (iii) if the Company is not otherwise entitled to borrow under the Credit Agreement, the Company shall, immediately on demand, pay to the Beneficiary all costs of the Beneficiary incurred in curing any such default, together with interest on such costs from the date of expenditure at the Base Rate then in effect plus 2% per annum and (iv) all sums due to the Beneficiary pursuant to this Section 3.03(a) shall be secured by this Deed of Trust;

                  (b) To give immediate notice to the Beneficiary of any material default under the Lease within the Company's knowledge or of the receipt by it of any notice of default from the lessor under the Lease, and to furnish to the Beneficiary all information that it may request concerning the performance by the Company of the covenants of the Lease;

                  (c) That the provisions of this Deed of Trust shall be deemed to be obligations of the Company in addition to the Company's obligations as lessee with respect to similar matters contained in the Lease, and the inclusion in this Deed of Trust of any covenants and agreements relating to similar matters under which the

Company is obligated under the Lease shall not restrict or limit the Company's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations as lessee under the Lease; provided that nothing in this Deed of Trust shall be construed as requiring the taking of or the omission of any action by the Company that would cause a default under the Lease;

                  (d) That (i) so long as this Deed of Trust is in effect, there shall be no merger of the Lease or any interest therein nor of the leasehold or any other estate created thereby with the fee estate in the Premises or any portion thereof by reason of the fact that the Lease, such interest therein or such leasehold estate may be held directly or indirectly by or for the account of any person who shall hold the fee estate in the Premises or any portion thereof or any interest of the lessor under the Lease, (ii) in case the Company hereafter acquires the fee title or any other estate, title or interest in any portion of the Premises, this Deed of Trust shall attach to and cover and be a Lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of and covered by this Deed of Trust and (iii) the Company shall notify the Beneficiary of any such acquisition by the Company and, on written request by the Beneficiary, shall cause to be executed and recorded and shall provide all such other and further assurances or other instruments in writing as may in the opinion of the Beneficiary be required to carry out the intent and meaning hereof;

                  (e) That no election to terminate or surrender (except a surrender upon the natural expiration of the term of the Lease or upon the termination by the lessor under the Lease pursuant to its provisions or upon partial condemnation) by the Company, as lessee under the Lease, to the lessor under the Lease, as the case may be, of any portion of the Lease or of any interest in the Lease and no termination of the Lease by the Company as lessee under the Lease shall be valid or effective, and neither the Lease nor its terms may be amended, modified, changed, surrendered or canceled, or subordinated to any fee mortgage, to any lease, or to any other interest, either orally or in writing, without the prior written consent of the Beneficiary so long as this Deed of Trust is in effect;

                  (f) That the Company shall, promptly after the execution and delivery of this Deed of Trust or of any instrument or agreement supplemental to this Deed of Trust, notify the lessor under the Lease in writing of the execution and delivery of this Deed of Trust or of the supplemental instrument or agreement and deliver to such lessor a copy of this Deed of Trust or such instrument or agreement, as the case may be; and

                  (g) That if the Lease is for any reason whatsoever terminated prior to the natural expiration of its term and, if pursuant to any provision of the Lease or otherwise, any Secured Party shall acquire from the lessor under the Lease a new lease of the Premises or of any part of the Premises or other property rights for the Premises or any portion thereof, the Company shall have no right, title or interest in or to such new lease or the leasehold estate created by such new lease, or in or to such new option or property rights, or in or to such new easement rights created by such new easement.

                  (h) The Company acknowledges that pursuant to Section 365 of the Bankruptcy Code (title 11, United States Code), as amended (the "Bankruptcy Act") it is possible that the City of Phoenix, Arizona (or a trustee in bankruptcy) could reject the Lease, in which case the Company, as lessee, would have the rights of election described in Section 365(h) of the Bankruptcy Act (which rights of election, as the same may be amended, revised or recodified from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors and any other right the Company may have to rescind, surrender or terminate the Lease under any state law, whether now or hereafter in effect, is herein called the "Election") to treat the Lease as terminated by such rejection or, in the alternative, to retain its rights under the Lease, including without limitation the right to remain in possession under the Lease, for the balance of the term of such Lease and any renewal or extension thereof that is enforceable by the lessee under applicable non-bankruptcy law;

                  (i) The Company covenants that it will not cause, suffer or permit the termination of the Lease by exercise of the Election without the prior written consent of the Beneficiary. The Company acknowledges that since the Lease is a primary part of the security for the Obligations, the Beneficiary does not anticipate that it would consent to termination of the Lease and shall not under any circumstances be obliged to give such consent;

                  (j) To secure the covenant made in Section 3.03(i) above and as security for the other obligations secured under this Deed of Trust, the Company assigns the Election to the Trustee and the Beneficiary. The Company acknowledges and agrees that the foregoing assignment of the Election is one of the rights that the Trustee and the Beneficiary may use at any time to protect and preserve the other rights of the Trustee and the Beneficiary under this Deed of Trust; provided, however, that unless any Event of Default shall have occurred and be continuing, the Trustee and the Beneficiary may not exercise the assigned Election to treat the Lease as terminated by such rejection without the Company's consent;

                  (k) The Company acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest that the Company can separate from the Lease. Therefore, the Company agrees that any exercise of the Election in favor of preserving the rights under the Lease, including without limitation the right to remain in possession under the Lease, shall not be deemed to constitute a taking or sale of the Premises or the Deed of Trust Collateral by the Trustee or the Beneficiary and shall not entitle the Company to any credit against the Obligations; and

                  (l) The Company acknowledges and agrees that in the event the Election is exercised in favor of the Company retaining its rights under the Lease, the Company's resulting right to possession and use of (and rents and profits from) the

Premises under the Lease, as may be adjusted by the effect of Section 365 of the Bankruptcy Act shall then be part of the Deed of Trust Collateral and shall be subject to the Lien created by this Deed of Trust.

                  SECTION 3.04. PROVISIONS APPLICABLE TO THE DEED OF TRUST COLLATERAL. The parties agree that the following provisions shall be applicable to the Deed of Trust Collateral, and the Company covenants and agrees that during the term of this Deed of Trust:

                  (a) Books and Records. The Company will keep accurate and complete books and records concerning the Deed of Trust Collateral. The Company will furnish to the Beneficiary, at such times and in such form and substance as may reasonably be requested, information adequate to enable the Beneficiary to identify all or any part of the Deed of Trust Collateral and determine the amount or value of the Deed of Trust Collateral, and such information as the Beneficiary may reasonably deem relevant concerning proceeds.

                  (b) Location of Chief Executive Office. The Company will not move its chief executive office from Maricopa County, Arizona, except to such new location as it may establish in accordance with subsection (e) below.

                  (c) Location of Books, Records, Inventory and Equipment. The Company will, unless otherwise directed by a court of competent jurisdiction, keep books of account or records concerning its accounts, inventory, equipment and proceeds included in the Deed of Trust Collateral at its address specified in the Credit Agreement except that a new location may be established in accordance with subsection (e) below.

                  (d) Use of Other Names. The Company will not invoice an account debtor on any account included in the Deed of Trust Collateral or maintain its records relating to any such account in any name other than its own proper name (as of the date of this Deed of Trust), except such new names as it may establish in accordance with subsection (e) below.

                  (e) Establishment of New Location or Name. If the Company desires to establish a new location for its chief executive office or books of account or records relating to its accounts, inventory, equipment or proceeds included in the Deed of Trust Collateral may be kept or to establish a new name in which it may invoice account debtors or maintain records concerning accounts, inventory, equipment or proceeds, it shall first with respect to each such new location or name:

                  (i) give the Beneficiary not less than 45 days' written notice of its intention to do so and provide the Beneficiary with such information in connection therewith as the Beneficiary may reasonably request; and

                  (ii) take such action, satisfactory to the Beneficiary, as may reasonably be necessary to maintain at all times the Liens of the Security Documents.

                  SECTION 3.05. ASSET SALES. The Company agrees not to sell, lease, sublease, transfer or otherwise dispose of the Deed of Trust Collateral, or any portion thereof, or contract to do any of the foregoing, except as expressly permitted by the provisions of the Credit Agreement and this Deed of Trust.

                  SECTION 3.06. INSURANCE. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Deed of Trust Collateral of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporation, provided that in any event the Company will maintain (with respect to itself and each of its Subsidiaries):

                           (1) Property Insurance -- insurance against loss or damage covering all of the Deed of Trust Collateral and tangible real and personal property and improvements of the Company and each of its Subsidiaries included in the Deed of Trust Collateral by reason of any Peril (as defined below) in such amounts (subject to such deductibles as are customary in the airline industry and are satisfactory to the Beneficiary) as shall be reasonable and customary and sufficient to avoid the named insured from becoming a co-insurer of any loss under such policy but in any event in an amount at least equal to the greater of (x) 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs) and (y) the Borrowing Base Value of such assets, subject to such deductibles.

                           (2) Liability Insurance -- insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for property similar in use in the jurisdictions where such Deed of Trust Collateral is located but in any event not less than $100,000,000 per occurrence provided, however, that any self-insured retention and/or deductible shall not exceed $1,000,000 per occurrence.

Such insurance shall be written by financially responsible companies selected by the Company and reasonably acceptable to the Beneficiary, and (other than workers' compensation) shall name the Beneficiary (for the benefit of the Secured Parties) as additional insured, or loss payee, as its interests may appear. Each policy referred to in this Section 3.06 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Beneficiary and shall also provide that the interests of the Beneficiary shall not be invalidated by any act or negligence of the Company or any other Person having an interest in any Deed of Trust Collateral covered by this Deed of Trust nor by occupancy or use of any such Premises for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Premises. The Company will advise the Beneficiary promptly of any policy cancellation reduction or amendment.

                  On or before the Date of Issuance and thereafter annually on or before the scheduled expiration date for such policy, the Company's insurance broker will furnish to the Beneficiary a report, signed by the Company's independent insurance broker, stating the types of coverage and limits carried and maintained by the Company on the Deed of Trust Collateral and certifying that such insurance complies with the terms and conditions of this Section 3.06 of this Deed of Trust. The Company will cause its insurance broker to advise the Beneficiary in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Company with respect to the Deed of Trust Collateral. The Company will cause such insurance broker to agree to advise the Beneficiary in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Deed of Trust Collateral pursuant to this Section 3.06 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Beneficiary, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the Date of Issuance continues in full force and effect. If the Company shall fail to maintain insurance as required here by the Beneficiary, the Beneficiary may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Beneficiary for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Deed of Trust, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Beneficiary may have against the Company.

                  Without limiting the obligations of the Company under the foregoing provisions of this Section 3.06, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 3.06, then the Beneficiary may, but shall have no obligation to, procure insurance covering the interests of the Beneficiary in such amounts and against such risks as the Beneficiary shall deem appropriate, and the Company shall reimburse the Beneficiary in respect of any premiums paid by the Beneficiary in respect of such insurance.

                  For purposes of this Section 3.06, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Deed of Trust Collateral is located.

                  SECTION 3.07. OTHER COVENANTS. The Company agrees to keep and perform each and every covenant of the Company in the Loan Documents and in the Credit Agreement.

                                    ARTICLE IV

                                    REMEDIES

                  SECTION 4.01. REMEDIES. On and after the acceleration of the Loans, the Beneficiary or the Trustee, upon written instructions from the Beneficiary (the legality thereof as between the Trustee and the Beneficiary to be determined solely by the Beneficiary), shall, to the extent permitted by law, have the right, without notice to or demand (other than any written notice required by law the giving of which is not waivable), upon the Company (all of which are hereby waived to the extent permitted by applicable law), without releasing the Company from any obligation under the Security Agreements and without waiving any rights any Secured Party may have or impairing any declaration of default or election to cause the Deed of Trust Collateral to be sold or any sale proceeding predicated thereon:

                  (a) To demand, collect or receive upon all or any part of the Deed of Trust Collateral and assemble or require the Company to assemble all or any part of the Deed of Trust Collateral; to require the Company to vacate the Premises;

                  (b) To commence, appear in or defend any action or proceeding purporting to affect all or any part of the Deed of Trust Collateral or the interests, rights, powers or duties of any Secured Party, whether brought by or against the Company or any Secured Party;

                  (c) To pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of the Beneficiary may affect or appear to affect the Deed of Trust Collateral or the interest, rights, powers or duties of any Secured Party;

                  (d) In such manner and to such extent as the Beneficiary may deem necessary to protect the Deed of Trust Collateral or the interests, rights, powers or duties of any Secured Party, to enter into and upon the Premises and take and hold possession of all or any part of the Deed of Trust Collateral (the Company hereby waiving and releasing any claim for damages in respect of such taking), and exclude the Company and all other persons from the Deed of Trust Collateral, operate and manage the Deed of Trust Collateral (subject to applicable Governmental Rules) and rent and lease the same, perform such reasonable acts of repair, improvement or protection as the Beneficiary may, in its sole discretion, determine to be necessary or proper to conserve the value of the Deed of Trust Collateral, and collect any and all income, rents, issues, profits and proceeds from the Deed of Trust Collateral, the same being hereby assigned and transferred to the Beneficiary for the ratable benefit of the Secured Parties, and from time to time apply or accumulate such income, rents, issues, profits and proceeds in such order and manner as the Beneficiary, in its sole discretion, shall instruct, it being understood that the collection or receipt of income, rents, issues, profits or proceeds from the Deed of Trust Collateral after an Event of Default and election to cause the Deed of Trust Collateral to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair any Event of Default or declaration of default or election to cause the Deed of Trust Collateral to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, rents, issues, profits and proceeds;

                  (e) To commence a judicial action to foreclose this Deed of Trust in respect of the Deed of Trust Collateral or, by the delivery to the Trustee of a written declaration of default and demand for sale, foreclose by exercise of the power of sale provided for in this Deed of Trust; provided that
(i) the Beneficiary shall also deposit with the Trustee a copy of the Credit Agreement and such receipts and evidence of the Obligations as the Trustee may require, and notice (which the Company agrees shall constitute sufficient notice) of sale having been published in a newspaper having general circulation in the jurisdiction in which the Premises are located once a week for four successive weeks (it being understood that the Trustee may make such other and different advertisement as Trustee shall determine in its sole discretion to make) and after such other notice and lapse of such time as may then be required by law, the Trustee, without demand on the Company, shall sell the Deed of Trust Collateral at the time and place and terms of sale fixed by it in such notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder in lawful money of the United States, (ii) the Trustee may postpone sale of all or any portion of the Deed of Trust Collateral by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement, (iii) the Trustee shall deliver to any purchaser its deed or deeds conveying the Deed of Trust Collateral, or any portion thereof, so sold, (iv) the recitals in such deed or deeds of any matters or facts shall be conclusive proof of the truthfulness thereof and (v) any Person (other than the Trustee), including the Company, the Beneficiary or any Secured Party, may purchase at such sale;

                  (f) To revoke all or any of the rights of the Company provided for pursuant to Section 1.08 of this Deed of Trust by written notice to the Company indicating which rights are revoked;

                  (g) To take over and direct collection of the Rents and the accounts of the Company that are included in the Deed of Trust Collateral and the proceeds thereof, give notice of the Beneficiary's Lien on the Rents, such accounts and the proceeds thereof to any or all persons obligated to the Company thereon, direct such persons to make payment of all moneys paid or payable thereon directly to the Beneficiary (and, at the request of the Beneficiary, the Company shall indicate on all billings that payments thereon are to be made to the Beneficiary) and give any Person so notified and directed the receipt of the Beneficiary for any such payment as full release for the amount so paid;

                  (h) To take control of any and all of the Rents, accounts, contractual and other rights that are included in the Deed of Trust Collateral and proceeds arising from any such contractual and other rights; enforce collection either in the name of the Beneficiary or in the name of the Company, of any or all of the Rents, accounts, contractual and other rights that are included in the Deed of Trust Collateral and proceeds by suit or otherwise; and receive, give receipt for, surrender, release or exchange all or any part thereof or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness thereunder;

                  (i) To sell all or any portion of the Deed of Trust Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as the Beneficiary in its sole discretion may instruct;

                  (j) To endorse in the name of the Company any instrument, howsoever received by the Beneficiary, representing Deed of Trust Collateral or proceeds of any of the Deed of Trust Collateral; and

                  (k) To exercise all the rights and remedies granted to a secured party under the Arizona Uniform Commercial Code and all other rights and remedies granted by this Deed of Trust or any other Security Agreement or otherwise available at law or in equity, or any combination of the foregoing.

Neither the Trustee nor the Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section 4.01 and, except as otherwise required by law, any of the actions referred to in this
Section 4.01 may be taken irrespective of whether any notice of default or election to sell has been given hereunder (provided that (i) an Event of Default shall have occurred and be continuing and (ii) all notices required by law shall be given in accordance with such law) and without regard to the adequacy of the security for the Obligations.

                  SECTION 4.02. RESCISSION OF NOTICE OF DEFAULT. The Beneficiary at any time before the Trustee's sale, may rescind any notice of default and of election to cause the Deed of Trust Collateral to be sold by executing and delivering to the Trustee a written notice of such rescission, which notice shall also constitute a cancellation of any prior such declaration of default and demand for sale. The exercise by the Beneficiary of such right of rescission shall not constitute a waiver of any Event of Default then existing or subsequently occurring, shall not impair the right of the Beneficiary to execute and deliver to the Trustee, as provided above, other such declarations of default and demands for sale and shall not otherwise affect any provision, agreement, covenant or condition of this Deed of Trust or the rights, obligations or remedies of the parties hereunder.

                  SECTION 4.03. APPOINTMENT OF RECEIVER. Upon the occurrence and continuance of an Event of Default, the Beneficiary, upon notice to the Company and as a matter of right, and without regard to the then current value of the Deed of Trust

Collateral or the interest of the Company in the Deed of Trust Collateral, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Deed of Trust Collateral, and, to the extent permitted by applicable law, the Company hereby irrevocably consents to such appointment. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of the Deed of Trust Collateral unless such receivership is sooner terminated.

                  Trustor agrees that the Beneficiary shall have the absolute and unconditional right to the appointment of a receiver in any independent or separate action brought by the Beneficiary regardless of whether the Beneficiary seeks any relief in such action other than the appointment of a receiver. In that respect, Trustor waives any express or implied requirement under common law or A.R.S. Section 12-1241 that a receiver may be appointed only ancillary to other judicial or non-judicial relief.

                  SECTION 4.04. APPLICATION OF PROCEEDS. Except as may otherwise be required by law, any moneys or property actually received by the Beneficiary pursuant to the exercise of any rights or remedies referred to in Section 4.01 of this Deed of Trust shall (subject to the determination of the Beneficiary as to use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

                  first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under the Loan Documents;

                  second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this Section 4.04), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations;

                  third, to the payment of such amounts, if any, as shall be required to be paid pursuant to Section 9-504(1)(c) of the Arizona Uniform Commercial Code and any similar provision of any applicable law; and

                  fourth, the remainder, if any, to the Company, its successors or assigns, to such Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  SECTION 4.05. ADDITIONAL SECURITY. If the Secured Parties at any time hold security for any Obligations in addition to the Deed of Trust Collateral, the Beneficiary may enforce the terms of the Security Documents or otherwise realize upon the Deed of Trust Collateral, at its option, either before or concurrently with the exercise of remedies as to such other security or after a sale is made of such other security, and may apply the proceeds upon the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Deed of Trust

Collateral, and without waiving any breach or default or any right or power whether exercised under the Security Agreements, contained in the Security Agreements or provided for in respect of any such other security.

                  SECTION 4.06. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Trustee, the Beneficiary or any Secured Party by this Deed of Trust is intended to be exclusive of any other remedy provided or permitted by any Security Agreements or by law, but each shall be cumulative and shall be in addition to every other remedy so provided or permitted. Every power or remedy given by this Deed of Trust to the Trustee or the Beneficiary or to which either of them may be otherwise entitled may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by the Trustee or the Beneficiary and either of them may pursue inconsistent remedies.

                  SECTION 4.07. RIGHTS AND ACKNOWLEDGMENTS WITH RESPECT TO REMEDIES.

                  (a) The Beneficiary (or any other person owning, directly or indirectly, an interest in any of the Obligations) shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article IV and shall have the right to credit upon the amount of the bid made therefor the amount of Obligations owed to it out of the net proceeds of such sale. All other sales shall be, to the extent permitted by applicable law, on a cash basis. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Obligations and advertisement and conduct of such sale in the manner provided herein or provided by law. The Company does hereby ratify and confirm all acts that the Beneficiary or the Trustee may legally do in carrying out the provisions of this Deed of Trust.

                  (b) Any sale of the Deed of Trust Collateral or any part thereof pursuant to the provisions of this Article IV will operate to divest all right, title, interest, claim and demand of the Company in and to the property sold and will be a perpetual bar against the Company. Nevertheless, if requested by the Beneficiary so to do, the Company shall join in the execution, acknowledgement and delivery of all proper conveyances, assignments and transfers of the property so sold. Any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and the Company agrees that if the Company retains possession of the property or any part thereof subsequent to such sale, the Company will be considered a tenant at sufferance of the purchaser, and will, if the Company remains in possession after demand to remove, be guilty of unlawful detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Company by reason thereof are hereby expressly waived by the Company.

                  (c) The Company acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights, under applicable law, with respect to this Deed of Trust, the Obligations and the Deed of Trust Collateral.

Nevertheless, the Company hereby waives and relinquishes to the maximum extent permitted by law any right under any law relating to, and, subject to any mandatory requirements of applicable law, the Company hereby agrees that the Company shall not at any time hereafter have or assert any right under any law pertaining to: any statute of limitations, marshalling, whether of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, any rights or remedies that the Company may have or be able to assent by reason of laws relating to the rights and remedies of sureties, the appraisement before sale of any of the Deed of Trust Collateral, stay of execution, extension, redemption, the maturing or declaring due of the whole or any part of the Obligations, notice of intention of such maturing or declaring due, other notice (whether of defaults, advances, the creation, existence, extension or renewal of any of the Obligations or otherwise), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, set-off), now or hereafter in force.

                  (d) BY EXECUTION OF THIS DEED OF TRUST, THE COMPANY EXPRESSLY:
(i) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO THE BENEFICIARY TO SELL OR CAUSE TO BE SOLD THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY THE COMPANY WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED OF TRUST OR BY APPLICABLE LAW; (ii) WAIVES ANY AND ALL RIGHTS THAT THE COMPANY MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF) (A) TO NOTICE AND JUDICIAL HEARING PRIOR TO THE EXERCISE BY THE BENEFICIARY OR THE TRUSTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO THE BENEFICIARY OR THE TRUSTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED OF TRUST OR BY APPLICABLE LAW; AND (B) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (iii) ACKNOWLEDGES THAT THE COMPANY HAS READ THIS DEED OF TRUST AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO THE COMPANY AND THE COMPANY HAS CONSULTED WITH COUNSEL OF THE COMPANY'S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (iv) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF THE COMPANY HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY THE COMPANY AS PART OF A BARGAINED FOR TRANSACTION CONTEMPLATED BY THE CREDIT AGREEMENT AND THAT THIS DEED OF TRUST IS VALID AND ENFORCEABLE BY THE BENEFICIARY AGAINST THE

COMPANY IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                           INITIALLED BY THE COMPANY:



                  (e) The Beneficiary, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Company, a defense at any proceedings instituted by the Beneficiary to collect the Obligations.

                  (f) The Beneficiary shall, to the extent permitted by applicable law, have the option to proceed with foreclosure or the exercise by the Trustee of the power of sale in satisfaction of any part of the Obligations without declaring the whole of the Obligations as immediately mature, and such foreclosure or foreclosure sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure or foreclosure sale, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of any Note, this Deed of Trust and all other Loan Documents shall remain in full force and effect just as though no foreclosure or foreclosure sale had been made. Several foreclosures or foreclosure sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Deed of Trust Collateral for any other part of the Obligations.

                  SECTION 4.08. ABANDONMENT. The Beneficiary may at any time abandon all or any part of the Deed of Trust Collateral or terminate this Deed of Trust as to all or any part of the Deed of Trust Collateral by the delivery of a written reconveyance to the Trustee; provided that in no event shall any Beneficiary be deemed to have so abandoned any Deed of Trust Collateral or terminated this Deed of Trust in the absence of an express written reconveyance. No such abandonment or termination shall impair the rights, remedies, powers and privileges of the Beneficiary or any Secured Party under any other Loan Agreement or, in respect of any remaining Deed of Trust Collateral, under this Deed of Trust.

                                    ARTICLE V

                                   BENEFICIARY

                  SECTION 5.01. BENEFICIARY AS AGENT. As provided in Section 8 of the Credit Agreement, each Secured Party has appointed The Industrial Bank of Japan, Limited, acting through its Los Angeles Agency, as its Agent for purposes of this Deed of Trust. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by
Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Deed of Trust. For the avoidance of doubt, nothing in this Section 5.01 is intended to create any liability or obligation on the Company.


                                   ARTICLE VI

                                   THE TRUSTEE

                  SECTION 6.01. ACCEPTANCE OF TRUST. The Trustee accepts the trust created by this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by the Company.

                  SECTION 6.02. NO NOTICE. The Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which the Company, the Secured Parties, the Beneficiary or the Trustee shall be a party, unless brought by the Trustee, or of any pending sale under any other deed of trust.

                  SECTION 6.03. INSTRUCTIONS FROM THE BENEFICIARY. The Agent, as the Beneficiary, is acting as a representative of the Secured Parties pursuant to the provisions of the Credit Agreement. The Trustee shall receive and is authorized to act upon instructions solely from the Beneficiary and the Trustee shall be entitled to rely on a written notice or response from the Beneficiary as being based on the written concurrence or consent of all (or such lesser required portion of) the Secured Parties unless otherwise expressly stated in the Beneficiary's notice or response. The Trustee shall deal exclusively with the Agent, as the Beneficiary with regard to this Deed of Trust and all other matters in connection herewith. In the event the Trustee relies on or complies with written instructions from the Beneficiary, the Trustee shall not incur any liability for such reliance and compliance; provided that nothing contained herein shall relieve the Trustee from liability for any negligence or the negligence of its employees or agents in connection with or arising from the Trustee's performance or nonperformance of its responsibilities and duties under this Deed of Trust. The Trustee may, upon the written request of the Beneficiary, subordinate to any easement in or release any interest in the Deed of Trust Collateral or consent to any restrictions on the Deed of Trust Collateral.

                  SECTION 6.04. APPOINTMENT OF SUCCESSOR TRUSTEE. If directed by the Requisite Lenders, the Beneficiary may, for any reason from time to time, by a written instrument executed and acknowledged by the Beneficiary and recorded in the jurisdiction where the Premises is located, substitute a successor or successors for the Trustee.


                                   ARTICLE VII

                     MISCELLANEOUS COVENANTS AND AGREEMENTS

                  SECTION 7.01. WAIVER. No failure on the part of the Beneficiary or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Deed of Trust shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Deed of Trust preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Deed of Trust are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 7.02. SUCCESSORS AND ASSIGNS. This Deed of Trust shall apply to, bind and inure to the benefit of the respective successors and assigns of each of the Company and the Beneficiary; provided that, except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company may not assign its rights or obligations hereunder without the prior written consent of the Beneficiary. Notwithstanding any other provision contained herein, if any property interest granted by this Deed of Trust does not vest on the execution and delivery of this Deed of Trust, it shall vest, if at all, no later than 21 years less one day after the death of the survivors of Queen Elizabeth II of the House of Windsor, England, and Philip Mountbatten, Prince Philip, Duke of Edinburgh, and their children and grandchildren, including adopted children and grandchildren, who are living at the date of the execution of this Deed of Trust.

                  SECTION 7.03. PARTIAL RELEASES. No release from the lien or encumbrance of this Deed of Trust of any part of the Deed of Trust Collateral by the Beneficiary or the Trustee shall in any way alter, vary or diminish the force and effect of this Deed of Trust on the balance of the Deed of Trust Collateral or the priority of the lien of this Deed of Trust on the balance of the Deed of Trust Collateral.

                  SECTION 7.04. SEVERABILITY. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Secured Obligations is invalid or unenforceable, the other provisions hereof or of said documents shall remain in full force and effect and the remaining provisions hereof shall be liberally construed in favor of the Beneficiary (or the Trustee) in order to carry out the provisions hereof and of such other documents. If any lien, encumbrance or security interest evidenced or created by this Deed of Trust is invalid or unenforceable, in whole or in part, as to any part of the Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Deed of Trust Collateral, such portion, if any, of the Obligations as is not secured by all of the Deed of Trust Collateral hereunder shall be paid prior to the payment of the portion of the Obligations secured by all of the Deed of Trust Collateral, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Deed of Trust Collateral pursuant to Article IV hereof) shall, unless prohibited by applicable law or unless the Beneficiary, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

                  SECTION 7.05. SUBROGATION. This Deed of Trust is made with full substitution and subrogation of the Beneficiary (or the Trustee) in and to all covenants and warranties by others heretofore given or made in respect of the Deed of Trust Collateral or any part thereof. To the extent that proceeds of the Notes are owed to pay any outstanding lien, charge or prior encumbrance against the Deed of Trust Collateral, such proceeds have been or will be advanced by the Beneficiary at the Company's request and the Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

                  SECTION 7.06. NOTICES. All notices and communications to be given under this Deed of Trust shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Deed of Trust and as required by applicable law, all such communications shall be served or sent by telefacsimile, United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service (for example, without limitation, Federal Express) or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed as follows:

To the Company:                         America West Airlines, Inc.
                                        4000 East Sky Harbor Boulevard
                                        Phoenix, Arizona  85034
                                        Attention:  Vice President and
                                                    Treasurer

                                        Telephone:        (602) 693-3685
                                        Telecopy:         (602) 693-5886

with a copy to:                         Senior Vice President, Legal Affairs

                                        Telephone:        (602) 693-5785
                                        Telecopy:         (602) 693-5904

To Beneficiary:                         The Industrial Bank of Japan, Limited
                                        Los Angeles Agency
                                        350 South Grand Avenue
                                        Suite 1500
                                        Los Angeles, California 90071
                                        Attention:  Craig Papayanis

                                        Telephone:        (213) 893-6441
                                        Telecopy:         (213) 488-9840

with a copy to:                         Fulbright & Jaworski L.L.P.
                                        666 Fifth Avenue
                                        New York, New York 10103
                                        Attention:  James D. Tussing, Esq.

                                        Telephone:        (212) 318-3024
                                        Telecopy:         (212) 752-5958

         To Trustee:                    First American Title Insurance Company
                                        6710 North Scottsdale Road, Suite 200
                                        Scottsdale, Arizona  85253
                                        Attention:  Gerry Ring Waltz

                                        Telephone:        (602) 991-5432
                                        Telecopy:         (602) 991-4665

                  SECTION 7.07. BENEFICIAL INTEREST DISCLOSURES. For the purposes of complying with the provisions of A.R.S. Section 33-404, the beneficiaries (within the meaning of that term set forth in A.R.S. Section 33-404.C) for whom title to real property or interests in real property is held under this Deed of Trust by the Agent are the present and future Secured Parties. The names and addresses of the initial Secured Parties are listed in the attached Exhibit B. The names and addresses of subsequent Secured Parties will be available from the Agent at its office set forth above. The Agent shall be entitled to record a revised Exhibit B at any time as the identity of the Secured Parties changes.

                  SECTION 7.08. ENFORCEABILITY OF DEED OF TRUST. This Deed of Trust is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under the law of the State of Arizona. A carbon, photographic or other reproduction of this Deed of Trust or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

                  SECTION 7.10. EXPENSES, ETC. The Company agrees to pay or to reimburse the Beneficiary and the other Secured Parties for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Beneficiary or the other Secured Parties in any effort to enforce any of the provisions of this Deed of Trust or any of the obligations of the Company in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Beneficiary and the other Secured Parties under this Deed of Trust, or (b) any actual or attempted sale, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

                  SECTION 7.11. INTEREST. All interest required pursuant to this Deed of Trust shall be calculated in accordance with the terms of the Credit Agreement.

                  SECTION 7.12. RECORDING REFERENCE. Unless otherwise specified in Exhibit A hereto, all recording references in Exhibit A are to the official real property records of the city, town, county or parish, as appropriate, in which the affected land is located. The references in Exhibit A to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.


                  SECTION 7.13. AGREEMENTS SUPERSEDED. This Deed of Trust, together with the other Loan Documents, comprises the complete, exclusive and integrated agreement of the parties with respect to the financial accommodation being provided or to be provided by the Secured Parties under the Credit Agreement and supersedes all prior agreements, written or oral, on such subject matter. Each Loan Document was drafted with the joint participation of its respective parties and shall be construed neither against nor in favor of any party, but rather in accordance with its fair meaning.

                  SECTION 7.14. HEADINGS. The captions and section headings appearing in this Deed of Trust are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Deed of Trust.

                  SECTION 7.15. AMENDMENTS, ETC. Any provision of this Deed of Trust may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Beneficiary. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Beneficiary and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  SECTION 7.16. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF ARIZONA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA AND OF ANY ARIZONA STATE COURT SITTING IN PHOENIX, ARIZONA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED BY THIS DEED OF TRUST. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  IN WITNESS WHEREOF, the undersigned have executed this Deed of Trust as of the date first written above.


                                        AMERICA WEST AIRLINES, INC.,
                                        a Delaware corporation

                                   By:  /s/   Jacques C. Lazard
                                        -------------------------------
                                   Name:      Jacques C. Lazard
                                   Title:     Vice President, Treasurer

                                        Witness:

                                   By:  /s/   Linda M. Mitchell
                                        -------------------------------
                                        Name: Linda M. Mitchell

STATE OF ARIZONA           )
                           :ss.
COUNTY OF MARICOPA         )

         On the ____ day of December, 1997, personally appeared before me __________________, who being by me duly sworn did say that (s)he is the
________________________ of America West Airlines, Inc. and said person acknowledged to me that said corporation executed the Leasehold Deed of Trust.



                                        ----------------------------
                                        NOTARY PUBLIC



My Commission Expires:


-----------------------------

                                   EXHIBIT "A"


Legal Description

All that real property situate in the County of Maricopa, State of Arizona, more particularly described as follows:

         A parcel of land situated in Section Seven (7), Township One (1) North, Range Four (4) East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being a portion of Lot One (1), SKY HARBOR THREE, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 328 of Maps, page 15, Maricopa County Records, more fully described as follows:

         COMMENCING at a point on the South line of the Southwest quarter of said Section 7 (form said point the Quarter Corner Common to Sections 7 and 18 bears South 89 degrees 5 minutes 45 seconds East, a distance of
         810.00 feet); thence North 00 degrees 54 minutes 15 seconds East, a distance of 59.48 feet to the POINT OF BEGINNING; thence continuing North 00 degrees 54 minutes 15 seconds East, a distance of 40.52 feet; thence South 89 degrees 05 minutes 45 seconds East, a distance of
         250.95 feet; thence North 53 degrees 54 minutes 22 seconds East, a distance of 252.71 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 641.57 feet; thence North 90 degrees 00 minutes 00 seconds West, a distance of 1062.15 feet; thence South 00 degrees 00 minutes 00 seconds West, a distance of 827.00 feet; thence North 90 degrees 00 minutes 00 seconds East, a distance of 606.39 feet to the POINT OF BEGINNING.

                                   Exhibit D

                     Form of Spare Engine Security Agreement
                                   See Tab #5

                                                                  Execution Copy



                  SPARE ENGINE AND SIMULATOR SECURITY AGREEMENT


                          dated as of December 12, 1997


                                     Between


                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                          LOS ANGELES AGENCY, AS AGENT


                                       and


                           AMERICA WEST AIRLINES, INC.

                                TABLE OF CONTENTS

                                                                                                                  Page

Schedule of Subject Collateral..................................................................................  2

ARTICLE I                  DEFINITIONS AND INTERPRETATION.......................................................  3
                           Section 1.01.  Definitions and Interpretation. ......................................  3

ARTICLE II                 RELEASE OF EQUIPMENT AND POWER OF ATTORNEY...........................................  6
                           Section 2.01.  Release of Equipment.  ...............................................  6
                           Section 2.02.  Power of Attorney.  ..................................................  7

ARTICLE III                PARTICULAR COVENANTS OF THE COMPANY .................................................  7
                           Section 3.01.  Reserved.  ...........................................................  7
                           Section 3.02.  Liens.  ..............................................................  7
                           Section 3.03.  Warranty of Title.  ..................................................  7
                           Section 3.04.  Recording.  ..........................................................  8
                           Section 3.05.  Maintenance and Operation: Possession  and Lease......................  8
                           Section 3.06.  Indemnification.  .................................................... 12
                           Section 3.07.  Insurance............................................................. 13
                           Section 3.08.  Insignia.  ........................................................... 18
                           Section 3.09   Replacement and Pooling of Parts...................................... 19
                           Section 3.10.  Alterations, Modifications and Additions.  ........................... 20
                           Section 3.11.  Reserved.  ........................................................... 21
                           Section 3.12.  Inspection.  ......................................................... 21
                           Section 3.13.  Reserved.............................................................. 21
                           Section 3.14.  Simulators............................................................ 21
                           Section 3.15.  First Placed in Service.  ............................................ 21
                           Section 3.16.  Section 1110.  ....................................................... 21
                           Section 3.17.  Additional Equipment. ................................................ 21

ARTICLE IV                 REMEDIES ............................................................................ 23
                           Section 4.01.  "Event of Default" ................................................... 23
                           Section 4.02.  Remedies with Respect to Equipment.................................... 23
                           Section 4.03.  Application of Proceeds.  ............................................ 25
                           Section 4.04.  Agent May Purchase.  ................................................. 26
                           Section 4.05.  Waiver of Appraisement.  ............................................. 26
                           Section 4.06.  Waiver of Bonds, etc.  ............................................... 26

ARTICLE V                  DEFEASANCE........................................................................... 26
                           Section 5.01.  Payment of Indebtedness; Satisfaction.  .............................. 26

ARTICLE VI                 AGENT................................................................................ 27
                           Section 6.01.  Agent.  .............................................................. 27

ARTICLE VII                MISCELLANEOUS PROVISIONS............................................................. 27
                           Section 7.01.  Notices.  ............................................................ 27
                           Section 7.02.  Waiver.  ............................................................. 27
                           Section 7.03.  Expenses Etc.  ....................................................... 27
                           Section 7.04.  Amendments, Etc.  .................................................... 28
                           Section 7.05.  Successors and Assigns.  ............................................. 28
                           Section 7.06.  Survival.  ........................................................... 28
                           Section 7.07.  Severability.  ....................................................... 28
                           Section 7.08.  Captions.  ........................................................... 28
                           Section 7.09.  Counterparts. ........................................................ 28
                           Section 7.10.  GOVERNING LAW.  ...................................................... 28

SCHEDULE I ..................................................................................................... 31

                  SPARE ENGINE AND SIMULATOR SECURITY AGREEMENT


                  THIS SPARE ENGINE AND SIMULATOR SECURITY AGREEMENT dated as of December 12, 1997 (the "Security Agreement") from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 4000 E. Sky Harbor Boulevard, Phoenix, Arizona 85034, to The Industrial Bank of Japan, Limited, Los Angeles Agency, as Agent under the Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Revolving Credit Agreement dated as of even date herewith (as the same may be amended or waived from time to time, the "Credit Agreement") among the Company, the Lenders and the Agent.

                                 W H E R E A S:

                  A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.


                  B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the Subject Collateral.

                  C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents (as defined in the Credit Agreement), whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and the extension of credit by the Lenders contemplated in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby intending to be legally bound and to secure the performance of the Obligations, the Company does hereby assign, transfer and set over to the Agent and does hereby grant, convey and mortgage unto the Agent, and gives to the Agent for the ratable benefit of the Agent and Lenders a first priority lien and security interest, subject only to Permitted Liens, in all right, title and interest of the Company in, to and under the following described property to the fullest extent permitted under applicable law (hereinafter, together with any additional or replacement property becoming subject to the Lien of this Security Agreement pursuant to the terms hereof from and after the time such additional or replacement property becomes subject to such Lien, called the "Subject Collateral", which term shall not include any property that has been released from the Lien of this Security Agreement pursuant to the terms hereof but shall include any additional spare engine and flight simulator which becomes subject to the Lien of this Security Agreement pursuant to the terms hereof, unless and until thereafter released from such Lien pursuant to the terms hereof):

                         Schedule of Subject Collateral

                                  FIRST CLAUSE.

                                     Engines

                  The spare engines listed in Schedule I hereto (each hereinafter referred to, so long as the same shall not have been released from the Lien of this Security Agreement pursuant to the terms hereof, as an "Engine", and collectively, the "Engines"), which terms shall also include any additional Eligible Spare Engine which becomes subject to the Lien of this Security Agreement pursuant to the terms hereof from and after the time such spare engine becomes subject to such Lien, unless and until thereafter released from such Lien pursuant to the terms hereof.

                                Flight Simulators

                  The flight simulators listed in Schedule I hereto (each hereinafter referred to, so long as the same shall not have been released from the Lien of this Security Agreement pursuant to the terms hereof, as a "Simulator", and, collectively, the "Simulators", which terms shall also include any additional flight simulator which becomes subject to the Lien of this Security Agreement pursuant to the terms hereof from and after the time such flight simulator becomes subject to such Lien, unless and until thereafter released from such Lien pursuant to the terms hereof and, together with the Engines, the "Equipment");

together, in the case of such Simulators and such Engines, with all appliances, equipment and accessories thereto, by whomsoever manufactured, in which the Company now has or in the future acquires rights, and installed in or appurtenant to said Equipment, and any and all manuals, logbooks, flight records and other historical records or written information of the Company relating to such Equipment.


                                 SECOND CLAUSE.

                  All warranties, service contracts and product agreements of any manufacturer or of any maintenance and overhaul agency of the Equipment, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of the Company to compel performance of the terms of such warranties, service contracts and product agreements in respect of any of the Equipment.

                                  THIRD CLAUSE.

                  All substitutions, replacements and renewals of all property covered by or required to be covered by the Lien hereof and all property which shall hereafter become physically attached or incorporated in all property covered by or required to be covered by the Lien hereof, in each case to the extent the Company now has or in the future acquires rights in the same.

                                 FOURTH CLAUSE.

                  All general intangibles and accounts arising from the sale or lease by the Company of the Equipment and the use of the Simulators to provide services to third parties, including all rents, revenues and other income from the Equipment, and all proceeds of the Equipment and other property assigned herein, including insurance proceeds.

                  A Lien upon all property mortgaged hereby and which is hereafter acquired by the Company or to which it may at any time hereby be, in any manner, entitled at law or in equity, and required to be covered hereby or intended to be covered hereby, shall vest in the Agent, under the terms and conditions of this Security Agreement, forthwith upon acquisition thereof by the Company (excluding, however, Additional Equipment, which shall only become subject to the Lien hereof as provided in Section 3.17), and such property shall be as fully embraced within the provisions of this Security Agreement and subject to the Lien hereof as if such property were now owned by the Company and more specifically described herein and mortgaged hereby.

                  TO HAVE AND TO HOLD, all and singular said property unto the Agent, its successors and assigns, as security as aforesaid.

                  All of the Subject Collateral shall secure all of the Obligations.

                  IT IS HEREBY COVENANTED AND DECLARED by and between the parties hereto and their respective successors and assigns that the terms upon which the Subject Collateral shall be held, used and operated are as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.01. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used in this Security Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Security

Agreement. In addition, the following terms shall have the meanings assigned as follows:

                  "Act" or "Federal Aviation Act" shall mean Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date of this Security Agreement, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

                  "Additional Equipment shall mean any spare engines or flight simulators described in any Security Agreement Supplement from and after the date on which the same became subject to the Lien of this Security Agreement, unless and until the same shall be released from the Lien of this Security Agreement pursuant to the terms hereof.

                  "Agreed Value" shall mean, with respect to each Engine and Simulator, the Borrowing Base Value of such Engine and Simulator as determined from time to time pursuant to the Credit Agreement.

                  "Air carrier", "aircraft", "aircraft engines", "appliances" and "spare parts" shall have the respective meanings given to these terms in the Act, as in effect on the date of this instrument.

                  "Company Order" and "Company Request" shall mean, respectively, a written order or request signed in the name of the Company by a Responsible Officer and delivered to the Agent in accordance with the terms hereof.

                  "Date of Issuance" shall mean the date when this Security Agreement is filed at the FAA and other appropriate filings are made to perfect the Lien of this Security Agreement against the Subject Collateral initially subject thereto, which date shall be the date of this Security Agreement.

                  "Event of Loss" with respect to any Simulator or any Engine shall mean any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft or disappearance; (ii) loss of such property or the use thereof due to destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (iii) any event which results in the receipt of insurance proceeds with respect to such property on the basis of a total loss, arranged total loss or constructive total loss; (iv) condemnation, confiscation or seizure of, or requisition or taking of title of such property by the United States government or any other government; or (v) as a result of any rule, regulation, order or other action (generally applicable to flight simulators or engines, as the case may be, of the same type as the affected Simulator or Engine) by the FAA, the U.S. Department of Transportation or other governmental body (including any court) having jurisdiction, the use of such Simulators for training or Engine for the operation of aircraft is prohibited.

                  "Federal Aviation Administration" or "FAA" shall mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

                  "Lien" shall mean any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or its Subsidiaries shall constitute Liens.

                  "Officer's Certificate" shall mean a certificate signed by a Responsible Officer and delivered to the Agent.

                  "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to any Engine or Simulator so long as ownership thereof (subject to Permitted Liens) shall remain vested in the Company in accordance with the terms of Section 3.10 hereof and any replacement Part incorporated or installed in or attached to any Engine or Simulator in accordance with the terms of Section 3.10.

                  "Permitted Lessee" shall mean any United States "air carrier" (within the meaning of the Act) that is not subject to a proceeding under Title 7 or 11 of the United States Bankruptcy Code (as now and hereafter in effect or any successor statute), holds a certificate under Section 41102(a)(1) of the Act and operates under Federal Aviation Regulation Part 121.

                  "Permitted Liens" shall mean (i) the Lien of this Security Agreement, (ii) Liens for taxes, assessments or governmental charges payable by the Company either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of any Engine, Simulator or any interest therein or during such proceeding any material risk of the sale, forfeiture or loss of any Engine or Simulator or any interest therein is effectively stayed (iii) materialmen's, repairmen's, landlord's and other like Liens arising in the ordinary course of business, for amounts the payment of which is not overdue for a period of more than thirty
(30) days or is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of any Engine, Simulator or any interest therein or during such proceeding any material risk of the sale, forfeiture or loss of any Engine or Simulator or any interest therein is effectively stayed and (iv) in the case of Engines or Simulators, any arrangement permitted by Section 3.05(b),
(c), or (d).

                  "Security Agreement" shall mean this instrument as originally executed as of the date hereof and as it thereafter may from time to time be supplemented through one or more Security Agreement Supplements or amended by one or more instruments supplementary or amendatory thereto and which are executed by the Company and the Agent.

                  "Security Agreement Supplement" shall mean a security agreement supplement in substantially the form of Exhibit A hereto, subjecting any additional spare engine or flight simulator to the Lien of this Security Agreement.

                  "Sites" means, with respect to any Simulator, originally 3737 East Bonanza Way, Phoenix, Arizona 85034, or any other location within (a) Maricopa County, Arizona or (b) the United States of America with respect to which the Company has provided the Agent with at least 30 days' prior written notice of the relocation thereto of the Simulator and has, prior to such relocation, (x) in the case of subclause (b) hereof, made such filings or taken such action, at the Company's expense, as reasonably requested by the Agent in order to maintain the perfection of the Lien of this Security Agreement in the relocated Simulator and (y) in all cases taken such action, at the Company's expense, as reasonably requested by the Agent in order to protect the interest of the Agent therein, provided, however, that such relocation shall not give rise to an Event of Default or a Potential Event of Default.

                  The following capitalized terms are defined in the applicable Recital or Granting Clause:


Company                                                     First Paragraph

Engine                                                      First Clause

Flight Simulator                                            First Clause

Credit Agreement                                            First Clause

Subject Collateral                                          Granting Clause

Agent                                                       First Paragraph

Obligations                                                 Recital "C"



                                   ARTICLE II

                   RELEASE OF EQUIPMENT AND POWER OF ATTORNEY

                  Section 2.01. Release of Equipment. Except with the prior written consent of the Agent and without limitation of the arrangements permitted by Section 3.05(d), the Company shall not sell or otherwise dispose of any part of, or any interest in, the Equipment prior to payment and performance in full of the Obligations and expiration of the Commitments of the Lenders unless the same shall be released from the Lien hereof in accordance with
Section 2.10(B)(ii)(1) of the Credit Agreement

(disregarding the reference in clause (iii) thereof to this Agreement). If the Company complies with such provisions of Section 2.10B(ii)(1) of the Credit Agreement with respect to any of the Equipment, the Agent shall, at the Company's written request and expense, execute and deliver to the Company a release of the Lien of this Security Agreement with respect to such Equipment in such form as the Company shall reasonably request effective as of the date of the sale or other disposition of such Equipment.

                  Section 2.02. Power of Attorney. The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact and agent to the extent permitted by law, effective on or after the acceleration of the Loans, but prior to the Agent obtaining physical possession of the Subject Collateral, in the Company's name and without any action on the part of the Company to do, at the Agent's option, any act the Agent reasonably believes necessary to protect the interests of the Agent in the Subject Collateral. The appointment of the Agent's rights and powers in connection therewith, being coupled with an interest and with full power of substitution and resubstitution for the Company, are and shall remain irrevocable until all of the Obligations have been fully paid and performed and the Commitments of the Lenders under the Credit Agreement have expired or been terminated.


                                   ARTICLE III

                       PARTICULAR COVENANTS OF THE COMPANY

                  The Company covenants, agrees, represents and warrants in particular as hereinafter in this Article set forth:

                  Section 3.01.  Reserved.

                  Section 3.02. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist, and will promptly, at its own cost and expense, take such action as may be necessary to discharge, any Lien on or with respect to any of the Equipment or title thereto or any interest therein except for Permitted Liens.

                  Section 3.03. Warranty of Title. At the time of the execution and delivery of this instrument, the Company owns the Equipment subject to no Liens other than Permitted Liens. The Company is and shall remain the legal and beneficial owner of the Equipment, free and clear of all Liens on the Equipment except Permitted Liens. The Company hereby does and will forever warrant and defend the title to and possession of the Subject Collateral against the claims and demands of all persons whomsoever, other than those arising under Permitted Liens, and will at all times keep the Lien granted herein with respect to the Subject Collateral, at the Company's expense, a first priority lien and security interest upon all of the Subject Collateral, subject to Permitted Liens, and shall obtain any authorization, approval, license or consent of any competent governmental or judicial authority, including, without limitation, filing for recordation with the Federal Aviation Administration Aircraft Registry this Security Agreement and Security Agreement Supplements in respect of the Engines from time to time subject to the Lien hereof, which may be or become necessary in order to obtain the full benefits of this Security Agreement and all rights and powers granted or to be granted herein.

                  Section 3.04. Recording. The Company will bear the expense of and be responsible for recording and re-recording, registering and re-registering and filing and re-filing this Security Agreement and each and every Security Agreement Supplement and such other instruments from time to time as may be reasonably requested by the Agent in all such jurisdictions and offices as the Agent shall from time to time require in order that (a) the Lien hereof be and continues to be a first priority Lien on all of the Subject Collateral to the fullest extent permitted under applicable law, subject to Permitted Liens, (b) all of the Subject Collateral is and remains security for the Obligations, and (c) the rights and remedies of the Agent may be established, confirmed, maintained and protected; and the Company will furnish to the Agent evidence satisfactory to the Agent of every such recording, registering and filing which is not filed, recorded or registered by the Agent. The foregoing includes, without limitation, the execution and delivery by the Company of all documents, financing statements and continuation statements deemed reasonably necessary by the Agent to perfect the Agent's rights as secured party.

                  Section 3.05. Maintenance and Operation: Possession and Lease.

                  (a) The Company, at its own cost and expense, shall on the Date of Issuance cause this Security Agreement to be duly filed for recordation with the FAA and shall make such other filings to perfect the Lien of this Security Agreement against the Subject Collateral as shall be reasonably requested by the Agent.

                  (b) The Company, at its own cost and expense, shall with respect to the Engines:

                           (i) maintain, inspect, service, repair and overhaul (or cause the same to be accomplished) the Engines in good operating condition, ordinary wear and tear excepted, and fully serviceable (except when being overhauled or repaired in accordance with the Company's FAA approved maintenance program (the "Approved Maintenance Program")) and in any event (x) without discrimination and in the same manner and with the same care used by the Company with respect to other engines of the same type owned or operated by the Company and (y) so as to keep the Engines in an airworthy condition and suitable for installation and operation on an airframe in accordance with the Approved Maintenance Program and in compliance with all applicable airworthiness directives;

                           (ii) maintain, or cause to be maintained, all records, logs and other materials in respect of the Engines required by the FAA, the Department of Transportation or any other government or governmental authority to be maintained in one location at a Company facility in Maricopa County, Arizona and in a manner sufficiently discrete and separate from its other records as to permit the prompt inspection thereof;

                           (iii) not knowingly maintain, service, repair, overhaul, use or operate the Engines in violation of any airworthiness certificate or registration relating thereto, or in violation of any material law or any material license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Company or the Engines or for any purpose for which the Engines are not designed; provided, however, that the Company may in good faith contest the validity or application of any such law, license, rule, regulation or order in any manner that does not adversely affect the Agent or any other Lender; and if any such law, license, rule, regulation or order is found to be valid and applicable to the Company and requires alteration of the Engines, the Company will conform therewith at its own cost and expense and will maintain the Engines in compliance with such law, license, rule, regulation or order in all material respects;

                           (iv) not operate or locate the Engines, or suffer the Engines to be operated or located (A) in any manner not permitted under insurance policies maintained under Section 3.07 or (B)) in any area excluded from coverage by any insurance policy in effect with respect to the Engines required by the terms of Section 3.07 or (C) in any area that is a war zone or recognized or threatened area of hostilities, unless the Company has obtained, prior to the operation or location of the applicable Engines in such area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by, and in compliance with, Section 3.07 covering such area (and naming the Agent as loss payee in respect of indemnification or insurance payable in respect of casualties to the applicable Engines).

                  (c) The Company, at its own cost and expense, shall, with respect to Simulators:

                           (i) maintain, inspect, service, repair and overhaul (or cause the same to be accomplished) the Simulators (A) in good operating condition, ordinary wear and tear excepted, (B) in accordance with all applicable FAA regulations and as is necessary to keep the Simulators in such operating condition as may be necessary to enable the Level C qualifications status of the Simulators to be maintained in good standing at all times under the applicable rules and regulations of the FAA (including, without limitation, FAA Advisory Circular 120-40B dated July 29, 1991, FAR 121.407 and FAR Part 121, Appendix H, each as amended or supplemented from time to time or any successor provision thereto) and (C) in substantially the same manner as Lessee maintains, services, repairs and overhauls other flight simulators owned or operated by Lessee and without in any way discriminating against the Simulators.

                           (ii) maintain, or cause to be maintained, all records, logs and other materials in respect of the Simulators required by the FAA, the Department of Transportation or any other governmental agency or authority to be maintained in one location at a Company facility in Maricopa County, Arizona and in a manner sufficiently discrete and separate from its other records as to permit the prompt inspection thereof;

                           (iii) not knowingly maintain, service, repair, overhaul, use or operate the Simulators in violation of any certificate or registration relating thereto, or in violation of any material law or any material license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Company or the Simulators or for any purpose for which the Simulators are not designed; provided, however, that the Company may in good faith contest the validity or application of any such law, license, rule, regulation or order in any manner that does not adversely affect the Agent or any other Lender; and if any such law, license, rule, regulation or order is found to be valid and applicable to the Company and requires alteration of the Simulators, the Company will conform therewith at its own cost and expense and will maintain the Simulators in compliance with such law, license, rule, regulation or order in all material respects;

                           (iv) use the Simulators solely for initial pilot training, upgrade, transition and recurrent training, research and development, accident investigation and demonstration purposes and keep the Simulators at all times at the Sites; and

                           (v) not operate or use the Simulators in any manner not permitted under insurance policies maintained pursuant to Section 3.07.

                  (d) The Company will not, without the prior written consent of the Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of the Equipment; provided, that, so long as (1) no Event of Default shall have occurred and be continuing, and (2) the Company shall comply with the provisions of Section 3.07, the Company may without the prior written consent of the Agent:

                           (i) subject the Engines or permit the Engines to be subjected to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry, entered into by the Company in the ordinary course of its business with any United States air carrier; provided that the terms of such arrangements only permit the Engines to be operated on aircraft registered in the United States, that they are in fact only operated on such aircraft and that throughout the period that the Engines are subjected to such interchange or pooling agreement or arrangement the terms of this Security Agreement shall be observed; and provided, further, that no such agreement or arrangement contemplates or requires the transfer of title to the Engines, and if the Company's title to the Engines shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engines and the Company shall comply with Section
         3.11 in respect of such Engines;

                           (ii) deliver or permit the delivery of possession of the Engines to their respective manufacturers or certified maintenance providers for testing, services, repair, maintenance or overhaul work or for alterations or modifications in or additions to such Equipment to the extent required or permitted by the terms of Section 3.10;

                           (iii) lease time on the Simulators to third parties in the ordinary course of business of the Company;

                           (iv) install an Engine on an airframe owned by the Company which airframe is free and clear of all Liens, except (A) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that the Company's interest in such Engine shall not be divested as a result thereof, and (B) mortgage liens or other security interests, provided that (as regards this clause (B)) such mortgage or the instrument creating such security interests effectively provides that such Engine shall not become subject to the lien of such mortgage or security interest notwithstanding the installation thereof on such airframes;

                           (v) install an Engine on an airframe leased to the Company or purchased by the Company subject to a conditional sale or other security agreement, provided that such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                           (vi) install any Engine on any airframe as to which the Company has entered into a wet lease under which the Company has effective control of such airframe in the ordinary course of the Company's business which shall not be considered a transfer of possession hereunder, provided that the Company's obligations under this Security Agreement shall continue in full force and effect notwithstanding any such wet lease; and

                           (vii) lease an Engine to a Permitted Lessee provided that (A) such lease shall not have a term of more that six (6) months (or eighteen (18) months if at the time such lease is executed such Permitted Lessee has a long term unsecured credit rating of at least BB by Standard & Poor's Ratings Group), (B) the terms of such lease expressly provide that the lease is subject and subordinate to this Security Agreement and all rights of the Agent hereunder, including, but not limited to, the right of the Agent to repossess the Engine following the occurrence and continuance of an Event of Default, (C) the maintenance, insurance and other terms of the lease are consistent with the requirements of this Security Agreement, (D) the lease (1) only permits the Permitted Lessee to use the Engine on a U.S. registered aircraft and (2) prohibits further leasing by the Permitted Lessee and (E) concurrently with entering into such lease, the Company provides the Agent with a copy thereof together with insurance certificates and evidence complying with Section 3.07(d) (which insurance may be provided by the Permitted Lessee if it otherwise complies in all respects with Section 3.07 hereof).

                  (e) Notwithstanding the provisions of Section 3.05(d): (i) the rights of any transferee or Permitted Lessee who takes possession of the Equipment by reason of a transfer or lease permitted by Section 3.05(d) shall be subject and subordinate to all the terms of this Security Agreement, including, without limitation, the Agent's right to repossession pursuant to Article IV, and the Company shall remain primarily liable for the performance of all the terms of this Security Agreement to the same extent as if such transfer or lease had not occurred; and (ii) no transfer, lease or other arrangement otherwise permitted under the provisions of Section 3.05(d) shall permit installation or operation of any Engine on an aircraft not registered in the United States.

                  Section 3.06. Indemnification. The Company shall assume liability for and will indemnify, protect, save, and keep harmless the Agent and each of the Lenders, and their respective agents, employees, successors and permitted assigns (collectively, the "Indemnified Parties") from and against any and all liabilities, losses, damages, taxes, claims, actions, suits, costs, demands and/or expenses of whatsoever kind, including, without limitation, legal expenses, imposed on, incurred by, or asserted against the Agent, the Company, the Subject Collateral (or any part thereof or interest therein), arising out of the ownership, delivery, possession, use, operation, condition, performance, quality, suitability, airworthiness, maintenance, modification, registration, loss, confiscation, seizure, requisition, or lease of the Equipment (collectively, the "Indemnified Events"). Notwithstanding the foregoing, the Company shall not indemnify an Indemnified Party in respect of (i) any Indemnified Events suffered or incurred after the release of the Lien of this Security Agreement pursuant to the terms hereof, (ii) Indemnified Events that consist of fees, costs or expenses which such Indemnified Party has expressly agreed to pay in any provision of this Security Agreement or constitute ordinary and usual operating or overhead expenses of an Indemnified Party (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent), (iii) Indemnified Events arising from the gross negligence or willful misconduct of such Indemnified Party, (iv) any tax arising as a result of a voluntary transfer of any Indemnified Party's interest pursuant to Section 9.1 of the Credit Agreement provided that no Event of Default exists at the time of such transfer, (v) taxes, withholdings, imposts or duties imposed on, based on or measured by the gross or net income, receipts, maximum tax, profits, gains, capital, franchise, excess profits or net worth of an Indemnified Party other than, in each case, resulting from the activities or presence of the Company in the taxing jurisdiction or the use, location or registration of the Equipment (or any part thereof) in such taxing jurisdiction, (vi) taxes on items of tax preference or any minimum tax imposed by the federal government of the United States, (vii) interest, penalties, fines or additions to taxes that would not have been imposed but for any failure to file any tax return or information return in a timely and proper manner after timely notice by the Company of such filing requirement and provision by the Company (at the Company's expense) of all properly completed forms necessary in connection therewith and (viii) any tax imposed as a result of a connection between an Indemnified Party and the jurisdiction imposing such taxes, including, without limitation, engaging or having engaged in business in, having or having had an office, branch or permanent establishment in, or being or having been a citizen or resident of, or present in, or incorporated or created in or under the laws of such jurisdiction other than as a result of a connection arising from this transaction. Each Indemnified Party shall file its tax returns and deal with taxing authorities in good faith, and will honor all reasonable requests from the Company to file, or provide the Company with, such information (but excluding any information such Indemnified Party considers confidential) as is necessary to complete forms or other documentation (in each case, prepared by the Company at its sole expense) as shall enable such Indemnified Party or the Company to claim a reduced rate of tax or exemption from tax with respect to any taxes subject to payment or indemnification by the Company hereunder to which it may be entitled. If the Company is or may be required to make any payment under this Section 3.06, any relevant Indemnified Party shall, at the reasonable request of the Company, consult with the Company in good faith to consider what action may be taken to resist payment of the amount claimed. Each indemnity pursuant to this Section 3.06 shall be in the amount which, after taking into account all taxes required to be paid by the Agent as a result of the receipt or accrual of such amount, shall be equal to the amount of the indemnity then due. The Company's obligations under this Section 3.06 shall survive the expiration or termination of this Security Agreement and the release of the Lien hereof from any or all of the Subject Collateral.

                  Section 3.07.  Insurance.

                  (a)      Public Liability and Property Damage Liability
                           Insurance.

                           (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Equipment, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk liability), with such retentions as the Company customarily maintains with respect to similar engines and flight simulators owned or operated by the Company (provided, however, that any self-insured retention and/or deductible shall not exceed $1,000,000 per occurrence) and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating equipment similar to the Equipment and the aircraft on which the Engines are installed or the operation of which is supported by use of the Simulators;

         provided that such insurance shall not be in amounts less than (X) with respect to Engines, $500,000,000 per occurrence and (Y) with respect to Simulators, $100,000,000 per occurrence, provided further that in no event shall the limits of liability for all public liability insurance be less than the amount, per occurrence as set forth on the insurance certificate delivered on the Date of Issuance.

                           (ii) Notwithstanding Section 3.07(a)(i), in the event of the requisition for use by the United States government of any Equipment, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this
         Section 3.07, provided that the Agent shall accept, in lieu of such insurance coverage, indemnification or insurance from the United States government which is substantially the same as otherwise required under this Section 3.07.

                           (iii) Any policy of insurance carried and maintained in accordance with this Section 3.07(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                                 (A) name the initial Lenders and Agent and
                  their respective successors and assigns as additional insureds (each an "Additional Insured");

                                 (B) provide that, in respect of the interest of
                  any such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any additional insured as defined under the policy of insurance required under this Section 3.07(a) (other than such Additional Insured) and shall insure each such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any other additional insured as defined under the policy of insurance required under this Section 3.07(a) (other than such Additional Insured);

                                 (C) provide that if such insurance is canceled
                  for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (except in the case of war risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                                 (D) provide that no such Additional Insured
                  shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                                 (E) provide that the insurers shall waive any
                  rights of subrogation against each such Additional Insured except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                                 (F) provide that such insurer shall waive the
                  right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured;

                                 (G) provide that all of the provisions of such
                  policy shall operate in the same manner as if there were a separate policy covering each such Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                                 (H) be primary, without right of contribution
                  from any other insurance which is carried by any Additional Insured with respect to its interest in the Equipment; and

                                 (I) be written by financially responsible
                  companies selected by the Company and reasonably acceptable to the Agent. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

                  (b) Insurance Against Loss or Damage to Equipment. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk coverage with respect to any Equipment, including, in the case of Engines only, war-risk and allied perils, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) and in such form and amounts and with such retentions as the Company customarily maintains with respect to similar equipment owned or operated by the Company, provided, however, that (1) such retentions shall consist only of industry standard deductibles (determined, in the case of Engines, by the deductible applicable to the aircraft type on which the Engine is operated) and with no self insurance and (2) each Engine and Simulator shall be insured in an amount not less than its Agreed Value.

                  Any policies carried and maintained in accordance with this
Section 3.07(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                           (i) name or be amended to name the then Lenders and the Agent and their respective successors and assigns as additional insureds and to name the Agent as loss payee (the "Loss Payee");

                           (ii) provide with respect to coverage provided under this Section 3.07(b), that (A) in the event of a loss or damage involving proceeds in excess of $1,000,000, the proceeds in respect of such loss or damage shall be payable to the Agent and (B) the entire amount of any loss or damage involving proceeds in the aggregate of $1,000,000 or less shall be paid to the Company or its order unless an Event of Default or Potential Event of Default then exists and the insurers have been notified thereof by the Agent (in which case such payment shall be made to the Agent);

                           (iii) provide that if such insurance is canceled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Additional Insured or the Loss Payee for 30 days (except in the case of war-risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                           (iv) provide that, in respect of the interest of any such Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any additional insured as defined under the policy of insurance required by this Section 3.07(b) (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 3.07(b);

                           (v) provide that the insurers shall waive any rights of subrogation against the Loss Payee and such Additional Insureds except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                           (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured or Loss Payee;

                           (vii) be primary and without rights of contribution from any other insurance which is carried by any such Additional Insured or the Loss Payee with respect to its interest in the Equipment;

                           (viii) provide that no such Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance; and

                           (ix) be written by financially responsible companies selected by the Company and reasonably acceptable to the Agent. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

                  (c)      Application of Insurance Proceeds.

                           (i) Except as expressly provided in Section
         3.07(c)(ii) or (iii) below, all insurance proceeds (other than proceeds from policies carried by the Agent or the Lenders) received under policies described in Section 3.07(b) will be paid to the Agent except as otherwise provided in Section 3.07(b)(ii) and paid by the Agent to the Company unless an Event of Default or Potential Event of Default exists, in which event such proceeds shall be retained by the Agent. If the Agent retains any such insurance proceeds pursuant to this Section 3.07(c), such proceeds shall, until applied by the Agent as provided in this Section 3.07(c)(i), Section 3.07(c)(ii) or Section 3.07(c)(iii) hereof, be maintained by the Agent in a segregated account and shall, at the Company's request therefor, be invested in Permitted Cash Equivalents.

                           (ii) Insurance proceeds in respect of any Repairable Damage with respect to Equipment which is not required by subsection 2.4B(iii)(1) of the Credit Agreement to be excluded from the Borrowing Base shall be retained by the Agent pending repair thereof, and shall be applied by the Agent in payment (or to reimburse the Company) for repairs to the affected Equipment upon receipt from the Company of an Officer's Certificate annexing copies of invoices relating to such repairs, provided, however, that the Agent shall not so apply any such proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default. Any such insurance proceeds in excess of the total amount required to pay for repair of the affected Equipment shall, upon certification by the Company to the Agent in an Officer's Certificate that such repair has been completed, be paid by the Agent to the Company provided, however, that the Agent shall not so pay any such insurance proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default.

                           (iii) If an Event of Default shall have occurred and be continuing, the Agent shall apply all insurance proceeds (including proceeds of any earnings on any Permitted Cash Equivalents in which such insurance proceeds have been invested) then on deposit with it pursuant to Section 3.07(c)(i) or Section 3.07(c)(ii) hereof (all such insurance and other proceeds and earnings being herein collectively called "Section 3.07(c) Proceeds") to payment of the Obligations then due. At such time as no Potential Event of Default or Event of Default shall be continuing, any Section 3.07(c) Proceeds remaining on deposit with the Agent shall be (x) applied as provided in Section 3.07(c)(ii), if then applicable, or (y) if Section 3.07(c)(ii) is not then applicable, shall be paid by the Agent to the Company.

                           (iv) If any of the Lenders or the Agent becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 3.07, the Company shall make available any information required by such Lender or the Agent in connection with such claim.

                  (d) Reports. On or before the Date of Issuance and thereafter annually on or before the scheduled expiration date for such policy, the Company's aviation insurance broker will furnish to the Agent a report, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Equipment and certifying that such insurance complies with the terms and conditions of this Section 3.07. The Company will cause its aviation insurance broker to advise the Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company in any such case of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Company with respect to the Equipment. The Company will cause such insurance broker to agree to advise the Agent in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Equipment pursuant to this Section 3.07 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Agent, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the Date of Issuance continues in full force and effect. If the Company shall fail to maintain insurance as required hereby, the Agent may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Agent for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Security Agreement, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Agent may have against the Company.

                  (e) Notice of Proceeds. The Company shall promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge of the occurrence of an event of loss or damage to any Equipment which is reasonably expected to result in the receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

                  Section 3.08. Insignia. The Company will plainly, distinctly and conspicuously place (or cause to be placed) and leave on each Simulator and Engine, a plate, insignia or other identification bearing the following words in letters of a size, reasonable under the circumstances, as follows:

                   SUBJECT TO A SECURITY INTEREST IN FAVOR OF
      THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, AS AGENT,
                                SECURED CREDITOR

                 Section 3.09 Replacement and Pooling of Parts.


                  (a) Replacement of Parts. The Company, at its own cost and expense, will replace or cause to be replaced as promptly as practicable all Parts which may from time to time be incorporated or installed in or attached to the Equipment and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason, except as otherwise provided in Section 3.10. In addition, the Company may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company, except as otherwise provided in Section 3.10, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts when incorporated or installed in or attached to the Equipment shall be free and clear of Liens (except for pooling arrangements to the extent permitted by Section 3.09(b) and Permitted Liens) and shall be in as good operating condition as the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the provisions of this Security Agreement. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Equipment, and without further act (subject only to a pooling arrangement to the extent permitted by Section 3.09(b)) such replacement Part shall become subject to the Lien of this Security Agreement and shall be deemed part of the Equipment, for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Equipment.

                  (b) Pooling of Parts. Any Part removed from an Engine as permitted in Section 3.09(a) may be subjected by the Company to any normal pooling arrangement customary in the airline industry and entered into with other United States air carriers in the ordinary course of the Company's business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Engine, as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to an Engine in accordance with Section 3.09(a) may be owned by another air carrier subject to such normal pooling arrangement, provided that the Company, at its own cost and expense and as promptly as possible, either:

                           (A) causes title to such replacement Part to vest in the Company free and clear of all Liens other than Permitted Liens and become subject to the Lien of this Security Agreement; or

                           (B) replaces such replacement Part by incorporating or installing in or attaching to the Engine a further replacement Part owned by the Company free and clear of all Liens other than Permitted Liens and otherwise in compliance with Section 3.09(a) and causes such replacement Part to become subject to the Lien of this Security Agreement.

                  Section 3.10. Alterations, Modifications and Additions. The Company, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Equipment as may be required from time to time to meet the applicable requirements of the FAA or any other governmental authority with jurisdiction over the Equipment and/or the Company's operations and aircraft; provided, however, that the Company may in good faith contest the validity or application of any such requirements in any reasonable manner that does not adversely affect the priority or perfection of the Lien of this Security Agreement or the interests of the Agent in the Equipment or involve any material risk of liability or civil or criminal penalties imposed on or against the Agent and any material risk of the sale, forfeiture or loss of any of the Equipment or any interest therein unless such sale, forfeiture or loss is effectively stayed. All alterations, modifications and additions made pursuant to this Section 3.10 shall without further act secure the Obligations. In addition, the Company, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Equipment as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal of obsolete Parts, provided that no such alteration, modification, addition or removal shall impair the condition and (in the case of Engines) airworthiness of such Equipment below its condition and airworthiness immediately prior to such alteration, modification, addition or removal, assuming that the Equipment was then in the condition and airworthiness required to be maintained by the terms of this Security Agreement.

                  Each Part incorporated or installed in or attached or added to the Equipment as the result of any alteration, modification, removal or addition made pursuant to this Section 3.10 shall without further act become subject to the Lien of this Security Agreement. Notwithstanding the foregoing, in addition to the rights of the Company to make alterations, modifications and additions to the Equipment pursuant to the preceding paragraph, the Company may remove any such Part if: (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached or added to the Equipment on the Date of Issuance or any Part in replacement of, or substitution for, any such Part; (ii) such Part is not required to be incorporated or installed in or attached or added to the Equipment pursuant to the terms of Section 3.05 or the first sentence of this Section 3.10; and (iii) such Part can be removed from the Equipment without impairing the condition or airworthiness (in the case of Engines only) required to be maintained by the terms of this Security Agreement assuming the Equipment was then in the condition required to be maintained by the terms of this Security Agreement. Upon the removal by the Company of any such Part as provided in the preceding sentence or any obsolete Part as provided in the immediately preceding paragraph such Part shall no longer be subject to the Lien of this Security Agreement or deemed a Part.

                  Section 3.11.  Reserved.

                  Section 3.12. Inspection. At reasonable times and upon reasonable notice, the Agent or its authorized representative may, at their own expense (unless an Event of Default then exists or a Potential Event of Default arising under the maintenance requirements of this Security Agreement, in which case the reasonable expenses of such inspection shall be paid by the Company or unless subsection 2.10 of the Credit Agreement provides that such inspection shall be at the expense of the Company), inspect the Equipment and inspect and make copies of the books and records of the Company required to be maintained by the FAA or the maintenance program of the Company relating to the maintenance of the Equipment. The Agent shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

                  Section 3.13.  Reserved.

                  Section 3.14. Simulators. On the date hereof, the Simulators are located at a Site which the Company sub-leases on a month-to-month basis; the Company intends to remove the Simulators to a new Site (subject to satisfaction of the terms and conditions of the definition of "Site" in Section
1.01 of this Security Agreement) during the term of this Security Agreement. The Simulators are movable equipment capable of being so moved from one Site to another.

                  Section 3.15. First Placed in Service. Schedule I hereto specifically identifies, to the extent known to the Company with respect to Engines not first placed in service by the Company, each Engine first placed in service after October 22, 1994 ("Section 1110 Engines"). Each Security Agreement Supplement adding an Engine to be subject to the Lien of this Security Agreement shall also identify, to the extent known to the Company whether such Engine was first placed in service after October 22, 1994.

                  Section 3.16. Section 1110. TO THE EXTENT PROVIDED THEREBY (OR TO THE FULLEST EXTENT IT MAY LAWFULLY SO AGREE, WHETHER OR NOT PROVIDED THEREBY), THE COMPANY HEREBY AGREES THAT ANY RIGHT OF AGENT TO TAKE POSSESSION OF THE SECTION 1110 ENGINES IN COMPLIANCE WITH THE PROVISIONS OF THIS SECURITY AGREEMENT AND IN ACCORDANCE WITH SECTION 1110 OF TITLE 11 OF THE UNITED STATES CODE OR ANY SIMILAR PROVISION OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, SHALL NOT BE AFFECTED BY THE PROVISIONS OF SECTIONS 362, 363 OR 1129 OF SAID TITLE, OR OTHER ANALOGOUS PART OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, AND ACCORDINGLY, IT IS THE INTENTION OF THE PARTIES

HERETO THAT WITH RESPECT TO THE SECTION 1110 ENGINES, THIS AGREEMENT BE AFFORDED THE BENEFITS OF SAID SECTION 1110.

                  Section 3.17. Additional Equipment. From time to time, the Company may add additional engines or flight simulators to the Lien of the Security Agreement provided that such additional engine or flight simulator is of the type and model stated in Schedule 2.10 to the Credit Agreement and each of the conditions specified below are met to the reasonable satisfaction of the Agent.

                  Prior to or at the time of any addition of Additional Equipment pursuant to this Section 3.17, the Company, at its own cost and expense will:

                           (i) furnish the Agent with such evidence of compliance with the insurance provisions of Section 3.07 with respect to such Additional Equipment as the Agent may reasonably request;

                           (ii) furnish the Agent with an Approved Appraisal from an Approved Appraiser selected by Agent appraising the Fair Market Value of the Additional Equipment;

                           (iii) cause a Security Agreement Supplement with respect to such Additional Equipment to be duly executed by the Company and the Agent and recorded pursuant to the Act and/or, if such Additional Equipment is a Simulator, cause such other filings as may be necessary in order that the Lien of this Security Agreement shall constitute a first and prior and perfected Lien and security interest on and in respect of such Additional Equipment (except to the extent, if any, that any Permitted Lien is superior thereto as a matter of applicable law) and, if such Additional Equipment is an Engine, the Security Agreement Supplement shall contain the information required by
         Section 3.15 hereof;

                           (iv) furnish the Agent with a copy of the bill of sale or other evidence of ownership reasonably satisfactory to the Agent respecting such Replacement Equipment, together with an assignment, to the extent assignable, of any and all manufacturer's warranties applicable thereto and, if required pursuant to any purchase agreement or other agreement governing such warranties, the Company will use its best efforts to obtain a consent reasonably satisfactory to the Agent from such manufacturer to such assignment;

                           (v) if such Additional Equipment is an Engine, furnish the Agent with an opinion of FAA counsel reasonably satisfactory to the Agent as provided in subsection 3.2B(iii) of the Credit Agreement;

                           (vi) cause a financing statement or statements with respect to such Additional Equipment to be filed in such place or places as necessary in order that the Lien of this Security Agreement shall constitute a first and prior perfected Lien and security interest on such Additional Equipment (subject to Permitted Liens);

                           (vii) if such Additional Equipment is a Section 1110 Engine, furnish the Agent with an opinion of counsel reasonably satisfactory to the Agent in form and substance satisfactory to the Agent that the Agent will have the benefit of Section 1110 under this Security Agreement with respect to such Engine; and

                           (viii) take such other action, as the Agent may reasonably request in order that such Additional Equipment be duly and properly subjected to the Lien of this Security Agreement.

                           Promptly upon the recordation of the Security Agreement Supplement covering such Additional Equipment pursuant to the Act and/or, if such Additional Equipment is a Simulator, such other filings as may be necessary to perfect the Lien of this Security Agreement in such Additional Equipment, the Company will cause to be delivered to the Agent an opinion of counsel to the Company addressed to the Agent as to the due recordation of such Security Agreement Supplement or such other requisite documents or instruments and the validity and perfection of the Lien in such Additional Equipment granted to the Agent under this Security Agreement. Upon the taking of all actions and filings required by this Section 3.17 with respect to such Additional Equipment, such Additional Equipment shall become an Engine or Simulator (as the case may be) for all purposes of this Security Agreement.

                                   ARTICLE IV

                                    REMEDIES

                  Section 4.01. "Event of Default" shall have the same meaning hereunder as ascribed to it in the Credit Agreement.

                  Section 4.02. Remedies with Respect to Equipment. On and after acceleration of the Loans, the Agent may, and upon the written instructions of the Requisite Lenders, the Agent shall, to the extent permitted by law, do one or more of the following:

                  (a) cause the Company, upon the written demand of the Agent, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Equipment (together with all records, logs, manuals, data, and inspection, modification and overhaul records and other documents maintained with respect thereto or pertaining thereto) as the Agent may so demand to the Agent or its order, or the Agent, at its option, may enter upon the premises where all or any part of the Equipment (or any such records, logs, manuals, data, or inspection, modification or overhaul records or other documents) is located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove any and all Equipment, all without liability accruing to the Agent for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

                  (b) sell all or any part of the Equipment at public or private sale, whether or not the Agent shall at the time have possession thereof, as the Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment as the Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; or

                  (c) apply to any court having jurisdiction to appoint a receiver or receivers for the Equipment, such receivers to have all the powers and rights of the Agent as provided herein and by applicable law and all the normal power and rights of receivers in like circumstances (including the right to sell, lease, dispose of, repair, improve or modify any of the Equipment) until the sale of all the Equipment or sooner termination of any such receivership;

                  (d) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction where the Equipment is located) and under any other applicable law.

                  Upon every taking of possession of any part of the Equipment under this Section 4.02, to the extent permitted by applicable law, the Agent may, from time to time, at the expense of the Company or the Equipment, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of any of the Equipment, as it may deem proper. In each such case, the Agent shall have the right to maintain, use, operate, store, lease, control or manage all or any part of the Equipment and to exercise all rights and powers of the Company in relation to any part of the Equipment in connection therewith, as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of any and all of the Equipment as the Agent may determine; and the Agent shall be entitled to collect and receive directly all tolls, rents, revenues, income, and profits of all or any part of the Equipment, without prejudice, however, to the right of the Agent under any provision of this Security Agreement to collect and receive all cash held by, or required to be deposited with, the Security Agreement hereunder. Such tolls, rents, revenues, income, and profits may be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of all or any part of the Equipment, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon any or all of the Equipment (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Agent may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Secured Party, and of all Persons properly engaged and employed by the Agent.

                  In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Agent's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Equipment (or any records, logs, manuals, data, or inspection, modification or overhaul records or other documents maintained with respect thereto or pertaining thereto) in accordance with the terms hereof and under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Security Agreement.

                  If an Event of Default shall have occurred and be continuing, at the request of the Agent, the Company shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession of any or all of the Equipment. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may obtain a judgment conferring on the Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

                  Nothing in the foregoing shall affect the right of any of the Lenders to receive all payments of principal of, and interest on, the Obligations and all other amounts owing to such Lender as and when the same may be due.

                  The Agent shall give the Company at least 10 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice.

                  Section 4.03. Application of Proceeds. Except as may otherwise be required by law, any moneys or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in Article IV shall (subject to the determination of the Agent as to use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

                  first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under this Security Agreement;

                  second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this Section 4.03), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations; and

                  third, the remainder, if any, to the Company, its successors or assigns, to such Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  Section 4.04. Agent May Purchase. At any public sale under this Article IV, the Agent or its nominee may bid for and purchase the property offered for sale, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor, except as otherwise required by applicable law. The Agent need not be present at such sale. For the purpose of making payment for the Subject Collateral or any part thereof so purchased, any claim for any amounts owing under the Notes, the Letters of Credit, the Credit Agreement or hereunder or under any other Obligation owed by the Company to the Lenders and Agent may be used by the Agent as a credit against the purchase price.

                  Section 4.05. Waiver of Appraisement. The Company agrees, to the fullest extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any property subject to the lien hereof may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Security Agreement, or the absolute sale of the Subject Collateral or any part thereof; or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Company, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets comprising the Subject Collateral marshalled upon any such sale, and agrees that the Agent or any court having jurisdiction to foreclose the lien hereof may sell the Subject Collateral as an entirety or in such parcels as the Agent may determine.

                  Section 4.06. Waiver of Bonds, etc. If the Agent seeks to take possession of any or all of the Equipment or avail itself of any provisional remedy by court process, the Company hereby irrevocably waives (to the extent it may lawfully do so) any bonds and any surety or security required by any statute, court rule or otherwise as an incident to such possession, or remedy, and waives any demand for possession prior to the commencement of any suit or action to recover.

                                    ARTICLE V

                                   DEFEASANCE

                  Section 5.01. Payment of Indebtedness; Satisfaction. If the Company shall have paid and discharged all of the Obligations, and if the Commitments of the Lenders under the Credit Agreement shall have been terminated or expired, then upon the written request of the Company, and at the expense of the Company, the Agent shall execute and deliver to the Company a release or releases of the Subject Collateral from the security interest of this Security Agreement in such form as may be reasonably requested by the Company.

                                   ARTICLE VI

                                      AGENT

                  Section 6.01. Agent. As provided in Section 8 of the Credit Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, Los Angeles Agency, as its Agent for purposes of this Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Security Agreement. For the avoidance of doubt, nothing in this Section 6.01 is intended to create any liability or obligation on the Company.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  Section 7.01. Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

                  Section 7.02. Waiver. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 7.03. Expenses Etc. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding).

                  Section 7.04. Amendments, Etc. To the extent permitted by applicable law, any provision of this Security Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Agent (after such consent as may be required, if any, by the Lenders pursuant to the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent, the Lenders and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  Section 7.05. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the other Lenders and their respective successors and permitted assigns. Except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company shall not assign or transfer its rights under this Security Agreement without the prior written consent of the Agent.

                  Section 7.06. Survival. All representations and warranties made in this Security Agreement or in any certificate or other document delivered pursuant to or in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                  Section 7.07. Severability. To the extent permitted by applicable law, any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 7.08. Captions. The captions and section headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

                  Section 7.09. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Security Agreement may execute this Security Agreement by signing any such counterpart.

                  Section 7.10. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company and the Agent have caused this instrument to be duly executed as of the day and year first above written.


                                           AMERICA WEST AIRLINES, INC.,
                                           a Delaware corporation

                                           By: /s/ Jacques C. Lazard
                                              ---------------------------------
                                               Name:  Jacques C. Lazard
                                               Title: Vice President & Treasurer



                                           THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED, LOS ANGELES
                                           AGENCY, as Agent


                                           By: /s/ Yoshiaki Ohashi
                                              ---------------------------------
                                               Name:  Yoshiaki Ohashi
                                               Title: Senior Vice President

                                   Exhibit E

                    Form of Spare Parts Security Agreement
                                   See Tab #6

                                                                  Execution Copy



                         SPARE PARTS SECURITY AGREEMENT


                  THIS SPARE PARTS SECURITY AGREEMENT dated as of December 12, 1997 (the "Security Agreement") from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, to THE INDUSTRIAL BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, as Agent under the Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders ("Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Revolving Credit Agreement dated as of even date herewith (as the same may be amended or waived from time to time, the "Credit Agreement") among the Company, the Lenders and the Agent.

                                    RECITALS

                  A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the Parts Collateral (as defined below).

                  C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents (as defined in the Credit Agreement), whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and the extension of credit by the Lenders contemplated in the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby intending to be legally bound and to secure the performance of the Obligations, it is hereby agreed as follows:

                                   ARTICLE 1.


                                 The Spare Parts

                  Section 1.1 Grant of Security. As security for the Obligations, the Company hereby grants, assigns and pledges to the Agent for the ratable benefit of the Lenders a continuing security interest in all of the Company's right, title and interest, whether now existing or hereafter acquired and wherever located, in and to the following:

                           (a) All spare parts, assemblies, equipment,
accessories, appliances and appurtenances now owned or hereafter acquired by the Company which are rotable in nature, which are appropriate for installation or use on, in or with any Boeing 737, Boeing 757 and Airbus A320 aircraft (including the A319 and A321) or on, in or with any aircraft engine or appliance appropriate for installation or use on, in or with any such aircraft (all such aircraft, aircraft engines and appliances, collectively, the "Specified Aircraft") and without regard to whether any such spare parts, assemblies, equipment, accessories, appliances or appurtenances are appropriate for installation or use on, in or with any other type or model aircraft, aircraft engine or appliance which is not a Specified Aircraft, including any replacements, substitutions or renewals therefor and accessions thereto (any and all such parts, assemblies, equipment, accessories, appliances and appurtenances, other than Expendables (as defined below), and any replacements, substitutions or renewals therefor and accessions thereto, collectively, the "Parts Collateral"), including but not limited to: (i) any fans, valves, sensors, communications, navigation and radar spare parts, interior components, landing gear, brakes, wheels, flight control items, avionic parts, avionic spare parts, computers, panel assemblies, amplifiers, circuits, transformers, seats, windows, storage bins, bulkhead assemblies, passenger service units, generators, evacuation slides and covers, fire detectors, circuit cards, fire extinguishers, drum assemblies, transmitters, jackshaft assemblies, locks, start assemblies, doors and door assemblies, light assemblies, alternators, compasses, antennas, ducts, joints, gauges, fans, windshields, nozzles, ignitions, engine nose cones, cable assemblies secondary equipment, PCU rudders, engine indication and gas panels, MLG trucks, landing gears, transceivers, mounts, turbine wheels, rudders, crank and shaft assemblies, motors, transmissions and transmission assemblies, instrumentation, gearboxes, gear assemblies, stick assemblies, pumps, clocks, flight data recorders, regulators, transducers, toilets and lavatory spare parts, spare rotable parts and other equipment; and (ii) any Parts Collateral (by way of illustration and not limitation) described on
Schedule I attached hereto and incorporated herein by reference or any supplement or amendment thereto supplied hereunder. For the avoidance of doubt, the term "Parts Collateral" shall not include any spare parts, assemblies, equipment, accessories, appliances or appurtenances which are classified in balance sheet general classification 1300(a)(1) or (3) pursuant to the provisions of the Uniform System of Accounts and Reports for Large Certificated Air Carriers (14 Code of Federal Regulations Part 241 or any successor thereto) as flight equipment replacement parts of a type which ordinarily would be recurrently expended and replaced rather than repaired and reused, including by way of illustration and without limitation, screws, washers, seals, filters, bolts, gaskets, bushings, switches, nuts and drill bits, and all substitutions, replacements or renewals thereof and accessions thereto, whether or not the same shall at any time be located at any Designated Location (as defined in Section 3.2(d) hereof) (any and all such parts, assemblies, equipment, accessories, appliances and appurtenances and any replacements, substitutions or renewals therefor and accessions thereto being referred to herein as the "Expendables"); and

                           (b) All proceeds, products, accessions of and to any
of the Parts Collateral (including without limitation proceeds of insurance thereon); any payments under any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Parts Collateral; and, to the extent related to the Parts Collateral, all books, logs, records, correspondence, invoices and other papers in the possession of the Company or under the control of the Company or any service company or vendor from time to time having possession thereof or acting on behalf of the Company with respect thereto;

                           Notwithstanding the generality of the foregoing, the
Parts Collateral shall not include aviation fuel, ground support equipment, food service equipment, and goods and inventory held for sale to employees of the Company and to the public generally.


                                   ARTICLE 2.

                         Representations and Warranties

                  The Company represents and warrants to the Agent and the Lenders (such representations and warranties being deemed to be continuing and deemed to be remade with the extension of each Revolving Loan (as defined in the Credit Agreement) and issuance of each Letter of Credit (as defined in the Credit Agreement) until final payment in full of all Obligations) as follows:

                  Section 2.1 Description of Rotables. Schedule I is in all material respects a true and correct summary description by type of all Parts Collateral located at any Designated Location (as defined in Section 3.2(d) hereof; such Parts Collateral located at Designated Locations being referred to herein as the "Rotables") owned by the Company as of October 31, 1997.

                  Section 2.2 Location, Identification and Release of Parts Collateral. All of the Parts Collateral is or will (upon becoming subject to the Lien of this Security Agreement) be maintained by or on behalf of the Company at the Designated Locations, subject to Section 3.2(a) hereof.

                  Section 2.3 Ownership and Liens. The Company has full power, authority and legal right to assign and pledge all of the Parts Collateral assigned and pledged by this Security Agreement, and the Company owns the Parts Collateral now subject to the Lien of this Security Agreement free and clear of any Liens (as defined in the Credit Agreement), except for (i) the Lien of this Security Agreement, (ii) Liens for taxes, assessments or governmental charges payable by the Company either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of such Parts Collateral or any interest therein or during such proceeding any material risk of the sale, forfeiture or loss of such Parts Collateral or any interest therein is effectively stayed, (iii) materialmen's, repairmen's, landlord's and other like Liens arising in the ordinary course of business, for an amount the payment of which is not overdue for a period of more than thirty
(30) days or which is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of such Parts Collateral or any interest therein or during such proceeding any material risk of the sale, forfeiture or loss of such Parts Collateral or any interest therein is effectively stayed, (iv) Liens of creditors of any Person to whom any Parts Collateral is consigned for sale at a Designated Location and (v) any Lien listed in Schedule V hereto, provided, however, that the Company shall make all reasonable effort to cause the Liens listed in Schedule V-A hereto to be released as soon as reasonably practicable (the Liens referred to in the foregoing clauses (i) through (v), collectively, the "Permitted Liens").

                  Section 2.4 Valid Security Interest. Subject to Section 2.7, this Security Agreement creates a valid, binding and enforceable first priority security interest in the Parts Collateral, subject to Permitted Liens, securing the payment and performance of the Obligations.

                  Section 2.5 Authorizations, Filings, etc. Except for (i) the filing for recording pursuant to Subtitle VII of Title 49 of the United States Code and the rules and regulations promulgated thereunder of this Security Agreement and (ii) the filing and/or recording of UCC-1 financing statements in the jurisdictions set forth on Schedule IV hereto, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental, regulatory or judicial body or any other person or entity is necessary or advisable (a) for the grant by the Company of a first priority perfected security interest in the Parts Collateral (subject to Section 2.7 and Permitted Liens), (b) for the execution, delivery or performance of this Security Agreement by the Company, (c) to establish and perfect the Agent's security interest of first priority in the Parts Collateral (subject to Section 2.7 and Permitted Liens), or (d) for the perfection of or the exercise by the Agent of its rights and remedies hereunder.

                  Section 2.6 Records. The Company shall maintain its records with respect to the Parts Collateral at a Company Facility in Maricopa County, Arizona.

                  Section 2.7 Spare Parts. It is the intention of the parties to this Security Agreement that all Parts Collateral be "spare parts" as defined in
Section 40102(a)(38)
of Title 49 of the United States Code (the "Act"). The Company represents that it maintains the Parts Collateral for the purpose of installing the Parts Collateral on aircraft, aircraft engines or appliances as defined in Sections 40102(a)(6), (7) and (11) of the Act.


                                   ARTICLE 3.

                                    Covenants

                  Section 3.1 Further Assurances.

                        (a) The Company agrees from time to time, at its sole expense, to promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Parts Collateral. Without limiting the generality of the foregoing, such further actions shall include executing and delivering such amendments or supplements to the schedules to this Security Agreement, executing and filing such financing or continuation statements, or amendments thereto, executing, filing and recording such documents or instruments with the Federal Aviation Administration, and executing and filing such other instruments or notices, in each case as the Agent on behalf of the Lenders may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                        (b) The Company hereby authorizes the Agent to file one or more financing or continuation statements or similar instruments or documents, and amendments thereto, relative to all or any part of the Parts Collateral without the signature of the Company where permitted by law.

                        (c) The Company shall not change its name or do business under any other name and shall not change the location of its chief executive office or the office where it keeps its books and records with respect to the Parts Collateral to a place not within the boundaries of Maricopa County, Arizona, except after at least 45 days prior written notice thereof to the Agent and, with respect to such change, shall take such action, satisfactory to the Agent, as may reasonably be necessary to maintain at all times the Lien of the Security Agreement.

                        (d) The Company is an air carrier and holds an air carrier operating certificate issued under Section 44705 of the Act for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

                  Section 3.2       As to Collateral.

                        (a) In the ordinary course of its business, the Company may (i) move Parts Collateral from one Designated Location to another Designated Location or a location that is in the process of becoming a Designated Location and such Parts Collateral shall remain "Rotables" hereunder and for purposes of calculating the Borrowing Base pursuant to the Credit Agreement (except while in transit between such Designated Locations) provided, however, that at any time the aggregate book value of Parts Collateral located at Designated Locations outside of the United States exceeds $1,000,000, all Parts Collateral at such Designated Locations shall be deemed to no longer constitute "Rotables" for purposes of calculating the Borrowing Base, (ii) install any Parts Collateral on any aircraft, aircraft engine or appliance comprising Specified Aircraft and owned, operated or leased by it or held by it under leases or pooling arrangements entered into by the Company in the ordinary course of its business,
(iii) transfer possession of any Parts Collateral to any vendor or service provider (whose location does not constitute a Designated Location) for repair or testing or to any other air carrier under a pooling arrangement entered into by the Company in the normal course of its business and in accordance with normal industry practice provided, however, that all such transfers of Parts Collateral during any one calendar month the aggregate book value of which, in the reasonable determination of the Company, exceeds $8.5 million shall be subject to the prior satisfaction of the requirements of the second sentence of subsection 2.10B(ii)(1) of the Credit Agreement (without regard to the such sentence's exclusion of Rotables therefrom) before the Lien of this Security Agreement shall be deemed to be released pursuant to the next sentence of this
Section 3.2(a) or (iv) consign any Parts Collateral for sale by a third party (whose location does not constitute a Designated Location) and deliver possession of the same to such third party in connection therewith, provided, however, that (1) consignments of Parts Collateral during any one calendar month the aggregate book value of which, in the reasonable determination of the Company, exceeds $8.5 million shall be subject to prior satisfaction of the requirements of the second sentence of subsection 2.10B(ii)(1) of the Credit Agreement (without regard to the such sentence's exclusion of Rotables therefrom) before the Lien of this Security Agreement shall be deemed to be released pursuant to the next sentence of this Section 3.2(a) and (2) without duplication, sales on consignment shall be subject to the requirements of
Section 3.2(h) hereof. Without further act (except as provided in the proviso to the preceding sentence), any Parts Collateral installed on any Specified Aircraft pursuant to the foregoing clause (ii) or transferred pursuant to the foregoing clause (iii) or delivered to a third party on consignment pursuant to the foregoing clause (iv) or to a buyer for sale pursuant to Section 3.2(e) hereof shall cease to be Parts Collateral and be free and clear of the Lien of this Security Agreement, provided, however, that at such time as any such item shall (x) cease to be installed on any Specified Aircraft in the case of clause
(ii) or (y) returned to the possession of the Company at a Designated Location in the case of clause (iii) or (iv), such item shall again become Parts Collateral subject to the Lien of this Security Agreement. The Parts Collateral is or will (upon becoming subject to the Lien of this Security Agreement) be kept in such a manner as to permit identification of Parts Collateral, and the Company shall not commingle the Parts Collateral with Expendables.

                        (b) At any time that Parts Collateral ceases to be "Parts Collateral" or "Rotables" pursuant to Section 3.2(a), such deletion shall be reflected in an adjustment to the book value of the Rotables certified in the next Borrowing Base Certificate (as defined in the Credit Agreement) delivered after such adjustment would be made pursuant to the Company's normal accounting procedures and, in any event, in the Borrowing Base Certificate delivered by the Company next following a Responsible Officer (as defined in the Credit Agreement) having actual knowledge thereof or, in the case of any transfer or consignment described in Section 3(a)(iii) or (iv), the aggregate book value of which, in the reasonable determination of the Company, in each case, exceeds $8.5 million for any one calendar month, in the updated Borrowing Base Certificate delivered by the Company in connection with such transfer or consignment.

                        (c) Subject to the requirements of Section 3.2(d) hereof, Schedules II and III to this Security Agreement may be modified from time to time by the Company's delivery to the Agent of a Supplement (each, a "Supplement") to this Security Agreement substantially in the form attached hereto as Exhibit 3.2, which such Supplement shall revise Schedule II or III by adding one or more Designated Locations or (provided that no Parts Collateral shall be then located thereat), deleting one or more Designated Locations; as of any date of determination, all references herein to Schedule II or Schedule III to this Security Agreement shall be deemed to refer to said Schedule as originally in effect, or to the subsequent Schedule II or III then most recently modified pursuant to a Supplement, as the case may be.

                        (d) Except as permitted by Section 3.2(a) hereof, (i) maintain the Parts Collateral at one of the Company locations specified in
Schedule II hereto as such Schedule II may be amended from time to time pursuant to Sections 3.2(a) and (d) or, (ii) cause the Parts Collateral to be maintained by or on behalf of the Company by one of the vendors on Schedule III hereto at the location of such vendor described in Schedule III as such Schedule III may be amended from time to time pursuant to this Sections 3.2(a) and (c) (each such location referred to clause (i) and (ii) above, a "Designated Location" and collectively the "Designated Locations"). The Company shall use its best efforts to include on Schedule III (as such Schedule III may be modified from time to time pursuant to Sections 3.2(a) or (c)) each vendor with whom the Company from time to time maintains Parts Collateral in the ordinary course of its business. Except as permitted by Section 3.2(a) hereof, the Company shall not maintain any Parts Collateral at any location which is not a Designated Location, unless (i) it shall have notified the Agent in writing at least 15 days in advance, (ii) it shall have executed and delivered to the Agent a Supplement hereto including any modifications to Schedule II or Schedule III hereto, (iv) the Agent shall have completed such filings or recordings and such other actions as are necessary or advisable in the opinion of the Agent to perfect and confirm or assure the first priority security interest of the Agent in the Parts Collateral, including, in the case of any Supplement hereto adding or removing Designated Locations, the filing of such Supplement to this Security Agreement including such additions or deletions to Schedules II and III at the FAA and, in the case of additions of a Designated Location, subject to the following sentence, an opinion of FAA counsel (the "FAA Opinion") that the Security Agreement as so supplemented establishes a first priority security interest in the Parts Collateral located at such additional Designated Location. Such FAA Opinion shall be delivered (x) when the aggregate book value, as reasonably determined by the Company, of all Parts Collateral at all Designated Locations added since the date of the then most recently delivered FAA Opinion exceeds $8.5 million and (y) if any Designated Locations have been added in the one year period since the then most recent FAA Opinion. The Company shall bear the costs and expenses of all such filings and FAA Opinions.

                        (e) Upon the occurrence of a Potential Event of Default (as defined in the Credit Agreement) under Section 7.1 of the Credit Agreement, the Agent may notify each of the vendors listed in Schedule III hereof of the Lien of this Security Agreement.

                        (f) Cause the Parts Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any applicable manufacturer's manual and Federal Aviation Administration standards and requirements and shall forthwith, or in the case of any loss or damage to any of the Parts Collateral or installation or use of any such Parts Collateral as permitted by any provisions hereof, as quickly as practicable after the occurrence thereof, make or cause to be made such repairs, replacements, and other maintenance or overhaul in connection therewith which the Company shall reasonably determine are necessary or desirable to such end in the ordinary course of the Company's business in accordance with past practice consistently applied. All such replacement Parts Collateral (the "Replacement Parts") shall be free and clear of all Liens (except for Permitted Liens), and shall be in as good operating conditions as, and shall have a value and utility at least equal to, the Parts Collateral replaced (the "Replaced Parts") if such Replaced Parts were in the condition and repair required by the terms hereof. All such Replacement Parts shall constitute Parts Collateral hereunder and shall immediately become subject to the Lien of this Security Agreement. Notwithstanding anything herein to the contrary, (i) all Rotables located at Designated Locations other than for the purpose of being maintained or overhauled shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case in compliance with applicable FAA regulations and (ii) the records relating to all Parts Collateral shall be maintained in proper condition in compliance with applicable FAA regulations.

                        (g) Upon the request of the Agent, if an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, segregate or further segregate all Parts Collateral so that they are capable of better identification; deliver records and schedules which show the status, amount and condition of the Parts Collateral and such contracts or other matters which affect the Parts Collateral; notify third parties of the Agent's interest in the Parts Collateral; enter into any property of the Company where any Parts Collateral are located at reasonable times to use any equipment and facilities of the Company (but only to the extent permissible under FAA rules and regulations) if the Agent deems such use necessary or advisable in order to protect, preserve, maintain, process or develop any of the Parts Collateral; and take such actions as the Agent deems necessary or advisable in order to protect, preserve and maintain any of the Parts Collateral.

                            (h) (i) The Company may sell or otherwise dispose of
Parts Collateral in the ordinary course of the Company's business consistent with past practices, including sales on consignment as contemplated by Section 3.2(a)(iv). The Company shall notify the Agent of, and obtain the prior written consent of the Agent and the Lenders to, any sale, contract of sale, or other disposition of, or any series of sales, contracts of sale or other dispositions of, Parts Collateral not in the ordinary course of the Company's business.

                                (ii) Parts Collateral sold pursuant to Section
3.2(h)(i) shall cease to be "Parts Collateral" and subject to the Lien of this Security Agreement upon such sale, subject in each case to prior satisfaction of the requirements of Sections 3.2(a) and (b) hereof as if such sale were a consignment for sale, including, but not limited to, the requirement that a consignment (here, sale) of Parts Collateral valued in excess of $8.5 million be subject to prior satisfaction of the requirements of the second sentence of subsection 2.10B(ii)(1) of the Credit Agreement. In addition, adjustments to the book value of the remaining Parts Collateral shall be made in connection with such sale pursuant to the requirements of Sections 3.2(a) and (b) as if such sale were a consignment for sale.

                           (i) Pay promptly when due all property and other
taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Parts Collateral, except to the extent such non-payment results in a Permitted Lien.

                           (j) Maintain and preserve accurate, complete and
current records, logs, documents and other materials required to be maintained in respect of the Parts Collateral by any applicable law, regulation or order, and in the event the Agent or a third party demands possession of any Parts Collateral pursuant to Article 5 hereof, the Company will promptly deliver to the Agent or such third person copies of all such records, logs, documents and other materials.

                           (k) Provide, on a monthly basis (or more frequently,
to the extent required by subsections 2.4B(iii)(1) and 2.10 of the Credit Agreement), on the applicable Borrowing Base Certificate, the Borrowing Base Value (as defined in the Credit Agreement) of the Parts Collateral that constitute Rotables, setting forth the calculation specified therefor in the definition of "Borrowing Base" in the Credit Agreement and further certifying that either (x) no Adjustment Event (as defined in the Credit Agreement) has occurred as of the date of such Borrowing Base Certificate or (y) that the Borrowing Base Value of the Rotables as calculated and set forth in such Borrowing Base Certificate has been adjusted due to the occurrence of an Adjustment Event pursuant to subsection 2.4B(iii)(1)(d) of the Credit Agreement.

                  Section 3.3  Insurance.

                           (a) Public Liability and Property Damage Liability
Insurance.

                           (i) The Company, at its own cost and expense, will
maintain or cause to be maintained with respect to the Parts Collateral, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability), with such retentions as the Company customarily maintains (provided, however, that any self-insurance retention and/or deductible shall not exceed $1,000,000 per occurrence) and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating spare parts, assemblies, equipment, accessories, appurtenances and appliances similar to the Parts Collateral; provided that such insurance shall not be in amounts less than $100,000,000 per occurrence, provided further that in no event shall the limits of liability for all public liability insurance be less than the amount, per occurrence as set forth on the insurance certificate delivered on the date hereof.

                           (ii) Notwithstanding Section 3.3(a)(i) hereof, in the
event of the requisition for use by the United States government of any Parts Collateral, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 3.3, provided that the Agent shall accept, in lieu of such insurance coverage, indemnification or insurance from the United States government which is substantially the same as otherwise required under this Section 3.3.

                           (iii) Any policy of insurance carried and maintained
in accordance with this Section 3.3(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                                 (A) name the initial Lenders and the Agent and
                  their respective successors and assigns as additional insureds (each an "Additional Insured");

                                 (B) provide that, in respect of the interest of
                  any such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any additional insured as defined under the policy of insurance required under this Section 3.3(a) (other than such Additional Insured) and shall insure each such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any additional insured as defined under the policy of insurance required under this Section 3.3(a) (other than such Additional Insured);

                                    (C) provide that if such insurance is
                  canceled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                                    (D) provide that no such Additional Insured
                  shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                                    (E) provide that the insurers shall waive
                  any rights of subrogation against each such Additional Insured except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                                    (F) provide that such insurer shall waive
                  the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured;

                                    (G) provide that all of the provisions of
                  such policy shall operate in the same manner as if there were a separate policy covering each such Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                                    (H) be primary, without right of
                  contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Parts Collateral; and

                                    (I) be written by financially responsible
                  companies selected by the Company and reasonably acceptable to the Agent. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

                  (b) Insurance Against Loss or Damage to Parts Collateral. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk coverage with respect to all Parts Collateral, in such form and amounts and with such retentions as the Company customarily maintains with respect to similar spare parts, assemblies, equipment, accessories, appurtenances and appliances owned or operated by the Company (provided, however, that any self-insurance retention and/or deductible shall not exceed $1,000,000 per occurrence).

                  Any policies carried and maintained in accordance with this
Section 3.3(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                           (i) name or be amended to name the then Lenders and the Agent and their respective successors and assigns as Additional Insureds and to name the Agent as loss payee (the "Loss Payee");

                           (ii) provide with respect to coverage provided under this Section 3.3(b), that (A) in the event of a loss or damage involving proceeds in excess of $1,000,000, the proceeds in respect of such loss or damage shall be payable to the Agent and (B) the entire amount of any loss or damage involving proceeds in the aggregate of $1,000,000 or less shall be paid to the Company or its order unless an Event of Default, Potential Event of Default or Prepayment Event then exists and the insurers have been notified thereof by the Agent (in which case such payment shall be made to the Agent);

                           (iii) provide that if such insurance is canceled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Additional Insured or the Loss Payee for 30 days after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                           (iv) provide that, in respect of the interest of any such Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any additional insured as defined under the policy of insurance required by this Section 3.3(b) (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 3.3(b);

                           (v) provide that the insurers shall waive any rights of subrogation against the Loss Payee and such Additional Insureds except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Loss Payee or Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                           (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured or Loss Payee;

                           (vii) be primary and without rights of contribution from any other insurance which is carried by any such Additional Insured or the Loss Payee with respect to its interest in the Parts Collateral;

                           (viii) provide that no such Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance; and

                           (ix) be written by financially responsible companies selected by the Company and reasonably acceptable to the Agent. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

                           (c) Application of Insurance Proceeds.

                           (i) Except as expressly provided in Section
3.3(c)(ii) or (iii) below, all insurance proceeds (other than proceeds from policies carried by the Agent or the Lenders) received under policies described in 3.3(b) will be paid to the Agent (except as otherwise provided in 3.3(b)(ii)) and paid by the Agent to the Company unless an Event of Default or Potential Event of Default exists, in which event such proceeds shall be retained by the Agent. If the Agent retains any such insurance proceeds pursuant to this Section 3.3(c)(i), such proceeds shall, until applied by the Agent as provided in this
Section 3.3(c)(i), (ii) or (iii) hereof, be maintained by the Agent in a segregated account and shall, at the Company's request therefor, be invested in Permitted Cash Equivalents.

                           (ii) Insurance proceeds in respect of any Parts Collateral that is being repaired pursuant to Section 3.2(c) hereof shall be retained by the Agent pending repair thereof, and shall be applied by the Agent in payment (or to reimburse the Company) for repairs to the affected Parts Collateral upon receipt from the Company of an Officer's Certificate (as defined in the Credit Agreement) annexing copies of invoices relating to such repairs, provided, however, that the Agent shall not so apply any such proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default. Any such insurance proceeds in excess of the total amount required to pay for repair of the affected Parts Collateral shall, upon certification by the Company to the Agent in an Officer's Certificate that such repair has been completed, be paid by the Agent to the Company provided, however, that the Agent shall not so pay any such insurance proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default.

                           (iii) If an Event of Default shall have occurred and be continuing, the Agent shall apply all insurance proceeds (including proceeds of any earnings on any Permitted Cash Equivalents in which such insurance proceeds have been invested) then on deposit with it pursuant to Section 3.3(c)(i) or (ii) hereof (all such insurance and other proceeds and earnings being herein collectively called "Section 3.3(c) Proceeds") to payment of the Obligations then due. At such time as no Potential Event of Default or Event of Default shall be continuing, any Section 3.3(c) Proceeds remaining on deposit with the Agent shall be (x) applied as provided in Section 3.3(c)(ii), if then applicable, or (y) if Section 3.07(c)(ii) is not then applicable, shall be paid by the Agent to the Company.

                           (iv) If any of the Lenders or the Agent becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 3.3, the Company shall make available any information required by such Lender or the Agent in connection with such claim.

                           (d) Reports. On or before the date hereof and
thereafter annually on or before the scheduled expiration date for such policy, the Company's independent insurance broker will furnish to the Agent a report, signed by the Company's independent insurance broker, stating the types of coverage and limits carried and maintained on the Parts Collateral and certifying that such insurance complies with the terms and conditions of this
Section 3.3. The Company will cause its independent insurance broker to advise the Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company in any such case of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Company with respect to the Parts Collateral. The Company will cause such insurance broker to agree to advise the Agent in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Parts Collateral pursuant to this Section 3.3 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Agent, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the date hereof continues in full force and effect. If the Company shall fail to maintain insurance as required hereby, the Agent may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Agent for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Security Agreement, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Agent may have against the Company.

                           (e) Notice of Proceeds. The Company shall promptly
notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge of the occurrence of an event of loss or damage to any Parts Collateral which is reasonably expected to result in the receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

                  Section 3.4 Other Liens. The Company shall not create or suffer to exist any Lien upon or with respect to any of the Parts Collateral, except for (i) the security interest created by this Security Agreement and (ii) Permitted Liens.

                  Section 3.5 Inspection. At reasonable times and upon reasonable notice, the Agent or its authorized representative may, at its own expense (unless an Event of Default then exists or a Potential Event of Default arising under the maintenance requirements of this Security Agreement then exists, in which case the reasonable expenses of such inspection shall be paid by the Company), inspect the Rotables at any of the Designated Locations and inspect and make copies of the books and records of the Company required by the Federal Aviation Administration or the aircraft maintenance program of the Company relating to the maintenance of the Parts Collateral. Any such inspection may be conducted for the purpose of determining the accuracy of the inventory report maintained by the Company (and provided to the Agent together with each Borrowing Base Certificate) with respect to the Rotables and the Company shall provide the Agent or its representative with such records related to such report as they may reasonably request in connection with any inspection of the Rotables. The Agent shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

                  Section 3.6. Inventory Monitoring System. Except as disclosed to the Agent prior to the Closing Date (as defined in the Credit Agreement), the Company shall provide the Agent with written notice not less than 90 days prior to changing its internal inventory monitoring procedures with respect to the Rotables in any manner that would materially affect the way in which the Borrowing Base Value of Rotables is determined under the Credit Agreement.

                  Section 3.7. Section 1110. TO THE EXTENT PROVIDED THEREBY (OR TO THE FULLEST EXTENT IT MAY LAWFULLY SO AGREE, WHETHER OR NOT PROVIDED THEREBY), THE COMPANY HEREBY AGREES THAT ANY RIGHT OF THE AGENT TO TAKE POSSESSION OF ANY PARTS COLLATERAL FIRST PLACED IN SERVICE AFTER OCTOBER 22, 1994 (THE"SECTION 1110 SPARE PARTS") IN COMPLIANCE WITH THE PROVISIONS OF THIS SECURITY AGREEMENT AND IN ACCORDANCE WITH SECTION 1110 OF TITLE 11 OF THE UNITED STATES CODE OR ANY SIMILAR PROVISION OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, SHALL NOT BE AFFECTED BY THE PROVISIONS OF SECTIONS 362, 363 OR 1129 OF SAID TITLE, OR OTHER ANALOGOUS PART OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, AND ACCORDINGLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT WITH RESPECT TO THE SECTION 1110 SPARE PARTS THIS AGREEMENT BE AFFORDED THE BENEFITS OF SAID SECTION 1110.

                                   ARTICLE 4.

                                    The Agent

                  Section 4.1 Agent Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Agent the Company's attorney-in-fact to the extent permitted by law, effective on and after acceleration of the Loans but prior to the Agent obtaining physical possession of the Parts Collateral, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement. The power of attorney granted hereby is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full.

                  Section 4.2 Agent May Perform. If the Company fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement.

                  Section 4.3 The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect the interest of the Agent and the Lenders in the Parts Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care for the custody of any Parts Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Parts Collateral or as to the taking of or the failure to take any action hereunder, including without limitation, with respect to the preservation of rights against prior parties or any other rights pertaining to any Parts Collateral.


                                   ARTICLE 5.

                                     Default

                  Section 5.1 Remedies. On and after acceleration of the Loans:

                           (a) The Agent on behalf of the Lenders may exercise
in respect of the Parts Collateral, in addition to other rights and remedies provided for in the Loan Documents or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (the "UCC") of any state or the Act (to the extent permitted by law, whether or not the UCC applies to the affected Parts Collateral) and also may (i) personally, or by agents or attorneys, take possession of any item of or all of the Parts Collateral from the Company or any other Person who then has possession of the same, and for the purpose may enter upon the premises of the Company or such Person where such Parts Collateral are located and may remove the same; (ii) take possession of any item or all of the Parts Collateral by directing the Company in writing to deliver any of the same to the Agent or a third party designated by the Agent at any place or places which shall be reasonably convenient to both parties in which event Company shall at its own expense: (A) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent, and (B) store and keep the Parts Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in this Article; and (iii) without notice except as specified below, sell or lease the Parts Collateral or any part thereof in one or more parcels through public or private transaction, to the extent permitted by law, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Parts Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private transaction from time to time by announcement at the time and place fixed therefor, and such sale may without further notice be made at the time and place to which it was so adjourned. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                           (b) All cash proceeds received by the Agent in
respect of any sale of, collection from, or other realization upon all or any part of the Parts Collateral may, in the discretion of the Agent, be held by the Agent as collateral for and/or then or at any time thereafter applied in whole or in part to the Obligations by the Agent, subject to the terms of the Credit Agreement, in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may elect.


                                   ARTICLE 6.

                                  Miscellaneous

                  Section 6.1 Amendments, Etc. To the extent permitted by law, no amendment or waiver of any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed by the Agent. Any amendment, modification or supplement of or to any provision of this Security Agreement, any waiver of any provision of this Security Agreement, and any consent to any departure by the Company from the terms of this Security Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Company in any instance hereunder shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  Section 6.2 Expenses. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default or Potential Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding). The Company's obligations under this Section 6.2 shall survive the termination of this Security Agreement and the satisfaction of the Obligations.

                  Section 6.3 Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

                  Section 6.4 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Security Agreement by signing any such counterpart.

                  Section 6.5 Waivers. To the extent permitted by law, no failure on the part of the Agent to exercise, and no delay on the part of the Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available, whether at law, equity or otherwise.

                  Section 6.6 Termination. This Security Agreement shall create a continuing security interest in the Parts Collateral and shall (a) remain in full force and effect until payment and performance in full of the Obligations,
(b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent or any Lender, as though such payment or performance has not been made, (c) be binding upon the Company, its successors, transferees and assigns, and (d) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), any Lender may assign or otherwise transfer its rights and obligations under the Loan Documents as permitted by the Credit Agreement, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such assigning Lender under the Loan Documents. Upon the payment in cash and performance in full of the Obligations and termination of the Commitments (as defined in the Credit Agreement) of the Lenders, the security interest granted hereby shall terminate and all rights to the Parts Collateral shall revert to the Company. Upon any such termination, the Agent shall, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

                  Section 6.7 Governing Law; Terms. THIS SECURITY AGREEMENT SHALL BE DELIVERED IN AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Parts Collateral are governed by the laws of a jurisdiction other than the State of New York, including, without limitation, the Act. Unless otherwise defined herein or in the Credit

Agreement, terms used in Article 9 of the Uniform Commercial Code of the State of New York are used herein as therein defined.

                  Section 6.8 Successors and Assigns. This Security Agreement shall be binding upon and shall inure to the benefit of the Company, the Agent and the Lenders and their respective successors and assigns; provided, however, that except as permitted in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Agent and all the Lenders.

                  Section 6.9 Severability. To the extent permitted by law, the illegality or unenforceability of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder.

                  IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered by its officer thereunder duly authorized as of the date first above written.

                                 AMERICA WEST AIRLINES, INC.


                                 By  /s/ Jacques G. Lazard
                                   -------------------------------------
                                     Name: Jacques G. Lazard
                                          ------------------------------
                                     Title:  Vice President and Treasurer
                                          -------------------------------

ACCEPTED AND AGREED:

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, LOS ANGELES AGENCY,
as Agent


By  /s/ Yoshiaki Ohashi
   -------------------------------------
    Name:  Yoshiaki Ohashi
          -------------------------------
    Title: Senior Vice President
          -------------------------------

                                                                       EXHIBIT I



                                                     December 12, 1997



The Industrial Bank of Japan,
 as Agent
350 South Grand Avenue
Suite 1500
Los Angeles, CA  90071

         Re: Request for Revolving Loan/Letter of Credit Under Revolving Credit Agreement dated as of December 12, 1997

Ladies and Gentlemen:

         We refer you to the Revolving Credit Agreement as of December 12, 1997 by and among America West Airlines, Inc. (the "Company"); The Industrial Bank of Japan, Limited, Los Angeles Agency, as agent for itself and the other lending institutions named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Pursuant to Section 2.1B of the Credit Agreement, the Company hereby irrevocably requests the following Revolving Loan.


         (a) Principal Amount: $30,000,000.00 to be disbursed in the amounts and to the payees listed on the attached Schedule I.


         (b)      Funding Date:  December 12, 1997

         (c)      Type: Base Rate Loan

         We understand that this request obligates us to accept the requested Revolving Loan on such date.

         The Company hereby represents and warrants that all of the conditions (other than matters subject to the satisfaction of the Agent) set forth in 3.1A of the Credit Agreement have been satisfied on the date of this request.

         No Potential Event of Default or Event of Default has occurred and is continuing and no Potential Event of Default or Event of Default would occur after giving effect to the requested Revolving Loan.


                                                 AMERICA WEST AIRLINES, INC.



                                                 By:____________________________
                                                 Name:
                                                 Title:

                                                                      EXHIBIT II


                                     [Date]



The Industrial Bank of Japan,
 as Agent
350 South Grand Avenue
Suite 1500
Los Angeles, CA  90071

         Re: Form of Notice of Conversion/Continuation Under Revolving Credit Agreement dated as of December 12, 1997

Ladies and Gentlemen:

         We refer you to the Revolving Credit Agreement as of December 12, 1997 by and among America West Airlines, Inc. (the "Company"), The Industrial Bank of Japan, Limited, Los Angeles Agency, as agent for itself and the other lending institutions named therein (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Pursuant to Section 2.2D of the Credit Agreement, the Company hereby notifies you of the following Conversion/Continuation:

         (a)      Proposed Conversion/Continuation Date(1):

         (b)      Amount of Loan to be Converted/Continued:

         (c) Type of Loan to be Converted/Continued (Base Rate Loan or Eurodollar Rate Loan):

         (d) Nature of the proposed Conversion/Continuation (Base Rate Loan or Eurodollar Rate Loan):

         (e)      Interest Period (if applicable):

         (f) No Potential Event of Default or Event of Default has occurred and is continuing and no Potential Event of Default or Event of Default would occur after

--------
(1) The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 9:00 a.m. (Los Angeles time) on the proposed Conversion Date or Continuation Date with respect to a Base Rate Loan and three Business Days in advance of the proposed Conversion/Continuation date with respect to a Eurodollar Rate Loan.

giving effect to the proposed conversion/continuation (to be included only with respect to conversions to or continuation of Eurodollar Rate Loans):
                                               AMERICA WEST AIRLINES, INC.


                                               By:______________________________
                                               Name:
                                               Title:

                                                                   EXHIBIT III-A



                             FORM OF REVOLVING NOTE

$[_____________]                                               December __, 1997


         FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [___________________] (the "Lender"):

                  (a) from time to time at the times and in the amounts provided in the Credit Agreement (as hereinafter defined) and prior to or on the Revolving Loan Commitment Termination Date (as defined in the Credit Agreement) the principal amount of [$_____________ ] ($______) or, if less, the aggregate unpaid principal amount of Revolving Loans (as defined in the Credit Agreement) advanced by the Lender to the Company pursuant to the Revolving Credit Agreement dated as of December 12, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, the Lender, the Agent and the other parties thereto; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Closing Date (as defined in the Credit Agreement) under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         All capitalized terms used in this Revolving Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. This Revolving Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement. The Lender and any Eligible Assignee of the Lender under Section 9.1 of the Credit Agreement is entitled to the benefits of the Credit Agreement, the Security Agreements and the other Loan Documents.

         The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Company and every endorser and guarantor of this Revolving Note or the obligation represented hereby waives to the extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS REVOLVING NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                        AMERICA WEST AIRLINES, INC.


                                        By:  _____________________________
                                                 Name:
                                                 Title:

================================================================================

                              Amount of
            Amount of         Principal         Balance of
            Revolving          Paid or           Principal          Notation
   Date       Loan             Prepaid            Unpaid            Made By:
--------------------------------------------------------------------------------

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                                      -3-

                                                                   EXHIBIT III-B



                       FORM OF AMENDED AND RESTATED NOTE

$[_____________]                                               ________ __, ____


         FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [___________________] (the "Lender"):

                  (a) from time to time at the times and in the amounts provided in the Credit Agreement (as hereinafter defined) and prior to or on the Term Loan Termination Date (as defined in the Credit Agreement) the principal amount of [$_____________ ] ($______) advanced by the Lender to the Company pursuant to the Revolving Credit Agreement dated as of December 12, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Company, the Lender, the Agent and the other parties thereto; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Conversion Date (as defined in the Credit Agreement) under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

         All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. This Note evidences the Term Loan borrowed under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is issued in substitution for and replacement of the Revolving Note issued by the Company to the Lender on the Closing Date. The Lender and any Eligible Assignee of the Lender under
Section 9.1 of the Credit Agreement is entitled to the benefits of the Credit Agreement, the Security Agreements and the other Loan Documents.

         The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the

Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Company and every endorser and guarantor of this Note or the obligation represented hereby waives to the extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                          AMERICA WEST AIRLINES, INC.


                                          By:  _____________________________
                                                   Name:
                                                   Title:

================================================================================

                              Amount of
            Amount of         Principal         Balance of
              Term             Paid or           Principal          Notation
   Date       Loan             Prepaid            Unpaid            Made By:
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                                      -3-

                           AMERICA WEST AIRLINES, INC.
                             COMPLIANCE CERTIFICATE


         Reference is made to the Revolving Credit Agreement dated as of December 12, 1997 (as it may be amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement") among America West Airlines, Inc. (the "Company"), the lenders from time to time party thereto (the "Banks"), and The Industrial Bank of Japan Limited, Los Angeles Agency, as initial issuing bank and as agent for the Banks (in such last capacity, the "Agent").

         The undersigned, the Vice President & Treasurer of the Company, and acting on behalf of the Company, hereby certifies as of the date hereof that he is the officer named above of the Company, and is duly authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of the Company, and that:

         1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a review of the provisions of the Credit Agreement and related definitions and the transactions and conditions (financial or otherwise) of the Company and their Subsidiaries, if any, during the period covered by this Certificate sufficient in his opinion to be able to provide this certification.

         2. To the best knowledge of the undersigned, no Potential Event of Default or Event of Default exists.

         3. The financial covenant analyses and information set forth on
Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of .


                                   AMERICA WEST AIRLINES, INC.



                                   By: __________________________________

                                   Title:

                                   SCHEDULE 1
                         to the Compliance Certificate


------------------------------------------------------------------------------
I.   SUBSECTION 6.4 RESTRICTED PAYMENTS
------------------------------------------------------------------------------


A.   $118,000,000                                           $118,000,000


------------------------------------------------------------------------------


B.   Aggregate Equity Proceeds from all offerings           $
     made during the period from October 1, 1997 through the end of the fiscal quarter next preceding the date of the certificate (the
     "Certificate") to which this Schedule I is attached (the "Measuring Period")


------------------------------------------------------------------------------


C.   Adjusted Consolidated Net Income during the            $
     Measuring Period


------------------------------------------------------------------------------
D.   Restricted Payment Allowance for the Measuring         $
     Period. (sum of lines I(A) + line I(B) + 50% of
     line I(C))
------------------------------------------------------------------------------
E.   All Restricted Payments made during the Measuring                   $
     Period (must not exceed line I(D))
------------------------------------------------------------------------------


II.  SUBSECTION 6.5A: MINIMUM FIXED CHARGE COVERAGE RATIO

------------------------------------------------------------------------------

A.   EBITDA


------------------------------------------------------------------------------


     1.   Adjusted Consolidated Net Income                   $


------------------------------------------------------------------------------


     2.   Interest Expense


------------------------------------------------------------------------------


          a.   Total interest expense on Indebtedness       $
               (including that portion attributable to
               Capital Leases)


------------------------------------------------------------------------------


          b.   Without duplication, capitalized interest    $


------------------------------------------------------------------------------
          c.   Line II(A)(2)(a) + line II(A)(2)(b)          $
------------------------------------------------------------------------------
     3.   Provisions for taxes based on income              $
          including state franchise taxes based on
          income
------------------------------------------------------------------------------
     4.   Total consolidated depreciation expense           $
------------------------------------------------------------------------------
     5.   Total consolidated amortization expense           $
------------------------------------------------------------------------------


     6.   Other non-cash items reducing Adjusted            $
          Consolidated Net Income less other
          non-cash items increasing Adjusted
          Consolidated Net Income


------------------------------------------------------------------------------

     7.  Line II(A)(1) + line II(A)(2)(c) +             $
         line II(A)(3) + line II(A)(4) +
         line II(A)(5) + line II(A)(6)
         (EBITDA)
 B.  Aircraft Rental Expense(1)                         $
 C.  Line II(A)(7) + line II(B)                                             $
 D.  Interest Expense(1)                                $
     (Line II(A)(2)(c))
 E.  Aircraft Rental Expense(1)                         $
     (Line II(B))
 F.  Line II(D) + line II(E)                                                $
 G.  Ratio of line II(C) to line II(F)                                              :1.0(2)

 III. SUBSECTION 6.5B MAXIMUM LEVERAGE RATIO

 A.  Adjusted Debt
     1. All Indebtedness
     2. net present value of all remaining future
        minimum aircraft lease payment under
        Noncancelable Operating Leases discounted
        at an annual rate of 10%                        $
     3. line III(A)(1) plus line III(A)(2)                                  $
 B.  Net Worth                                                              $           (4)
 C.  Ratio of III(A)(3) to III(B)                                                   :1.0(3)

 IV. SUBSECTION 6.5C NET WORTH
 A.  $530,000,000                                       $530,000,000
 B.  50% x Adjusted Consolidated Net Income
     for period from 3/31/97 to the date
     of determination                                   $
 C.  50% x Aggregate Equity Proceeds for the period
     from December 12, 1997 to the date of
     determination                                      $
 D.  Line IV(A) + line IV(B) + line IV(C)                                   $
 E.  Net Worth                                          $           (4)


--------------------------

(1) Calculated for the four fiscal quarters ending prior to the date of the Certificate.

(2) Not to be less than 1.15 to 1.0.


(3) Not to be more than 3.75 to 1.0.

 V.  SUBSECTION 6.5(D) MINIMUM LIQUIDITY
 A.  CASH AND CASH EQUIVALENTS                                          $          (5)

 VI. SUBSECTION 6.5(E) NONAIRCRAFT DEBT
 A.  All Indebtedness                                     $
 B.  Indebtedness under the Credit Agreement              $
 C.  Indebtedness described in subsection 6.5(E)(ii),(iii)
     and (iv) to the extent included in VI(A)             $
 D.  Line VI(A)-line VI(B)-line VI(C)                                   $          (6)


--------------------------

(4) If Company incurs nonrecurring, noncash charges in any Fiscal Year, and such charges or the net loss resulting therefrom reduces the Company's Net Worth, Net Worth will exclude lesser of the Noncash charges and the net loss resulting therefrom in an amount not greater than $50 million for such Fiscal Year and not greater than $100 million in the aggregate, and will also exclude any loss arising from a one-time nonrecurring noncash charge in respect of a write-off of excess reorganization value.



(5) Not to be less than $100,000,000.



(6) Not to exceed $250,000,000.

                                  Exhibit V-A

                             Form of Opinion of A&K
                                  See Tab #26

                      [ANDREWS & KURTH L.L.P. LETTERHEAD]



                               December 12, 1997



The Several Initial Lenders, the Initial Issuing Bank
   and the Agent Parties to the Credit
   Agreement Hereinbelow Referred to
   c/o The Industrial Bank of Japan, Limited,
   Los Angeles Agency, as Agent
350 South Grand Avenue
Suite 1500
Los Angeles, California  90071

     Re: America West Airlines, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to America West Airlines, Inc., in connection with the financing transactions contemplated by the Revolving Credit Agreement dated as of December 12, 1997 (the "Credit Agreement") by and among the Company, the several Lenders initially parties thereto (the "Initial Lenders") and The Industrial Bank of Japan, Limited, Los Angeles Agency, as the Initial Issuing Bank, as Arranger and as the Agent for the Lenders thereunder (in such last capacity, the "Agent"). The opinions expressed below are furnished to you pursuant to Section 3.1D of the Credit Agreement at the request, and with the approval, of the Company. All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

     In rendering the opinions expressed below, we have examined (a)(i) the Credit Agreement and the Revolving Credit Notes issued to the Initial Lenders today pursuant thereto (collectively, the "Initial Revolving Credit Notes" and, together with any Revolving Credit Notes issued after the date hereof in substitution or exchange therefor, or in subsequent substitutions or exchanges, or otherwise, as provided in the Credit Agreement, the "Revolving Credit Notes"), (ii) the Spare Engine Security Agreement and the Spare Parts Security Agreement, each dated as of even date therewith and executed and delivered by the Company in favor of the Agent for the benefit of the Lenders (collectively, the "Initial Security Agreements"), (iii) the Environmental Indemnity Agreement, dated as of the date hereof and executed by the Company and the Agent (said

                       [Andrews & Kurth L.L.P. Letterhead]


The Industrial Bank of Japan, Limited
December 12, 1997
Page 2

Agreement, together with the Credit Agreement, the Initial Revolving Credit Notes and the Initial Security Agreements, the "Initial Loan Documents"), and
(iv) the forms of the Security Agreements (other than the Hangar Security Agreement) that are being or may be executed and delivered by the Company in favor of the Agent for the benefit of the Lenders on or after the date hereof, all as more fully provided in the Credit Agreement (collectively, the "Other Security Agreements" and, together with the Initial Loan Documents and any Revolving Credit Notes issued after the date hereof, the "Loan Documents"), and
(b) such corporate records of the Company and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below, including, among others, forms of certain financing statements prepared for execution and delivery by the Company and filing under the Uniform Commercial Code, as in effect in the State of Arizona and each of the other States listed in Schedule IV to the Spare Parts Security Agreement (the "Financing Statements").

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies, and compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. When relevant facts were not independently established, we have relied upon such statements of governmental officials, representations made in or pursuant to the Initial Loan Documents, certificates of appropriate representatives of the Company, and other documents, as we have deemed necessary or appropriate for the purposes of this opinion. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent otherwise expressly stated.

                         In rendering the opinions expressed below, we have
assumed that:

                           (i) as of the date of its execution and delivery thereof, each party to each Loan Document is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

                           (ii) as of such date, each party to each Loan Document has full power and authority and has obtained all requisite corporate, third party and governmental authorizations, consents and approvals and made all requisite filings and registrations, necessary to execute and deliver, and perform its obligations under, such document;

                           (iii) the execution, delivery and performance of the Loan Documents, and the execution and delivery of the Financing Statements, will not violate or conflict with any

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 3

         law, rule, regulation, order, decree or judgment binding upon or applicable to any party thereto or its respective properties;

                           (iv) except as is the subject of our opinion in paragraph 1 below with respect to the Company, the Initial Loan Documents to which they are, respectively, parties have been duly authorized by all Persons parties thereto, and duly executed and delivered by all parties thereto, and all signatories to the Initial Loan Documents on behalf of the parties thereto have been duly authorized;

                           (v) except as is the subject of our opinion in paragraph 2 below with respect to the Company, the Loan Documents constitute, or when executed and delivered will constitute, the legal, valid and binding obligations of all Persons parties thereto, enforceable against such Persons in accordance with their respective terms; and

                           (vi) each of the Other Security Agreements will be executed and delivered by the Company in the respective form thereof as set forth as an exhibit to the Credit Agreement as initially executed and delivered, with the blanks appropriately filled in.

                  Based upon and subject to the foregoing, and subject also to the qualifications, limitations exceptions and further assumptions hereinbelow set forth, we are of the opinion that:

         1. The execution and delivery by the Company of the Loan Documents, and the performance of its obligations thereunder in accordance with the terms thereof, and the execution and delivery by the Company of the Financing Statements, have been duly authorized by all necessary corporate action on the part of the Company, and the Initial Loan Documents and the Financing Statements have been duly executed and delivered by the Company.

         2. Each Initial Loan Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

         3. Each Initial Security Agreement is effective to create in favor of the Agent, as security for the Obligations, as defined therein, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC") in all right, title and interest of the Company in and to the UCC Collateral, as defined below, subject thereto, except that such security interest is subject to the limitations described in paragraph D(7) below arising from Section 552 of the Federal Bankruptcy Code. For purposes of this opinion, the term "UCC Collateral" means the "Subject Collateral" and the "Parts Collateral", as respectively defined in the Spare Engine Security Agreement and the Spare Parts Security Agreement, but only to the extent the same constitutes "accounts", "general intangibles", "equipment" or "inventory" (such terms

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 4

being used herein as the same are defined in the NY UCC) other than "farm products", "consumer goods", "fixtures", those goods covered by a "certificate of title" and "minerals" (such terms being used herein as the same are defined in the NY UCC) of the Company to the extent not excluded by Section 9-104 of the NY UCC, and "proceeds" (such term being used herein as the same is defined in Section 9-306 of the NY UCC) thereof consisting of such accounts, general intangibles, equipment and inventory.

         4. The security interests referred to in paragraph 3 above in the types of property identified below will be perfected as described below:

                           (a) such security interests in (i) that portion of
                  the UCC Collateral consisting of (A) "accounts" (as defined in Section 9-106 of the NY UCC) other than accounts subject to
                  Section 9-103(5) of the NY UCC, (B) "general intangibles" (as defined in Section 9-106 of the NY UCC) other than "uncertificated securities" (as defined in Section 8-102(a)(5) of the NY UCC), and (ii) that portion of the UCC Collateral consisting of "inventory" or "equipment" (each as defined in Section 9-109 of the NY UCC) that is not covered by a certificate of title or is mobile and of a type normally used in more than one jurisdiction and, if inventory, leased or held for lease to others will, on the creation of such security interests, be perfected by filing appropriate financing statements in office of the Secretary of State of the State of Arizona (or, in the case of accounts consisting of proceeds of a letter of credit, by the Agent's taking and retaining possession of such letter of credit); if, however, the Company moves its place of business or, if it has more than one place of business, its chief executive office, to another jurisdiction, the effectiveness of the financing statements executed by the Company will cease on the expiration of four months after such move or, if earlier, when perfection would have otherwise ceased, unless such security interest becomes perfected under the law of such other jurisdiction prior to such expiration;

                           (b) such security interest in that portion of the UCC
                  Collateral consisting of "inventory" or "equipment" (each as defined in Section 9-109 of the NY UCC) that is not of the type referred to in paragraph 4(a) above and that is located in the jurisdictions listed in Schedule IV to the Spare Parts Security Agreement will, upon the creation of such security interest, be perfected by filing appropriate financing statements in the appropriate filing offices in each of said states;

                           (c) to the extent not expressly covered by paragraph
                  4(a) or (b) above, such security interest in that portion of the UCC Collateral consisting of "proceeds"

                      [ANDREWS & KURTH L.L.P. Letterhead]


The Industrial Bank of Japan, Limited
December 12, 1997
Page 5


          (as defined in Section 9-306(1) of the New York UCC) may be perfected as and to the extent provided in Section 9-306 of the New York UCC; and

                (d) anything in this paragraph 4 to the contrary notwithstanding, compliance with a statute or treaty described in
           Section 9-302(e) of the NY UCC is required in order to perfect such security interest in any portion of the UCC Collateral that is subject to any such statute or treaty.

     5. No consent, approval or authorization of, or registration, declaration or filing with, any United States Federal or New York State governmental authority is required to be obtained for the execution, delivery or performance by the Company of the Initial Loan Documents or the validity or enforceability thereof, except for (a) any such filings as have already been made or consents which have already been obtained, (b) filings and recordations necessary to perfect the Liens of the Initial Security Agreements, and (c) routine post-closing informational filings.

     6. The execution, delivery and performance by the Company of the Initial Loan Documents will not violate any applicable law or statute of the State of New York or of the United States, such that the ability of the Company to perform its obligations under the Initial Loan Documents is materially and adversely affected.

                                      ***

     The foregoing opinions are subject to the following comments and qualifications:

          A.  Our opinions in paragraph 2 are subject to and may be limited by
     (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and
     (b) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) the exercise of rights of the Agent under remedial or procedural provisions of the Initial Security Agreements being subject to possible limitations arising from applicable laws and court decisions, but such limitations do not, in our opinion (but subject to the other comments and qualifications set forth herein), make the remedies and procedures that will be afforded the Agent inadequate for the practical realization of the substantive benefits purported to be provided to the Agent by such agreements.

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 6

                  B. We express no opinion herein with respect to the enforceability of provisions of any Loan Document that (i) relate to rights of set-off or subrogation rights (or the waiver thereof); (ii) purport to establish particular notice periods as "reasonable", to establish evidentiary standards for suits or proceedings to enforce such document or otherwise, to establish certain determinations as conclusive, or to establish or negate applicable rules of construction based upon participation in negotiations or document preparation, or to permit the Agent or any Lender to act in its sole discretion or to waive a right to a jury trial or service of process or rights to notice, demands, defenses, counterclaims or setoffs; (iii) relate to severability or separability, marshaling of assets, or rights of redemption (or the waiver thereof); (iv) relate to indemnification or reimbursement obligations to the extent any such provisions would purport to require the Company to provide indemnification or reimbursement in respect of the gross negligence, willful misconduct or unlawful behavior of any Person, or in respect of any matter which has not been disclosed to the indemnitor, or is not reasonably within the scope of such provisions or the overall intention of the parties at the time the agreement containing such provision was entered into, or are otherwise contrary to public policy; (v) purport to appoint attorneys-in-fact or other representatives or to limit the liability of or exculpate any Person other than the Company; (vi) contain any agreement to agree or purport to bind non-parties; (vii) purport to require that all amendments, waivers and terminations be in writing or to require disregard of any course of dealing between the parties;
         (viii) purport to confer subject matter jurisdiction in respect of bringing suit, enforcement of judgments or otherwise on any court, to the extent that such court does not have such jurisdiction; (ix) purport to waive inconvenient forum or the defense of illegality or to establish any obligation of the Company as unconditional regardless of the occurrence or non-occurrence of any other event; (x) purport to waive notice of acceleration; (xi) purport to permit or authorize the application of any proceeds of the foreclosure sale of any personal property covered by either Initial Security Agreement, or the taking of any other action pursuant to such agreement, in a manner contrary to
         Section 9-504 of the NY UCC; (xii) purport to grant rights of specific enforcement of contract provisions, or to waive matters that may not be waived under the NY UCC; or (xiii) purport to ratify future acts.

                  C. We express no opinion as to any provisions of the Credit Agreement which purport to impose liability on the Company, or to relieve the Issuing Bank from liability, in connection with the Issuing Bank's payment, or failure to make payment, of draws under a letter of credit to the extent that such provisions are inconsistent with any provision of Article 5 of the NY UCC or the Uniform Customs and Practice for Documentary Credits (the "UCP"), which provisions of said
         Article 5, or of the UCP, as the case may be, may not under applicable law or the UCP be varied by agreement.

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 7

                  D. The opinions expressed in paragraphs 3 and 4 above are also subject to the following:

                             (1) We have assumed that (a) no part of the UCC Collateral consists of accounts that result from the sale of minerals or the like (including oil and gas) at the wellhead or minehead, and
           (b) the place of business or, if it has more than one place of business, the chief executive office, of the Company is located in the State of Arizona. Further, no opinion is expressed in said paragraphs as to any property subject to a United States statute or treaty providing for a national or international recordation, registration, or certificate of title, or specifying a place for filing different from that specified in Article 9 of the NY UCC (in which connection we note that you are receiving the opinion of William C. Boston & Associates, dated the date hereof, with respect to property of the Company purported to be subjected to the Lien of the Spare Engine Security Agreement or the Spare Parts Security Agreement, as the case may be, which is of the character hereinbefore described in this sentence).

                             (2) We note that the effectiveness of the security interests in the UCC Collateral covered by either Initial Security Agreement may be impaired, lost or adversely affected as to such property, or portions thereof, that (I) lose its or their identity or become part of a product or mass, (ii) are goods purchased by a buyer in the ordinary course of business, or (iii) are goods purchased by a buyer other than in the ordinary course of business as provided in
           Section 9-307(3) of the NY UCC (and the comparable provision of the Uniform Commercial Code in effect in any other jurisdiction). We note that security interests in the UCC Collateral, other than with respect to identifiable proceeds, if any, received in exchange therefor, will be lost to the extent that the secured party authorizes the sale, exchange or other disposition of any part thereof.

                             (3) We express no opinion herein regarding the accuracy, completeness or adequacy of any property descriptions contained in the Initial Security Agreements, or regarding the title to or the existence of any of the assets, tangible or intangible, in which a security interest is granted by Company.

                             (4) We call your attention to, and our opinions are limited by, the fact that the continuation of any security interest in UCC Collateral consisting of "proceeds" (as that term is defined in NY UCC) is limited to the extent set forth in Section 9-306 of the NY UCC.

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The Industrial Bank of Japan, Limited
December 12, 1997
Page 8

                           (5) In rendering the foregoing opinions, we have assumed that the Company has rights in the Collateral in which a security interest is granted by it in each Initial Security Agreement, requisite for attachment of a security interest therein.

                           (6) We have made no examination of, and express no opinion as to the existence of any Liens on any of the UCC Collateral, other than those arising under the Initial Security Agreement to which the same is subject. We have assumed that the UCC Collateral exists. We express no opinion herein as to the priority, or except as set forth in paragraph 3 or 4, the creation, attachment or perfection, of any security interests in any UCC Collateral.

                           (7) Our opinions herein with respect to the security interests arising under the Initial Security Agreements are further subject to the qualification that Section 552 of the Bankruptcy Code, may affect the validity of the Liens purported to be created by such Security Agreements with respect to proceeds realized and property acquired after the commencement of a case under the Bankruptcy Code.

                           (8) We have assumed that appropriate financing statements will be filed in the offices specified in paragraph 4(a) and
         (b) above no later than ten (10) days after the initial closing under the Credit Agreement.

                           (9) You are advised that continuation statements as and when required by the Uniform Commercial Codes as in effect in the State of Arizona and the other States listed in Schedule IV to the Spare Parts Security Agreement must be filed in order to maintain the effectiveness of such financing statements, and, if the Company so changes its name, identity or structure that such financing statements naming the Company as debtor become seriously misleading, such financing statements will be ineffective to perfect a security interest in any UCC Collateral acquired by the Company more than four months after such change.

                           (10) Our opinion in paragraph 4 above, insofar as it relates to the perfection of security interests under the laws of the States of Arizona and the other States listed in Schedule IV to the Spare Parts Security Agreement, is based solely on a review of the statutory text of Article 9 of the Uniform Commercial Code of each such State, as set forth in the CCH Secured Transactions Guide for such State, as on file in our offices on the date hereof, without regard to the decisional law of any such State.

                           (11) Our opinion in paragraph 4 above, insofar as it relates to the perfection of security interests under the Spare Parts Security Agreement, is limited to UCC Collateral

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 9


         described in both the Spare Parts Security Agreement and the financing statements filed to perfect that security interest.

                  E. We express no opinion as to the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose.

                  F. Without limiting the generality of paragraph H below (1) we express no opinion as to any Environmental Laws or as to any antitrust or other laws regulating anticompetitive practices; (2) in rendering our opinions in paragraphs 5 and 6 above, we have considered only those laws, statutes, rules and regulations that in our experience are customarily applicable to transactions of the character contemplated by the Credit Agreement; and (3) we do not purport to be experts in respect of, or to express any opinion concerning, aviation law or other laws, rules and regulations applicable to Persons engaged in the particular businesses in which the Company is engaged, or (except for the NY UCC) applicable to the particular nature of any collateral security furnished by the Company under either of the Initial Security Agreements.

                  G. Our opinions in regard to the governing law provisions of the Loan Documents are based solely on Section 5-1401 of the New York General Obligations Law, and no opinion is expressed with respect to the enforceability of such provisions in any court other than a New York State court or a United States Federal court sitting in New York and applying New York choice of law principles.

                  H. The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

                  I. The foregoing opinions are limited to matters involving the laws of the State of New York, and (i) in the case of paragraph 2, the Federal laws of the United States, or (ii) in the case of paragraph 1, the Delaware General Corporation Law, and (iii) in the case of paragraph 4, subject to the limitation set forth in paragraph D(10) above, Article 9 (or the comparable article or division) of the Uniform Commercial Code as in effect in each State listed in Schedule IV to the Spare Parts Security Agreement. We do not express any opinion as to any other laws. Moreover, we do not express any opinion as to the various state and Federal laws regulating the Agent, the Issuing Bank, or the Lenders in the conduct of their respective businesses that may relate to the Loan Documents.

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 10


                  This opinion letter is provided to you by us in our capacity as special counsel to the Company and may not be relied upon (i) by any Person other than you and other Persons who shall become Lenders under the Credit Agreement, or (ii) by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. Notwithstanding the foregoing, your counsel, Fulbright & Jaworski L.L.P., are hereby authorized to rely hereon. This opinion letter speaks as of its date and we undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to our attention after the delivery hereof on such date.



                                Very truly yours,


                                /s/ Andrews & Kurth L.L.P.


1580/1285

                                   Exhibit V-B
            Form of Opinion of A&K re: Section 1110 of Bankruptcy Code
                                   See Tab # 27

                       [Andrews & Kurth L.L.P. Letterhead]

                                December 12, 1997

The Several Initial Lenders, the Initial Issuing Bank
             and the Agent Parties to the Credit
             Agreement Hereinbelow Referred to
             c/o The Industrial Bank of Japan, Limited,
                  Los Angeles Agency, as Agent
350 South Grand Avenue
Suite 1500
Los Angeles, California 90071

Re:     America West Airlines, Inc. -- Bankruptcy Code Section 1110

Ladies and Gentlemen:

                  We have acted as special counsel to America West Airlines, Inc., in connection with the financing transactions contemplated by the Revolving Credit Agreement dated as of December 12, 1997 (the "Credit Agreement", all capitalized terms defined in the Credit Agreement being used with the same meanings, unless otherwise defined, in this opinion letter) by and among the Company, the several Lenders initially parties thereto (the "Initial Lenders") and The Industrial Bank of Japan, Limited, Los Angeles Agency, as the Initial Issuing Bank, as Arranger and as the Agent for the Lenders thereunder (in such last capacity, the "Agent"). Section 3.1D of the Credit Agreement contemplates our delivery of a favorable written opinion regarding Section 1110 of the Bankruptcy Code; specifically, you have requested us to advise as to whether, in the event that the Company were to become a debtor under the Bankruptcy Code, the Agent would be afforded the protection of Bankruptcy Code
Section 1110(a) with respect to the right to take possession of certain equipment constituting collateral security for the Company's Obligations. The opinions expressed below are furnished to you pursuant to said Section 3.1D of the Credit Agreement at the request, and with the approval, of the Company.

                  In rendering the opinions expressed below, we have examined
(a)(i) the Credit Agreement and the Revolving Credit Notes issued to the Initial Lenders today pursuant thereto (collectively, the "Initial Revolving Credit Notes" and, together with any Revolving Credit Notes issued after the date hereof in substitution or exchange therefor, or in subsequent substitutions or

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 2

exchanges, or otherwise, as provided in the Credit Agreement, the "Revolving Credit Notes"), and (ii) the Spare Engine Security Agreement and the Spare Parts Security Agreement, each dated as of even date therewith and executed and delivered by the Company in favor of the Agent for the benefit of the Lenders (collectively, the "Initial Security Agreements" and, together with the Credit Agreement, the "Loan Documents").

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies, and compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. When relevant facts were not independently established, we have relied upon such statements of governmental officials, representations made in or pursuant to the Initial Loan Documents, certificates of appropriate representatives of the Company, and other documents, as we have deemed necessary or appropriate for the purposes of this opinion. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent otherwise expressly stated. Without limitation of the generality of the foregoing, we have in particular assumed, and express no opinion with respect to, the accuracy as a matter of law, as of the date on which made and at all other relevant times, of the representations of the Company contained in
Section 4.1B of the Credit Agreement.

                  Based upon and subject to the foregoing, and subject also to the qualifications, limitations, exceptions and further assumptions hereinbelow set forth or referred to, we are of the opinion that, in a case for reorganization of the Company under Chapter 11 of the Bankruptcy Code, assuming that the conditions of Sections 1110(a)(1)(A) and (B) of the Bankruptcy Code were not timely satisfied, the Agent would be afforded the benefits of Section 1110(a)(1) of the Bankruptcy Code with respect to the right to take possession of any "aircraft engine" and any "spare parts" (each as defined in 49 United States Code Section 40102) from time to time subject to the security interest granted by the Spare Engine Security Agreement or the Spare Parts Security Agreement, as the case may be, provided that such aircraft engine was, or such spare parts were, "first placed in service" (as said term is used in Section 1110(c) of the Bankruptcy Code) after October 22, 1994, and, in the case of such spare parts, that the same are maintained at locations designated in the Spare Parts Security Agreement. (We express no view as to when any Spare Engine (as defined in the Spare Engine Security Agreement) or Rotables (as defined in the Spare Parts Security Agreement) constituting such an aircraft engine or such spare parts, as the case may be, now or hereafter subject to the security interest of the applicable Initial Security Agreement was first so placed in service.)

                       [Andrews & Kurth L.L.P. Letterhead]

The Industrial Bank of Japan, Limited
December 12, 1997
Page 3

                  Pursuant to Section 3.1D of the Credit Agreement, we are delivering to you concurrently herewith an opinion regarding the enforceability of the Credit Agreement and certain other matters (our "Main Opinion"), and pursuant to Section 3.1G of the Credit Agreement, William C. Boston &
Associates ("FAA Counsel") are delivering to you their opinion regarding certain matters relating to or arising from the filing for recording with the FAA of the Initial Security Agreements (the "FAA Counsel Opinion"). To the extent that our legal conclusions hereinabove expressed are based upon or otherwise involve legal conclusions expressed in our Main Opinion or the FAA Opinion, including, without limitation (i) our conclusions in the Main Opinion regarding the enforceability of the Credit Agreement, the Initial Revolving Credit Notes, the Spare Engine Security Agreement and the Spare Parts Security Agreement, and (ii) FAA Counsel's conclusions in the FAA Counsel Opinion regarding validity of each Initial Security Agreement and the perfection of the security interests of the Agent granted thereby in the Engines and the Spare Parts (each as defined in the FAA Counsel Opinion), our conclusions herein are subject to the same qualifications, limitations, exceptions and assumptions set forth in the Main Opinion or the FAA Counsel Opinion, as the case may be, and, to the extent that our legal conclusions hereinabove expressed are based upon or otherwise involve legal conclusions expressed in the FAA Opinion, we have, in expressing our legal conclusions herein, relied upon the FAA Counsel Opinion.

                  This opinion letter is provided to you by us in our capacity as special counsel to the Company and may not be relied upon (i) by any Person other than you and other Persons who shall become Lenders under the Credit Agreement, or (ii) by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent. This opinion letter speaks as of its date and we undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to our attention after the delivery hereof on such date.

                  This opinion letter relates solely to the Bankruptcy Code and should be interpreted in accordance with the Special Report by the TriBar Opinion Committee, Opinions in the Bankruptcy Context: Rating Agency, Structured Financing and Chapter 11 Transactions, 46 Bus. Law. 717 (1991).


                                               Very truly yours,


                                               /S/ Andrews & Kurth L.L.P.



1580/1285

                                   Exhibit V-C

                  Form of Opinion of Stephen L. Johnson, Esq.,
                  Senior Vice President, Legal Affairs of AWA
                                  See Tab # 31

             [STEPHEN L. JOHNSON - AMERICA WEST AIRLINES LETTERHEAD]

                                December 12, 1997

The Several Lenders, the Initial Issuing Bank
             and the Agent Parties to the Credit
             Agreement Hereinbelow Referred to
             c/o The Industrial Bank of Japan, Limited,
             Los Angeles Agency, as Agent
350 South Grand Avenue
Suite 1500
Los Angeles, California 90071

Ladies and Gentlemen:

        I am Senior Vice President-Legal Affairs of America West Airlines, Inc. (the "Company") and in that capacity I am familiar with the financing transactions contemplated by the Revolving Credit Agreement dated as of December 12, 1997 (the "Credit Agreement") by and among the Company, the several Lenders initially parties thereto (the "Initial Lenders") and The Industrial Bank of Japan, Limited, Los Angeles Agency, as the Initial Issuing Bank, as Arranger and as the Agent for the Lenders thereunder (in such last capacity, the "Agent"). All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

         In rendering the opinions expressed below, I have examined (a)(i) the Credit Agreement and the Revolving Credit Notes issued to the Initial Lenders today pursuant thereto (collectively, the "Initial Revolving Credit Notes" and, together with any Revolving Credit Notes issued after the date hereof in substitution or exchange therefor, or in subsequent substitutions or exchanges, or otherwise, as provided in the Credit Agreement, the "Revolving Credit Notes"), (ii) the Spare Engine Security Agreement, the Spare Parts Security Agreement and the Hangar Security Agreement, each dated as of even date therewith and executed and delivered by the Company in favor of the Agent for the benefit of the Lenders (collectively, the "Initial Security Agreements"),
(iii) the Environmental Indemnity Agreement, dated as of the date hereof and executed by the Company and the Agent (said Agreement, together with the Credit Agreement, the Initial Revolving Credit Notes and the Initial Security Agreements, the "Initial Loan Documents"), and (iv) the forms of the Security Agreements that may be executed and delivered by the Company in favor of the Agent for the benefit of the Lenders after the date hereof, all as more fully provided in the Credit Agreement (collectively, the "Other Security Agreements" and, together with the

The Industrial Bank of Japan, Limited
December 12, 1997
Page 2


Initial Loan Documents and any Revolving Credit Notes issued after the date hereof, the "Loan Documents"), and (b) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were hot independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Initial Loan Documents and certificates of appropriate representatives of the Company.

        In rendering the opinions expressed below, I have assumed (except, to the extent set forth below, as to the Company) that all of the documents referred to in this opinion have been duty authorized by, have been or will be duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. Further, I have assumed that each of the Other Security Agreements will be executed and delivered by the Company in the respective form thereof as set forth as an exhibit to the Credit Agreement as initially executed and delivered, with the blanks appropriately filled in.

        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

         (i) The Company is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver, and to borrow and perform its obligations under, the Loan Documents and to conduct its business as now conducted and (b) duly qualified to transact the business in which it is engaged in the State of Arizona and in all other jurisdictions listed in Schedule I hereto.

         (ii) The execution and delivery by the Company of the Initial Loan Documents, the borrowing by the Company under the Credit Agreement, and the performance by the Company of its obligations under the Credit Agreement and the other Initial Loan Documents do not and will not result in a breach of, constitute a default under, require consent under, result in or require the creation of any Lien on any property of the Company (other than the Liens of the Initial Security Agreements in respect of the Collateral subject thereto) or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement, instrument or order (including any arbitral award) to which the Company or any of its assets is subject.

The Industrial Bank of Japan, Limited
December 12, 1997
Page 3


        I advise you that, to my knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Company in any court or by or before any arbitrator or governmental authority which, if determined adversely, would have a material adverse effect on the Company's financial condition.

        The opinions set forth in paragraph (i)(a) above are limited to matters involving the General Corporation Law of the State of Delaware; the opinions set forth in paragraph (i)(b) above are based solely on certificates of appropriate governmental officials in Arizona and the other jurisdictions listed in Schedule I hereto; and I have assumed for purposes of the opinion in paragraph (ii) above that each agreement, instrument and order referred to therein is legal, valid, binding and enforceable in accordance with its respective terms under the laws of the jurisdiction by whose laws it is expressed to be, or is otherwise, governed. I do not express any opinion as to the laws of any other jurisdiction.

        This opinion letter is provided to you and, as of its date, other Persons who shall become Lenders under the Credit Agreement, by me as Senior Vice President-Legal Affairs of the Company pursuant to Section 3.1E of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without my prior written consent in each instance. This opinion letter speaks as of its date and I undertake no, and hereby disclaim any, duty to advise you or any other Person entitled to rely hereon as to changes of law or fact coming to my attention after the delivery hereof on such date.

                                           Yours sincerely,


                                           /s/ Stephen L. Johnson


                                           Stephen L. Johnson

SLJ/ikr

                                                                      EXHIBIT VI

                          FORM OF ASSIGNMENT AGREEMENT

                       Dated as of _______________________

         Reference is made to the Revolving Credit Agreement, dated as of December 12, 1997 (as from time to time amended and in effect, the "Credit Agreement"), by and among America West Airlines, Inc., a Delaware corporation (the "Company"), The Industrial Bank of Japan, Limited and the other banking institutions referred to therein as Lenders (collectively, the "Lenders"), and The Industrial Bank of Japan, Limited, as agent (hereinafter, in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         __________________ (the "Assignor") and (the ______________________
(the "Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $ ___________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to _______% in respect of the Assignor's Commitment as in effect immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement, (B) as of the date hereof, its Commitment is $____________ , its Pro Rata Share is _______%, the aggregate outstanding principal balance of its Loans equals $_________ (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the [Revolving Note] [Term Note] delivered to it under the Credit Agreement.

         The Assignor requests that the Company exchange the Assignor's [Revolving Note] [Term Note] for a new [Revolving Note] [Term Note] payable to the Assignor and the Assignee as follows:

Notes Payable to         [Amount of Revolving         Amount of
  the Order of:                   Note                Term Note
----------------         --------------------         -----------
Assignor                 $                            $
                          -------------------          ----------
Assignee                 $                            $          ]
                          -------------------          ----------

         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment Agreement, (B) the execution, delivery and performance of this Assignment Agreement do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment Agreement, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(i) and (ii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) represents and warrants that as of the date hereof, it is not entitled to any additional amounts payable under Section 2.7 of the Credit Agreement and as of the date hereof, no Tax would be imposed upon any amounts payable to it hereunder; (vii) agrees to be bound by the provisions of Section 8 of the Credit Agreement; [and] (viii) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (viii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit].

         4. EFFECTIVE DATE. The effective date for this Assignment Agreement
shall be               (the "Effective Date"). Following the execution of this
Assignment Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule

2.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2.1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment Agreement by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                            [THE ASSIGNOR]



                                            By: ___________________________
                                                 Name:
                                                 Title:


                                            [THE ASSIGNEE]



                                            By: ___________________________
                                                 Name:
                                                 Title:

CONSENTED TO:

THE INDUSTRIAL BANK OF
  JAPAN, LIMITED, as Agent


By: ________________________________
      Name:
      Title:

                                                                     EXHIBIT VII

                     FORM OF CERTIFICATE RE: NON-BANK STATUS

         Reference is made to the Note(s) held by the undersigned pursuant to the Revolving Credit Agreement dated as of December __, 1997 among AMERICA WEST AIRLINES, INC., THE INDUSTRIAL BANK OF JAPAN LIMITED, LOS ANGELES AGENCY, as Agent, and the Lenders (capitalized terms not otherwise defined herein having the meanings given therein). The undersigned hereby declares under penalty of perjury that:

         (1) the undersigned is the beneficial owner of the Note(s) registered in its name;

         (2) the income from the Note(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

         (3) the undersigned is not a deposit-taking institution and is not regulated as a "Bank" in its country of incorporation;

         (4) to the best of its knowledge and belief, the undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

         (5) to the best of its knowledge and belief, the undersigned is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company;

         (6) the undersigned is a Person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this definition, the "United States"), (ii) a corporation, a partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

         (7) the undersigned is not a natural person.

                                                [Lender]

                                                By:  _____________________
                                                         Name:
                                                         Date:
Dated:  _______________________, ____

                                  Exhibit VIII

                    Form of Financial Condition Certificate
                                  See Tab #33

                        Financial Condition Certificate


     I, Jacques C. Lazard, hereby certify that I am the Vice President & Treasurer of America West Airlines, Inc., a Delaware corporation (the "Company"), that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this certificate on behalf of the Company, which is being delivered pursuant to
Section 3.1C of the Revolving Credit Agreement, dated as of December 12, 1997 (the "Credit Agreement") among the Lenders named therein (the "Lenders") and The Industrial Bank of Japan, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

     For purposes of this certificate, the terms below shall have the following definitions:

     (a)  "present fair saleable value"
          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprise.

     (b)  "contingent liabilities"
          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries taken as a whole after giving effect to the borrowing under the Credit Agreement.

     (c)  "would constitute an unreasonably small capital"
          As of the date hereof, the Company and its Subsidiaries taken as a whole is a going concern and has sufficient capital to ensure that it will continue to be a going concern and has sufficient capital to ensure that it will continue to be a going concern in the business in which it is engaged and proposes to be engaged.

     I further certify that I have reviewed the Loan Documents and the contents of this certificate and, in connection therewith, have made such investigation and inquiries as I deem necessary and appropriate therefor.

     I hereby further certify that:

     1. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of any and all property of the Company and its Subsidiaries taken as a whole is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries taken as a whole.

     2. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of the Company and its Subsidiaries taken as a whole exceeds the amount that will be required to pay the probable liability of the Company and its Subsidiaries taken as a whole on its existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Company.

     3. The Company and its Subsidiaries do not intend to or believe that they will incur debts and liabilities that will be beyond their ability to pay as such debts and liabilities mature.

     4. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the Company and its Subsidiaries are not engaged in a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

     5. The Company and its Subsidiaries taken as a whole is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

     This certificate is being delivered solely to satisfy the Company's obligations pursuant to Section 3.C of the Credit Agreement and in my capacity as Vice President & Treasurer of the Company (and not in my personal capacity). All statements made herein are to the best of my knowledge after making such inquiries and analyses as I have deemed necessary or appropriate for the opinions herein stated.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Company this 12th day of December, 1997.


                                        AMERICA WEST AIRLINES, INC.


                                        By  /s/ Jacques C. Lazard
                                          -------------------------------
                                          Title: Vice President &
                                                 Treasurer

                                   Exhibit IX

                       Form of Borrowing Base Certificate
                                  See Tab #32

                              REVOLVING LOAN PERIOD                        Date:
                           BORROWING BASE CERTIFICATE

         Reference is made to the Revolving Credit Agreement dated as (as may be amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement") among America West Airlines, Inc. (the "Company"), the lenders from time to time party thereto and The Industrial Bank of Japan Limited, Los Angeles Agency, as arranger, initial issuing bank and as agent for such lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, ___________ being the __________ of the Company, does hereby certify for and on behalf of the Company, as of __________ the following:

                            BORROWING BASE COLLATERAL
--------------------------------------------------------------------------------
  A   CASH AND PERMITTED CASH          A    Collateral Balance:
      EQUIVALENTS
                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------
  B   STAGE II AIRCRAFT                B    Appraised Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------
  C   STAGE III AIRCRAFT               C    Appraised Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------
  D   ROTABLES                         D    Book Value:

                                    --------------------------------------------
                                            Adjusted Fair Market Value:

                                    --------------------------------------------
                                            Lower of Book Value or Adjusted Fair
                                            Market Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base:

--------------------------------------------------------------------------------
  E   HANGAR                           E    Appraised Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------
  F   SIMULATORS                       F    Appraised Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------
  G   SPARE ENGINES                    G    Appraised Value:

                                    --------------------------------------------
                                            Rate of Advance:

                                    --------------------------------------------
                                            Borrowing Base Value:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL BORROWING BASE VALUE:
--------------------------------------------------------------------------------
Total Loans
--------------------------------------------------------------------------------
Letter of Credit Usage
--------------------------------------------------------------------------------
TOTAL OUTSTANDING AMOUNTS
--------------------------------------------------------------------------------
                                 Availability
--------------------------------------------------------------------------------
                                 Deficiency       ($                           )
--------------------------------------------------------------------------------

         In addition, the Company certifies that:

(1) None of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of

         Damage, Repairable Event or Adjustment Event;

(2) No reduction in the Borrowing Base is required pursuant to subsection 2.4B(iii)(1)(e) of the Credit Agreement; and

(3) The portion of the Borrowing Base attributable to Rotables stated above does not exceed fifty percent (50%) of the aggregate Borrowing Base.

                                    AMERICA WEST AIRLINES, INC.

                                    By:      ___________________________________
                                             Name:
                                             Title:

                                  Schedule 2.1



         Lender                                   Revolving Loan Commitment
         ------                                   -------------------------
Citicorp USA, Inc.                                        12,500,000

The Fuji Bank, Limited, Los Angeles Agency                15,000,000

The Mitsubishi Trust and Banking Corporation              12,500,000

The Sumitomo Bank, Limited                                15,000,000

Imperial Bank Arizona                                      7,500,000

The Industrial Bank of                                    37,500,000
  Japan, Limited, Los
  Angeles Agency

                                  Schedule 2.10

                                 Eligible Assets

Eligible Stage II Aircraft: any 737-100 or 737-200 series aircraft

Eligible Stage III Aircraft: 737-300 or higher series aircraft
                             737-500 series aircraft
                             A320, all series aircraft (including A319 and A321)

Eligible Simulators: any 737, 757 or A320 series full flight simulator

Eligible Spare Engines: any spare engines that can be mounted on a 737, 757 or A320 series aircraft

                                 Schedule 2.10A

                  Borrowing Base Collateral on the Closing Date

Rotables, as defined in the Spare Parts Security Agreement

Engines, as defined in the Spare Engine Security Agreement

Simulators, as defined in the Spare Engine Security Agreement

Deed of Trust Collateral, as defined in the Hangar Security Agreement

                                  Schedule 4.1


                                  Subsidiaries

None.

                                  Schedule 6.2


                              Payment Restrictions



None.